Exhibit 10.1

AMENDMENT NO. 7 TO
AMENDED AND RESTATED CREDIT AGREEMENT

AMENDMENT NO. 7 TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of June 28, 2023 is entered into by and among Alkermes, Inc., a corporation organized under the laws of the Commonwealth of Pennsylvania (the “Borrower”), Alkermes plc, a company incorporated under the laws of the Republic of Ireland (“Holdings”), Alkermes Pharma Ireland Limited, a private limited company organized under the laws of the Republic of Ireland and a wholly-owned indirect subsidiary of Holdings (“Intermediate Holdco”), Alkermes US Holdings, Inc., a corporation organized under the laws of the State of Delaware and a wholly-owned indirect subsidiary of Holdings (“Holdco”), each of the Guarantors listed on the signature pages hereto, Morgan Stanley Senior Funding, Inc., as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”), and the Lenders party hereto. Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement (as defined below).

PRELIMINARY STATEMENTS:

(1)
WHEREAS, the Borrower, Holdings, Intermediate Holdco, Holdco, the Guarantors party thereto, the Administrative Agent and Collateral Agent, Morgan Stanley Senior Funding, Inc., Citigroup Global Markets, Inc. and JPMorgan Chase Bank, N.A., as co-syndication agents, the several banks and other financial institutions or entities from time to time party thereto and the other parties from time to time party thereto entered into that certain Amended and Restated Credit Agreement, initially dated as of September 16, 2011, as amended and restated on September 25, 2012, as amended by that certain Amendment No. 2 on February 14, 2013, as amended by that certain Amendment No. 3 and Waiver on May 22, 2013, as amended by that certain Amendment No. 4 on October 12, 2016, as amended by that certain Amendment No. 5 on March 26, 2018 and as amended by that certain Amendment No. 6 on March 12, 2021 (such Amended and Restated Credit Agreement, as in effect immediately prior to giving effect to this Amendment, the “Existing Credit Agreement” and the Existing Credit Agreement as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
(2)
WHEREAS, the Borrower and the Administrative Agent have agreed to an Early Opt-in Election with respect to triggering a fallback from LIBOR and accordingly, desire to provide notice to Lenders and make certain other conforming changes to the terms of the Existing Credit Agreement pursuant to Section 3.17 of the Existing Credit Agreement;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:

SECTION 1.
Amendments to Existing Credit Agreement.
(a)
The Existing Credit Agreement is, effective as of the Seventh Amendment Effective Date, and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, hereby amended to delete the struck text (indicated textually in the same manner as the following example: ~~struck text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the selected pages of (a) the Amended Credit Agreement (as defined below) attached as Annex A hereto; and (b) Exhibit B to the Existing Credit Agreement as attached as Annex B hereto, except that any other Schedule, Exhibit or other attachment to the Existing Credit Agreement not amended pursuant to the terms of this Amendment or otherwise included as part of said Annex A shall remain in effect without any amendment or other modification thereto (other than as provided in Section 3 hereof).
SECTION 2.
Reference to and Effect on the Loan Documents.
(a)
This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and the other Loan Documents, and on and after the Seventh Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “the First-Lien Credit Agreement,” “the Amended and Restated Credit Agreement,” “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment (the “Amended Credit Agreement”).
(b)
The Amended Credit Agreement, and the other Loan Documents are, and shall continue to be, in full force and effect, and are hereby in all respects ratified and confirmed.
(c)
Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement or any other Loan Document, nor shall it constitute a waiver of any provision of the Credit Agreement or any Loan Document.
(d)
The Borrower on behalf of itself and the Guarantors, hereby consents to the amendments to the Credit Agreement effected hereby, and hereby confirms, acknowledges and agrees that, notwithstanding the effectiveness of this Amendment, (a) the obligations of such Loan Party contained in any of the Loan Documents to which it is a party are, and shall remain, in full force and effect and are hereby ratified and confirmed in all respects, except that, on and after the Seventh Amendment Effective Date, each reference in the Loan Documents to “the Credit Agreement”, “the First-Lien Credit Agreement,” “the Amended and Restated Credit Agreement,” “thereunder”, “thereof” or words of like import shall mean and be a reference to the Amended Credit Agreement, (b) the pledge and security interest in the Collateral granted by it pursuant to the Security Documents to which it is a party shall continue in full force and effect and (c) such pledge and security interest in the Collateral granted by it pursuant to such Security Documents shall continue to secure the Obligations purported to be secured thereby, as amended or otherwise affected hereby.
SECTION 3.
Conditions of Effectiveness. This Amendment shall become effective as of the date (the “Seventh Amendment Effective Date”) on which each of the following conditions shall have been satisfied (or waived):

(a)
Executed Counterparts of the Amendment. The Administrative Agent (or its counsel) shall have received counterparts to this Amendment, duly executed (or written evidence reasonably satisfactory to the Administrative Agent that such party has executed this Amendment) from the Borrower ;

(b)
Negative Consent. The Administrative Agent shall not have received, by 5:00 p.m. (New York City time) on June 27, 2023, written notice of objection to this Amendment from Lenders comprising the Required Lenders;

(c)
Expenses; Fees. The Borrower and its Subsidiaries shall have paid all fees due and payable on the Seventh Amendment Effective Date. The Administrative Agent shall have received all reasonable and documented out-of-pocket costs and expenses, invoices for which have been submitted prior to the Seventh Amendment Effective Date, required to be paid (including without limitation reasonable fees and disbursements of Shearman & Sterling LLP, counsel to the Administrative Agent and the Lead Arranger) under the Credit Agreement on or prior to the Seventh Amendment Effective Date;

(d)
No Default. Immediately prior to and after giving effect to this Amendment, no event shall have occurred and be continuing that would constitute a Default or Event of Default under the Credit Agreement; and

(e)
Representations and Warranties. After giving effect to this Amendment, each of the representations and warranties made by any Loan Party in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects (or in all respects where qualified by materiality or Material Adverse Effect) on and as of the Seventh Amendment Effective Date as if made on and as of such date(except (i) to the extent made as of a specific date, in which case such representation and warranty shall be true and correct in all material respects (or in all respects where qualified by materiality or Material Adverse Effect) on and as of such specific date.

SECTION 4.
Costs and Expenses. The Borrower agrees that all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder or in connection herewith (including, without limitation, the reasonable fees, charges and disbursements of Shearman & Sterling LLP, counsel for the Administrative Agent), are expenses that the Borrower is required to pay or reimburse pursuant to Section 10.5 of the Credit Agreement.
SECTION 5.
Miscellaneous.
(e)
Outstanding LIBOR Loans. As of the Seventh Amendment Effective Date, any outstanding Term Loans that are LIBOR Rate Loans prior to giving effect to this Agreement will continue as LIBOR Loans (in accordance with the Credit Agreement prior to giving effect to this Agreement) until the last day of the Interest Period applicable to such Loans (or the next following Business Day if such day is not a Business Day) and, to the extent such Loans remain outstanding on such date, shall only be available to be converted by the Borrower to a Term SOFR Loan or a ABR Loan.
(f)
Execution in Counterpart. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, to the extent the Borrower executes this Agreement by way of electronic signature, the Borrower shall, upon reasonable request therefor, provide to the Agent a manually executed signature to this Agreement (which may be delivered by fax or in a .pdf or similar file).Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
(g)
Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment.
(h)
Waiver & Modification. No provision of this Amendment may be modified, altered or otherwise amended, except by an instrument in writing executed by each of the parties hereto.
(i)
No Novation. Nothing contained in this Amendment, the Amended Credit Agreement or any other Loan Document shall constitute or be construed as a novation of any of the Obligations.
(j)
GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
(k)
WAIVER OF RIGHT OF TRIAL BY JURY. EACH PARTY TO THIS AMENDMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS

AMENDMENT, OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE AMENDED CREDIT AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 5 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(l)
SUBMISSION TO JURISDICTION; WAIVERS. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:
(i)
SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;
(ii)
CONSENTS THAT ANY SUCH ACTION OR PROCEEDING SHALL BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;
(iii)
AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE ADDRESS SET FORTH IN SECTION 10.2 OF THE CREDIT AGREEMENT OR ON THE SIGNATURE PAGES HEREOF, AS THE CASE MAY BE, OR AT SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO; AND
(iv)
AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective authorized officers as of the date first above written.

BORROWER:

ALKERMES, INC., as Borrower

By: /s/ Iain M. Brown
Name: Iain M. Brown
Title: SVP, Chief Financial Officer

[Alkermes, Inc. – Amendment No. 7 to A&R Credit Agreement]

MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent and Collateral Agent

By: Lisa Hanson
Name: Lisa Hanson
Title: Vice President

Annex A

AMENDMENTS TO THE Credit Agreement

[Attached on the Following Pages]

Annex A

~~[Conformed Copy Reflecting Amendment No. 6 to Amended and Restated Credit Agreement, dated as of March 12, 2021]~~

[Conformed Copy Reflecting Amendment No. 7 to Amended and Restated Credit Agreement, dated as of June 28, 2023]

AMENDED AND RESTATED CREDIT AGREEMENT

among

ALKERMES, INC.,
as Borrower,

ALKERMES PLC,
as Holdings,

ALKERMES PHARMA IRELAND LIMITED,
as Intermediate Holdco,

ALKERMES US HOLDINGS, INC.,
as Holdco,

The Several Lenders
from Time to Time Parties Hereto,

MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent,

MORGAN STANLEY SENIOR FUNDING, INC. and CITIGROUP GLOBAL MARKETS, INC. and JPMORGAN CHASE BANK, N.A.,
as co-Syndication Agents,

and

MORGAN STANLEY SENIOR FUNDING, INC.,
as Collateral Agent

Dated as of September 16, 2011, as amended and restated on September 25, 2012, as amended by the Second Amendment on February 14, 2013, as amended by the Third Amendment on May 22, 2013, as amended by the Fourth Amendment on October 12, 2016, as amended by the Fifth Amendment on March 26, 2018 ~~and~~, as further amended by the Sixth Amendment on March 12, 2021 and as further amended by the Seventh Amendment on June 28, 2023

MORGAN STANLEY SENIOR FUNDING, INC.,
as Lead Arranger and Bookrunner

TABLE OF CONTENTS

Page

SECTION 1. DEFINITIONS 2

1.1 Defined Terms 2

1.2 Other Definitional Provisions ~~49~~50

1.3 Delaware LLC Division 51

1.4 Administraion of Interst Rates 51

SECTION 2. AMOUNT AND TERMS OF TERM COMMITMENTS 51

2.1 Term Commitments 51

2.2 Procedure for Term Loan Borrowing ~~51~~52

2.3 Repayment of Term Loans 52

2.4 Incremental Term Loans ~~52~~53

2.5 Fees ~~54~~55

SECTION 3. GENERAL PROVISIONS APPLICABLE TO LOANS 55

3.1 Optional Prepayments 55

3.2 Mandatory Prepayments; Premayment Premium ~~55~~56

3.3 Convesion and Continuation Options ~~56~~57

3.4 Limitations on ~~LIBOR~~Term SOFR Traches 57

3.5 Interst Rates and Payments Dates 57

3.6 Computation of Interst and Fees 58

3.7 Inability to Determine Interest Rate ~~58~~59

3.8 Pro Rata Treatment; Application of Payments; Payments 59

3.9 Requirements of Law 60

3.10 Taxes ~~61~~62

3.11 Indemnity 65

3.12 Change of Lending Office ~~65~~66

-i-

3.13 Replacement of Lenders ~~65~~66

3.14 Evidence of Debt 66

3.15 Illegality 67

3.16 Extension Offers 67

3.17 Benchmark Replacement Setting ~~68~~69

SECTION 4. REPRESENTATIONS AND WARRANTIES 71

4.1 Financial Condtion 71

4.2 No Change 71

4.3 Corporate Existence; Compliance with Law 71

4.4 Power; Autorization; Enforecable Obligations ~~71~~72

4.5 No Legal Bar 72

4.6 Litigation and Adverse Proceedings 72

4.7 [Intentionally Omitted] ~~72~~73

4.8 Ownership of Property; Liens ~~72~~73

4.9 Intellectual Property 73

4.10 Taxes ~~73~~74

4.11 Federal Reserve Regulations 74

4.12 Labor Matters 74

4.13 ERISA 74

4.14 Investment Company Act; Other Regulations 75

4.15 Capital Stock and Ownership Interests of Subsidiaries 75

4.16 Use of Proceeds 75

4.17 Environmental Matters 75

4.18 Accuracy of Information, etc. 76

4.19 Security Documents ~~76~~77

4.20 Solvency 77

4.21 Senior Indebtedness ~~77~~78

-ii-

4.22 [Intentionally Omitted] ~~77~~78

4.23 Anticorruption Laws, Anti-Money Laundering Laws, and Sanctions ~~77~~78

4.24 Insurance 78

4.25 Choice of Law ~~78~~79

4.26 Centre of Main Interests ~~78~~79

4.27 Holding Companies ~~78~~79

4.28 Beneficial Ownership 79

SECTION 5. CONDITIONS PRECEDENT 79

5.1 Conditions to Extension of Credit 79

5.2 Conditions to Each Incremental Term Loan 79

SECTION 6. AFFIRMATIVE COVENANTS ~~79~~80

6.1 Financial Statements ~~79~~80

6.2 Certificates; Other Information 81

6.3 Payment of Taxes 82

6.4 Maintenance of Existence; Compliance ~~82~~83

6.5 Maintenance of Property; Insurance 83

6.6 Inspection of Property; Books and Records; Discussions 83

6.7 Notices 84

6.8 Environmental Laws ~~84~~85

6.9 Anticorruption Laws, Anti-Money Laundering Laws and Sanctions. 85

6.10 Post-Closing; Additional Collateral, etc. 85

6.11 Further Assurances 89

6.12 Rated Credit Facility; Corporate Ratings 89

6.13 Use of Proceeds 89

6.14 [Intentionally Omitted] 89

6.15 Intellectual Property ~~89~~90

6.16 Designation of Subsidiaries ~~89~~90

-iii-

SECTION 7. NEGATIVE COVENANTS 90

7.1 Indebtedness 90

7.2 Liens 93

7.3 Fundamental Changes 96

7.4 Disposition of Property 97

7.5 Restricted Payments 99

7.6 Investments 100

7.7 Optional Payments and Modifications of Certain Debt Instruments ~~102~~103

7.8 Transactions with Affiliates 103

7.9 [Intentionally Omitted] ~~103~~104

7.10 [Intentionally Omitted] ~~103~~104

7.11 Changes in Fiscal Periods; Accounting Changes ~~103~~104

7.12 Negative Pledge Clauses ~~103~~104

7.13 Clauses Restricting Subsidiary Distributions ~~104~~105

7.14 Lines of Business ~~105~~106

7.15 [Intentionally Omitted] ~~105~~106

7.16 Holding Company 106

7.17 Alkermes Ireland Holdings Limited 106

SECTION 8. EVENTS OF DEFAULT ~~106~~107

8.1 Events of Default ~~106~~107

SECTION 9. THE AGENTS ~~109~~110

9.1 Appointment ~~109~~110

9.2 Delegation of Duties 110

9.3 Exculpatory Provisions 110

9.4 Reliance by Agents ~~110~~111

9.5 Notice of Default 111

9.6 Non Reliance on Agents and Other Lenders 111

-iv-

9.7 Indemnification 112

9.8 Agent in Its Individual Capacity 112

9.9 Successor Administrative Agent 112

9.10 Agents Generally 113

9.11 Lender Action 113

9.12 Withholding Tax ~~113~~114

9.13 Administrative Agent May File Proof of Claims 114

9.14 Lender Representations ~~114~~115

9.15 Return of Certain Payments ~~115~~116

SECTION 10. MISCELLANEOUS ~~116~~117

10.1 Amendments and Waivers ~~116~~117

10.2 Notices 119

10.3 No Waiver; Cumulative Remedies ~~121~~122

10.4 Survival of Representations and Warranties 121122

10.5 Payment of Expenses and Taxes; Indemnity 121122

10.6 Successors and Assigns; Participations and Assignments ~~123~~124

10.7 Sharing of Payments; Set-off 129

10.8 Counterparts 130

10.9 Severability 130

10.10 Integration 130

10.11 GOVERNING LAW ~~130~~131

10.12 Submission To Jurisdiction; Waivers ~~130~~131

10.13 Acknowledgments 131

10.14 Releases of Guarantees and Liens ~~131~~132

10.15 Confidentiality 132

10.16 WAIVERS OF JURY TRIAL 133

10.17 Judgment Currency 133

-v-

10.18 Patriot Act Notice ~~133~~134

10.19 Acknowledgment and Consent to Bail-In of Affected Financial Institutions ~~133~~134

10.20 Acknowledgement Regarding Any Supported QFCs 134

-vi-

ANNEX:

A Guarantee and Security Principles

SCHEDULES:

1.1 Commitments

4.15 Subsidiaries

4.19 UCC Filing Jurisdictions

4.24 Insurance

7.1 Existing Indebtedness

7.2 Existing Liens

7.6 Existing Investments

7.12 Clauses Restricting Negative Pledges

7.13 Clauses Restricting Subsidiary Distributions

EXHIBITS:

A Form of Assignment and Assumption

B Form of Borrowing Notice

C [Intentionally Omitted]

D-1 Form of Tax Status Certificate (For Non U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

D-2 Form of Tax Status Certificate (For Non U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

D-3 Form of Tax Status Certificate (For Non U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

D-4 Form of Tax Status Certificate (For Non U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

E Form of Term Note

F-1 Form of Closing Certificate

F-2 Form of Compliance Certificate

G Form of Intellectual Property Security Agreement

H Form of Intercompany Note

I-1 Form of Perfection Certificate

I-2 Form of Perfection Certificate Supplement

-vii-

THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of September 16, 2011, as amended and restated on September 25, 2012, as amended by the Second Amendment on February 14, 2013, as further amended by the Third Amendment on May 22, 2013, as further amended by the Fourth Amendment on October 12, 2016, as further amended by the Fifth Amendment on March 26, 2018, ~~and~~ as further amended by the Sixth Amendment on March 12, 2021, and as further amended by the Seventh Amendment on June 28, 2023, among ALKERMES, INC., a corporation organized under the laws of the Commonwealth of Pennsylvania (the “Borrower”), ALKERMES PLC, a company incorporated under the laws of the Republic of Ireland (registered number 498284) (“Holdings”), ALKERMES PHARMA IRELAND LIMITED, a private limited company organized under the laws of the Republic of Ireland (registered number 448848) and a wholly owned indirect subsidiary of Holdings (the “Intermediate Holdco”) and ALKERMES US HOLDINGS, INC., a Delaware corporation and a wholly owned subsidiary of Intermediate Holdco (“Holdco”), the several banks and other financial institutions or entities from time to time parties to this Agreement as “Lenders”, MORGAN STANLEY SENIOR FUNDING, INC. (“MSSF”), as administrative agent (in such capacity, and together with its successors and assigns in such capacity, the “Administrative Agent”), MORGAN STANLEY SENIOR FUNDING, INC., CITIGROUP GLOBAL MARKETS, INC. and J.P. MORGAN SECURITIES LLC, as co-syndication agents (in such capacity, the “Syndication Agents”), and MORGAN STANLEY SENIOR FUNDING, INC., as collateral agent (in such capacity, and together with its successors and assigns in such capacity, the “Collateral Agent”).

WHEREAS, the Borrower, Holdings, Intermediate Holdco, and Holdco are parties to the First Lien Term Loan Credit Agreement dated as of September 16, 2011 (as heretofore modified and supplemented and in effect immediately prior to the effectiveness of this Agreement, the “Original Credit Agreement”) with the financial institutions party thereto as lenders and the Administrative Agent;

WHEREAS, in connection with the transactions contemplated by the First Amendment, the Borrower requested that the Lenders make available the Term Commitments and the Term Loans on the Restatement Effective Date, the proceeds of which were used, together with cash-on hand of the Borrower, among other things, to refinance the existing indebtedness under the Original Credit Agreement, the Second Lien Credit Agreement, and to pay related fees and expenses;

WHEREAS, as of February 14, 2013, the Borrower, Holdings, Intermediate Holdco, Holdco, the other Guarantors party thereto, the Lenders party thereto, the Administrative Agent and the Collateral Agent entered into the Second Amendment, which amended the terms of this Agreement as of the Second Amendment Effective Date;

WHEREAS, as of May 22, 2013, the Borrower, Holdings, Intermediate Holdco, Holdco, the other Guarantors party thereto, the Lenders party thereto, the Administrative Agent and the Collateral Agent entered into the Third Amendment, which amended the terms of this Agreement as of the Third Amendment Effective Date;

1

WHEREAS, as of October 12, 2016, the Borrower, Holdings, Intermediate Holdco, Holdco, the other Guarantors party thereto, the Lenders party thereto, the Administrative Agent and the Collateral Agent entered into the Fourth Amendment, which amended the terms of this Agreement as of the Fourth Amendment Effective Date;

WHEREAS, as of March 26, 2018, the Borrower, Holdings, Intermediate Holdco, Holdco, the Guarantors party thereto, the Lenders party thereto, the Administrative Agent and the Collateral Agent entered into the Fifth Amendment, which amended the terms of this Agreement as of the Fifth Amendment Effective Date;

WHEREAS, as of March 12, 2021, the Borrower, Holdings, Intermediate Holdco, Holdco, the Guarantors party thereto, the Lenders party thereto, the Administrative Agent and the Collateral Agent entered into the Sixth Amendment, which amended the terms of this Agreement as of the Sixth Amendment Effective Date and pursuant to which the Borrower has requested that the Lenders make available the 2026 Term Commitments and the 2026 Term Loans on the Sixth Amendment Effective Date, the proceeds of which will be used (i), to the extent such 2026 Term Loans constitute Replacement Term Loans hereunder, to refinance the 2023 Term Loans in full (the “Sixth Amendment Refinancing”) and (ii), to the extent such 2026 Term Loans constitute Incremental Term Loans hereunder (the “2026 Term Loan Upsize”), for general corporate purposes to the extent not prohibited by the terms of this Agreement; and

WHEREAS, the Lenders are willing to make available the Term Commitments for such purposes on the terms and subject to the conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the premises and the agreements, provisions and covenants contained herein, the parties hereto agree that on the Restatement Effective Date the Original Credit Agreement shall be amended and restated as follows:

SECTION 1.
DEFINITIONS
1.1
Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“2016 Term Commitment”: as to any 2016 Term Lender, the obligation of such 2016 Term Lender, if any, to make a 2016 Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth on Schedule 1.1(a) or in the Assignment and Assumption pursuant to which such 2016 Term Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the 2016 Term Commitments on the Restatement Effective Date was $75,000,000.

“2016 Term Lender”: each Lender that had a 2016 Term Commitment or that held a 2016 Term Loan.

“2016 Term Loan”: as defined in Section 2.1(a).

“2019 Term Commitment”: as to any 2019 Term Lender, the obligation of such 2019 Term Lender, if any, to make a 2019 Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth on Schedule 1.1(b) or in the Assignment and Assumption pursuant to which such 2019 Term Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the 2019 Term Commitments on the Restatement Effective Date was $300,000,000.

“2019 Term Lender”: each Lender that had a 2019 Term Commitment or that held a 2019 Term Loan.

“2019 Term Loan”: as defined in Section 2.1(b).

“2021 Term Lender”: each Lender that held a 2021 Term Loan.

“2021 Term Loan”: as defined in Section 2.1(b).

“2023 Term Commitment”: as to any 2023 Term Lender, the obligation of such 2023 Term Lender (a) to continue its Existing Term Loans (as defined in the Fifth Amendment) as a 2023 Term Loan or (b) to make a 2023 Term Loan in the amount provided for in the Fifth Amendment. The original aggregate amount of the 2023 Term Commitments on the Fifth Amendment Effective Date was $284,250,000.

“2023 Term Facility”: the 2023 Term Loans made hereunder.

“2023 Term Lender”: each Lender that has a 2023 Term Commitment or that holds a 2023 Term Loan.

“2023 Term Loan”: as defined in Section 2.1(c).

“2026 Term Commitment”: as to any 2026 Term Lender, the obligation of such 2026 Term Lender to make a 2026 Term Loan (which may be through an exchange of 2023 Term Loans for 2026 Term Loans) in the amount provided for in the Sixth Amendment. The original aggregate amount of the 2026 Term Commitments on the Sixth Amendment Effective Date is $300,000,000.

“2026 Term Facility”: the 2026 Term Loans made hereunder.

“2026 Term Lender”: each Lender that has a 2026 Term Commitment or that holds a 2026 Term Loan.

“2026 Term Loan”: as defined in Section 2.1(d).

“2026 Term Loan Maturity Date”: the date that is five (5) years after the Sixth Amendment Effective Date.

“2026 Term Percentage”: as to any 2026 Term Lender at any time, the percentage which such 2026 Term Lender’s 2026 Term Commitment then constitutes of the aggregate 2026 Term Commitments (or, at any time after the Sixth Amendment Effective Date, the percentage which the aggregate principal amount of such 2026 Term Lender’s 2026 Term

Loans then outstanding constitutes the aggregate principal amount of the 2026 Term Loans then outstanding).

“2026 Term Loan Upsize”: as defined in the recitals to this Agreement.

“ABR”: a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of (a) the rate of interest published by the Wall Street Journal, from time to time, as the “U.S. Prime Rate,” (b) ½ of 1% per annum above the Federal Funds Effective Rate; (c) the ~~LIBOR Rate~~Term SOFR for an Interest Period of one month plus 1.00%, as adjusted to conform to changes as of the opening of business on the date of any such change of the ~~LIBOR Rate~~Term SOFR; and (d) the ABR Floor.

“ABR Floor”: with respect to the 2026 Term Loans, 1.50%.

“ABR Loans”: Term Loans the rate of interest applicable to which is based upon the ABR.

“ABR Term SOFR Determination Day”: as defined in the definition of “Term SOFR.”

“Acquisition Agreement”: the Business Combination Agreement and Plan of Merger, dated as of May 9, 2011, by and among Elan Corporation, plc, a public limited company incorporated under the laws of the Republic of Ireland (registered number 30356), Holdings, Elan Science Four Limited (n/k/a Alkermes Ireland Holdings Limited), a private limited company incorporated under the laws of the Republic of Ireland (registered number 476691), Intermediate Holdco, Holdco, Merger Sub and the Borrower.

“Acquired Person”: as defined in Section 7.1(i).

“Adjusted Daily Simple SOFR”: an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) a percentage per annum as set forth below for the applicable Interest Period therefor; provided that if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

Interest Period	Percentage
One month	0.11448%
Three months	0.26161%
Six months	0.42826%

“Adjusted Term SOFR”: for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if

Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent”: as defined in the preamble to this Agreement.

“Administrative Agent Parties”: as defined in Section 10.2(c).

“Affected Financial Institution”: (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Lender”: as defined in Section 3.13.

“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the possession, direct or indirect, of the power to direct or cause the direction of management or policies of a Person, whether through ownership of securities, by contract or otherwise; provided, however, that, for purposes of Section 7.8, the term “Affiliate” shall also include (i) any person that directly or indirectly owns more than 10% of any class of Capital Stock of the person specified or (ii) any person that is an officer or director of the person specified.

“Agent Related Parties”: the Administrative Agent, the Collateral Agent, and any of their respective Affiliates, officers, directors, employees, agents, advisors or representatives.

“Agents”: the collective reference to the Administrative Agent, the Collateral Agent, the Syndication Agents and the Lead Arrangers.

“Agreed Security Principles”: the principles set forth in Annex A.

“Agreement”: this Amended and Restated Credit Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Anticorruption Laws”: the FCPA and any other anticorruption or anti-bribery laws, rules and regulations of any applicable jurisdiction, including but not limited to the UK 2010 Bribery Act.

“Anti-Money Laundering Laws”: any applicable laws, statutes, and regulations and orders relating to money laundering, including the USA PATRIOT Act.

“Applicable Margin”: in the case of 2026 Term Loans, 2.50% for ~~LIBOR Rate~~SOFR Loans and 1.50% for ABR Loans.

“Approved Fund”: with respect to any Lender, any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans, or similar extensions of credit in the ordinary course and is administered or managed by (a) such Lender, (b) an Affiliate of such Lender, or (c) an entity or an Affiliate of an entity that administers or manages such Lender.

“Asset Sale”: any Disposition of Property or series of related Dispositions of Property (in each case, other than Intellectual Property), including, without limitation, any issuance of Capital Stock of any Subsidiary of Holdings to a Person other than to any Group Member (excluding in any case any such Disposition permitted by Section 7.4 other than Section 7.4(r)) that yields gross proceeds to any Group Member (valued at the initial principal amount thereof in the case of non‑cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non‑cash proceeds) in excess of $7,500,000.

“Assignee”: as defined in Section 10.6(b).

“Assignment and Assumption”: an assignment and assumption entered into by a Lender and an Eligible Assignee and accepted by the Administrative Agent, and, if applicable, the Borrower, substantially in the form of Exhibit A.

“Assignment Effective Date”: as defined in Section 10.6(d).

“Available Amount” at any time, an amount, to the extent Not Otherwise Applied, not less than zero in the aggregate, determined on a cumulative basis equal to, without duplication:

(a) the aggregate amount of Net Cash Proceeds of any capital contributions (that is converted or exchanged for Qualified Capital Stock) or issuances of Qualified Capital Stock (or for Qualified Capital Stock issued upon conversion of debt securities) received or made by Holdings (other than Section 7.5(d)) since the Original Closing Date; plus

(b) the cumulative amount of Excess Cash Flow for each fiscal year ending after the Restatement Effective Date for which financial statements have been delivered pursuant to Section 6.1(a) minus the portion of such Excess Cash Flow that has been applied toward the prepayment of Term Loans in accordance with Section 3.2(c) after the Restatement Effective Date; less

(c) any usage of such Available Amount pursuant to Sections 7.5(g), 7.5(j), 7.6(u) and 7.7(a)(i).

“Available Amount Condition”: after giving effect to any usage of the Available Amount, either (i) the Consolidated Leverage Ratio, on a pro forma basis, as of the last day of the period of four (4) fiscal quarters most recently completed for which financial statements were required to have been delivered pursuant to Section 6.1 is less than or equal to 4.50:1.00 or (ii) the Fixed Charge Coverage Ratio, on a pro forma basis, as of the last day of the period of four (4) fiscal quarters most recently completed for which financial statements were required to have been delivered pursuant to Section 6.1, is (A) greater than or equal to 2.00:1.00 or (B) no less than the Fixed Charge Coverage Ratio as of immediately prior to the transaction with respect to which such ratio is being measured.

“Available Tenor”: as of any date of determination and with respect to the then-current Benchmark, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and, for the avoidance of doubt, shall exclude any tenor for such Benchmark that is removed from the definition of “Interest Period” pursuant to clause (d) of Section 3.17.

“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation”: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Benchmark”: initially, ~~LIBOR~~the Term SOFR Reference Rate; provided that, if a Benchmark Transition Event or, as the case may be, an Early Opt-in Election and the Benchmark Replacement Date with respect thereto have occurred with respect to ~~LIBOR~~the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) of Section 3.17.

“Benchmark Replacement”: ~~for any Available Tenor~~with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) ~~the sum of: (a) Term SOFR and (b) the Benchmark Replacement Adjustment with respect thereto~~[reserved];

(2) ~~the sum of: (a)~~Adjusted Daily Simple SOFR ~~and (b) the Benchmark Replacement Adjustment with respect thereto~~; or

(3) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the Benchmark Replacement Adjustment with respect thereto;

~~provided that (and subject to the obligation in the last sentence of Section 3.7(a)), in the case of clause (1) of this definition, such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion.~~

If at any time the Benchmark Replacement as determined pursuant to clause (~~1), (2) or (~~3) of this definition would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

~~“Benchmark Replacement Adjustment”: with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:~~

~~(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:~~

~~(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;~~

~~(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and~~

~~(2) for purposes of clause (3) of the definition of~~ “Benchmark Replacement~~,”~~ Adjustment”: with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower ~~for the applicable Corresponding Tenor~~ giving due consideration to (~~i~~a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body ~~on the applicable Benchmark Replacement Date~~ or (~~ii~~b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities~~;~~ at such time.

~~provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.~~

“Benchmark Replacement Conforming Changes”: with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any

Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period~~,~~” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions~~,~~  and other technical, administrative or operational matters) that the Administrative Agent (in consultation with the Borrower) decides may be appropriate to reflect the adoption and implementation of any such ~~Benchmark Replacement and~~rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides (in consultation with the Borrower) that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines (in consultation with the Borrower) that no market practice for the administration of ~~such Benchmark Replacement~~any such rate exists, in such other manner of administration as the Administrative Agent decides (in consultation with the Borrower) is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date”: the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date ~~of the public~~on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication ~~of information~~ referenced ~~therein~~in such clause (3) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date; or

(3) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination,

the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event”: the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board ~~of Governors of the Federal Reserve System~~, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark, (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are ~~no longer~~not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period”: the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.17 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.17.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership to the extent required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Benefited Lender”: as defined in Section 10.7(a).

“Benefit Plan”: any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party shall mean an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Blocked Person”: as defined in Section 4.23(c).

“Blocking Regulation”: any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996, as amended, (or any law or regulation implementing such Regulation in any member state of the European Union or the United Kingdom) or any similar blocking or anti-boycott law, regulation or statute in force from time to time.

“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower”: as defined in the preamble to this Agreement.

“Borrowing Date”: any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close~~; provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, LIBOR Rate Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.~~.

“Capital Expenditures”: for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets (including Capitalized Software Expenditures) or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries, excluding expenditures financed with any Reinvestment Deferred Amount to the extent otherwise not taken into account in determining Consolidated Net Income.

“Capitalized Software Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by Holdings, the Borrower and the Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of Holdings, the Borrower and the Restricted Subsidiaries.

“Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing; provided that Capital Stock shall not include any debt securities that are convertible into or exchangeable for any of the foregoing Capital Stock.

“Cash Collateralize”: in respect of an obligation, provide and pledge cash collateral in Dollars, or provide a letter of credit issued by a person reasonably satisfactory to the Administrative Agent, pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent (and “Cash Collateralization” has a corresponding meaning).

“Cash Equivalents”:

(a) Dollars, Euros, Pounds Sterling and Swiss Francs (and such other currency that is approved by the Administrative Agent) held in the ordinary course of business of the relevant Person;

(b) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition;

(c) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one (1) year or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000;

(d) commercial paper of an issuer rated at least A-1 by S&P or P‑1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within one (1) year from the date of acquisition;

(e) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than thirty (30) days, with respect to securities issued or fully guaranteed or insured by the United States government;

(f) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s;

(g) securities with maturities of one (1) year or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition; or

(h) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition or money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, as amended and (ii) are rated AAA by S&P and Aaa by Moody’s.

“CFC”: (i) any entity that is treated as a “controlled foreign corporation” within the meaning of Section 957 of the Code and or (ii) any Subsidiary of a CFC.

“CFC Holdco” means a Domestic Subsidiary with no material assets other than capital stock (and debt securities, if any) of one or more Subsidiaries that are CFCs, or of other CFC Holdcos.

“Change of Control”: an event or series of events by which:

(a) at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person or its Subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, directly or indirectly, of thirty-five percent (35%) or more of the equity securities of Holdings entitled to vote for members of the board of directors or equivalent governing body of Holdings on a fully‑diluted basis;

(b) at any time after the Restatement Effective Date, during any period of twenty-four (24) consecutive months, a majority of the members of the board of directors or other equivalent governing body of Holdings cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election, nomination or appointment to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or

(c) (i) Holdings shall cease to beneficially own and control 100% on a fully diluted basis of the economic and voting interest in the Capital Stock of Alkermes Ireland Holdings Limited or (ii) Holdco shall cease to beneficially own and control 100% on a fully diluted basis of the economic and voting interest in the Capital Stock of the Borrower.

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Collateral”: all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

“Collateral Agent”: as defined in the preamble to this Agreement.

“Commitment”: the Term Commitment of any Lender.

“Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from to time, and any successor statute.

“Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

“Communications”: as defined in Section 10.2(b).

“Compliance Certificate”: a certificate duly executed by a Responsible Officer substantially in the form of Exhibit F-2.

“Confidential Information Memorandum”: the Confidential Information Memorandum dated September 10, 2012 and furnished to the Lenders in connection with the syndication of the Term Facilities.

“Consolidated Current Assets”: at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Loan Parties at such date.

“Consolidated Current Liabilities”: at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Loan Parties at such date, but excluding the current portion of any Funded Debt, the current portion of interest expense (other than interest expense that is due and unpaid) and the current portion of current and deferred Taxes based upon income or profits of the Loan Parties.

“Consolidated EBITDA”: for any period, for Holdings, the Borrower and the Restricted Subsidiaries on a consolidated basis, without duplication, an amount equal to Consolidated Net Income for such period plus (a) the following, in each case, to the extent deducted (and not added back) in calculating such Consolidated Net Income:

(i) provisions for Taxes based on income or profits or capital, plus franchise or similar taxes and foreign withholding taxes;

(ii) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Term Loans) for such period;

(iii) depreciation and amortization expense;

(iv) non‑cash stock-based compensation expense for such period;

(v) all extraordinary, unusual or nonrecurring cash expenses and charges for such period;

(vi) non‑cash purchase accounting adjustments;

(vii) costs and expenses incurred in connection with the transactions consummated under the Acquisition Agreement and the Transaction;

(viii) any net loss from disposed or discontinued operations;

(ix) all customary costs and expenses incurred or paid in connection with Investments (including Permitted Acquisitions) whether or not such Investment is consummated;

(x) the amount of any minority interest expense (or income (loss) allocable to noncontrolling interests) consisting of Subsidiary income attributable to minority equity interests of third parties in any non-wholly-owned Restricted Subsidiary of Holdings;

(xi) all customary costs and expenses incurred in connection with the issuance, prepayment or amendment or refinancing of Indebtedness permitted hereunder or issuance of Capital Stock;

(xii) other expenses reducing such Consolidated Net Income which do not represent a cash item in such period (but excluding any such charge which requires an accrual of, or a cash reserve for, anticipated cash charges in any future period);

(xiii) the aggregate net loss on the Disposition of property (other than accounts (as defined in the Uniform Commercial Code) and inventory) outside the ordinary course of business;

(xiv) the amount of net cost savings and synergies projected by the Borrower in good faith as a result of actions taken or committed to be taken (including pursuant to internal procedures) no later than twelve (12) months following the end of such period (calculated on a pro forma basis as though such cost savings and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings and synergies are reasonably identifiable and factually supportable, (B) no cost savings shall be added pursuant to this clause (xiv) to the extent duplicative of any such expenses or changes that are included in clauses (v), (viii), (xii) and (xiii) above and clause (xvi) below with respect to such period, and (C) the benefits resulting therefrom are anticipated by the Borrower to be realized commencing not later than twelve (12) months of such actions having been taken, or having been committed to be taken; and provided, further, that the aggregate amount of net cost savings and synergies resulting from the transactions consummated under the Acquisition Agreement and the Transaction that are added back pursuant to this clause (xiv) shall not exceed $20,000,000 in the aggregate in any period;

(xv) any expenses or charge for such period to the extent covered by, and actually reimbursed by, the insurer within 180 days with respect to any business interruption insurance or similar insurance of Holdings, the Borrower or any Restricted Subsidiary in respect thereof; and

(xvi) the actual amount of any restructuring charges, integration and facilities opening costs or other business optimization expenses (including cost and expenses relating to business optimization programs and new systems design and implementation costs) and project start-up costs; provided that no such restructuring charges, integration or optimization expenses shall be added pursuant to this clause (xvi), to the extent they are duplicative of any such expenses or changes that are included in clauses (v), (viii), (xii), (xiii) and (xiv) above;

less (b) the following to the extent added in calculating such Consolidated Net Income of the Loan Parties:

(A) all interest income for such period,

(B) all Tax benefits for such period to the extent not netted in determining the amount for clause (a)(i) above,

(C) non‑cash purchase accounting adjustments,

(D) (i) the aggregate net gain from the Disposition of property (other than accounts (as defined in the Uniform Commercial Code) and inventory) outside the ordinary course of business, (ii) any net gain from disposed or discontinued operations, (iii) all extraordinary, unusual or nonrecurring gains for such period, and (iv) all non‑cash items increasing Consolidated Net Income which do not represent a cash item in such period or any future period (but excluding any such items (x) in respect of which cash was received in a prior period or will be received in a future period or (y) which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period), and

(E) the amount of minority interest income (or income (loss) allocable to noncontrolling interests) consisting of Subsidiary loss attributable to minority equity interests of third parties in any non‑wholly owned Restricted Subsidiary of Holdings.

For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination hereunder, (x) if at any time during such Reference Period any Group Member shall have made any Asset Sale, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Asset Sale for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period, in each case assuming the repayment of Indebtedness in connection therewith occurred as of the first day of such Reference Period and (y) if during such Reference Period any Group Member shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period.

As used in this definition only, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person.

“Consolidated Funded Debt”: at any date, the aggregate principal amount of all Indebtedness of the type described in clauses (a), (b) (to the extent of Earn-Out Obligations and other similar obligations), (c), (e), (f) (to the extent of any unreimbursed drawings), (g) and (h) of the definition of such term of the Loan Parties at such date, determined on a consolidated basis in accordance with GAAP.

“Consolidated Leverage Ratio”: at any date, the ratio of (a) Consolidated Funded Debt as of such date minus the aggregate amount of cash and Cash Equivalents (in each case, free and clear of all Liens other than non‑consensual liens permitted by Section 7.2 or other Liens permitted by Sections 7.2(h) or 7.2(w)) included in the consolidated balance sheet of Holdings, the Borrower and the Restricted Subsidiaries as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ended on such date.

“Consolidated Net Income”: for any period, the consolidated net income (or loss) of Holdings, the Borrower and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP; (a) the undistributed earnings of any Subsidiary of Holdings that is not a Loan Party or a direct or indirect parent entity of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document), its Organizational Documents or Requirement of Law applicable to such Subsidiary shall be excluded; (b) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period shall be excluded; (c) effects of adjustments in the inventory, property and equipment, software, goodwill, other intangible assets, in-process research and development, deferred revenue and debt line items in consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the transactions consummated under the Acquisition Agreement, net of taxes, shall be excluded provided that this clause (c) shall not include the recognition of deferred revenue for any period subsequent to the Original Closing Date; (d) any after-tax effect of income (loss) from the early extinguishment of (i) Indebtedness, (ii) obligations under any Hedge Agreements or (iii) other derivative instruments, in each case, solely to the extent permitted under this Agreement shall be excluded; (e) any fees, expenses or charges incurred during such period, or any amortization thereof for such period, in connection with any Permitted Acquisition, Investment, Disposition, incurrence or repayment of Indebtedness (including such fees, expenses or charges related to the Term Loans), issuance of Qualified Capital Stock, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of the Term Loans and any credit facilities) and including, in each case, any such transaction undertaken but not completed, and any charges or non‑recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful, in each case, solely to the extent permitted under this Agreement, shall be excluded; (f) losses or gains on asset sales (other than asset sales made in the ordinary course of business) shall be excluded (but solely to the extent such sales are permitted under this Agreement), and (g) the following items shall be excluded, in each case, solely to the extent permitted under this Agreement: (i) any net unrealized gain or loss (after any offset) resulting in such period from obligations under any Hedge Agreements and the application of Statement of Financial Accounting Standards No. 133; and (ii) any net unrealized gain or loss (after any offset) resulting in such period from currency translation gains or losses including those (x) related to currency remeasurements of Indebtedness and (y) resulting from Hedge Agreements for currency exchange risk. In addition, to the extent not already included, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance.

“Consolidated Total Assets”: as of the date of any determination thereof, total assets of Holdings, the Borrower and the Restricted Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.

“Consolidated Working Capital”: at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control Agreement”: shall have the meaning assigned to such term in the Guaranty and Collateral Agreement.

“Corporate Family Rating”: an opinion issued by Moody’s of a corporate family’s ability to honor all of its financial obligations that is assigned to a corporate family as if it had a single class of debt and a single consolidated legal entity structure.

“Corporate Rating”: an opinion issued by S&P of an obligor’s overall financial capacity (its creditworthiness) to pay its financial obligations.

“Corresponding Tenor”: with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” shall mean any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” shall have the meaning assigned to such term in Section 10.20.

“Daily Simple SOFR”: for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that, if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debentures”: the First Lien Irish law security documents entered into or to be entered into by Holdings, Intermediate Holdco and any other Subsidiary Guarantor that is not a CFC or CFC Holdco incorporated in Ireland or which has an interest in material property, assets or rights which are governed by Irish law or which are situated or deemed to be situated in Ireland, in favor of, or for the benefit of, the Collateral Agent for the benefit of the Secured Parties, which shall be in a form reasonably satisfactory to the Administrative Agent and the Collateral Agent.

“Default”: any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Defaulting Lender”: at any time, any Lender (a) that has failed for to comply with its obligations under Section 2.1 of this Agreement (a “funding obligation”), (b) that has notified the Administrative Agent or the Borrower, or has stated publicly, that it will not comply with any such funding obligation hereunder, (c) that has failed to confirm in writing to the Administrative Agent, in response to a written request of the Administrative Agent, that it will comply with its funding obligations hereunder, or (d) with respect to which a Lender Insolvency Event has occurred and is continuing; provided that (i) the Administrative Agent and the Borrower may declare (A) by joint notice to the Lenders that a Defaulting Lender is no longer a “Defaulting Lender” or (B) that a Lender is not a Defaulting Lender if in the case of both clauses (a) and (b) the Administrative Agent and the Borrower each determines, in its reasonable discretion, that (x) the circumstances that resulted in such Lender becoming a “Defaulting Lender” no longer apply or (y) it is satisfied that such Lender will continue to perform its funding obligations hereunder and (ii) a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of voting stock or any other equity interest in such Lender or a parent company thereof by a Governmental Authority or an instrumentality thereof unless such ownership or acquisition results in or provides such Lender with immunity from the jurisdiction of the courts within the United States from the enforcement of judgments, writs of attachment on its assets or permits such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Lender. The Administrative Agent will promptly send to all parties hereto a notice when it becomes aware that a Lender is a Defaulting Lender.

“Default Right” shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Designated Non-Cash Consideration”: the fair market value of non-cash consideration received by a Group Member in connection with a Disposition pursuant to Section 7.4(r) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition).

“Disposition”: with respect to any Property, any sale, lease, Exclusive License, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Capital Stock”: any Capital Stock that is not Qualified Capital Stock.

“Disqualified Institution”: a company that is primarily engaged in the development, manufacture, marketing and commercialization of biotechnology and/or pharmaceuticals or any of its Affiliates (other than any Affiliate of such Disqualified Institution that is a bona fide debt fund of a private equity firm that is engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course).

“Dollars” and “$”: dollars in lawful currency of the United States.

“Domestic Subsidiary”: any Subsidiary that is a “United States Person,” as defined in the Code, other than a CFC.

“Early Opt-in Election”: if the then-current Benchmark is ~~LIBOR~~Term SOFR, the occurrence of:

(1) a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U. S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) ~~a~~an other SOFR-based rate (including SOFR~~, a term SOFR~~  or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2) the joint election by the Administrative Agent and the Borrower to trigger a fallback from ~~LIBOR~~Term SOFR and the provision by the Administrative Agent of written notice of such election to the Lenders.

“Earn-Out Obligations”: those certain unsecured obligations of Holdings or any Subsidiary arising in connection with any acquisition of assets or businesses permitted under Section 7.6 to the seller of such assets or businesses and the payment of which is dependent on the future earnings or performance of such assets or businesses and contained in the agreement relating to such acquisition or in an employment agreement delivered in connection therewith.

“ECF Percentage”: 50%; provided that, with respect to each fiscal year of Holdings commencing with the fiscal year ending December 31, 2013, the ECF Percentage shall be reduced to (a) 25% if the Consolidated Leverage Ratio as of the last day of such fiscal year is less than 3.00 to 1.00 but greater than or equal to 2.00 to 1.00 and (b) 0% if the Consolidated Leverage Ratio as of the last day of such fiscal year is less than 2.00 to 1.00.

“EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority”: any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature”: an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee”: any Assignee permitted by and consented to in accordance with Section 10.6(b); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include a Disqualified Institution.

“Environment”: ambient air, indoor air, surface water, groundwater, drinking water, land surface and subsurface strata, and natural resources such as wetlands, flora and fauna.

“Environmental Laws”: any and all applicable foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) relating to pollution or protection of the Environment, including those relating to use, generation, storage, treatment, transport, Release or threat of Release of Materials of Environmental Concern, or to protection of human or animal health or safety (to the extent relating to exposure to Materials of Environmental Concern), as now or may at any time hereafter be in effect.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder.

“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” and the designation “€” shall mean the single currency of the participating member states of the European Union.

~~“Eurocurrency Reserve Requirements”: for any day as applied to a LIBOR Rate Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.~~

“Event of Default”: any of the events specified in Section 8; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Excess Cash Flow”: for any fiscal year of Holdings, the excess, if any, of:

(a) the sum, without duplication, of:

(i) Consolidated Net Income for such fiscal year;

(ii) the amount of all non‑cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income;

(iii) decreases in Consolidated Working Capital for such fiscal year; and

(iv) the aggregate net amount of non‑cash loss on the Disposition of Property by Holdings, the Borrower and the Restricted Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income minus

(b) the sum, without duplication, of:

(i) the amount of all non‑cash credits included in arriving at such Consolidated Net Income and cash charges included in clauses (a) though (f) of the definition of Consolidated Net Income;

(ii) the aggregate amount actually paid by Holdings, the Borrower and the Restricted Subsidiaries in cash during such fiscal year on account of Capital Expenditures and permitted Investments (including Permitted Acquisitions);

(iii) (x) the aggregate amount of all principal payments of Consolidated Funded Debt (including the Term Loans) and (y) all mandatory prepayments of Loans pursuant to Section 3.2, in each case, of Holdings, the Borrower and the Restricted Subsidiaries made during such fiscal year;

(iv) increases in Consolidated Working Capital for such fiscal year;

(v) the aggregate net amount of non‑cash gain on the Disposition of Property by Holdings, the Borrower and the Restricted Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business);

(vi) cash payments by Holdings, the Borrower and the Restricted Subsidiaries during such period in respect of long‑term liabilities of Holdings, the Borrower and the Restricted Subsidiaries other than Indebtedness;

(vii) Restricted Payments made by Holdings in cash to holders of its common equity from Internally Generated Cash;

(viii) the amount of cash income Taxes actually paid in such period to the extent they exceed the amount of Tax expense deducted in determining Consolidated Net Income for such period;

(ix) fees, expenses or charges paid in cash related to any permitted Investments (including Permitted Acquisitions), the issuance, payment, amendment or refinancing of Indebtedness permitted under Section 7.1 hereof and the issuance of Capital Stock and Dispositions permitted under Section 7.4 hereof; and

(x) any premium paid in cash during such period in connection with the prepayment, redemption, purchase, defeasance or other satisfaction prior to scheduled maturity of Indebtedness permitted to be prepaid, redeemed, purchased, defeased or satisfied hereunder;

(xi) without duplication of amounts deducted in prior periods (A) the aggregate consideration required to be paid in cash by a Group Member pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions or (B) any planned cash expenditures by Holdings, the Borrower or any of the Restricted Subsidiaries relating to Capital Expenditures or acquisitions of intellectual property (the “Planned Expenditures”), in each case to be consummated or made during the period of four consecutive fiscal quarters of Holdings following the end of such period; provided that, to the extent the aggregate amount of such Permitted Acquisitions, Capital Expenditures or acquisitions of intellectual property actually made during such period of four consecutive fiscal quarters is less than the

Contract Consideration and the Planned Expenditures, as applicable, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters;

provided that the amounts referenced in clauses (ii), (iii)(y) and (vi) of this paragraph (b) shall not be included in this paragraph (b) and have the effect of reducing Excess Cash Flow to the extent such amounts were funded out of proceeds of Funded Debt.

“Excess Cash Flow Application Date”: as defined in Section 3.2(c).

“Excess Cash Flow Payment Period”: (a) with respect to the prepayment required on the first Excess Cash Flow Application Date, the period from the Restatement Effective Date to December 31, 2013 (taken as one accounting period) and (b) with respect to the prepayment required on each successive Excess Cash Flow Application Date, the immediately preceding fiscal year of Holdings.

“Exchange Act”: the Securities Exchange Act of 1934, as amended.

“Excluded Indebtedness”: all Indebtedness permitted by Section 7.1.

“Excluded Swap Obligation”: with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor, or the grant by such Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor, or the grant of such security interest, as applicable, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes”: with respect to any Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party under any Loan Document, (a) Taxes imposed on or measured by its net income or net profits (however denominated, franchise Taxes imposed on it in lieu of net income Taxes and branch profits (or similar) Taxes imposed on it, in each case, by any jurisdiction (or any political subdivision thereof) (i) as a result of the recipient being organized or having its principal office or, in the case of any Lender, its applicable lending office in such jurisdiction, or (ii) as a result of any other present or former connection between such recipient and such jurisdiction (other than a connection arising primarily as a result of the execution, delivery, or performance by the recipient of its obligations under the Loan Documents, receipt of payments under the Loan Documents or enforcement of rights under the Loan Documents), (b) any U.S. federal withholding Tax that (i) is imposed on amounts payable to a Lender under any laws in effect at the time such Lender becomes a party hereto (or designates a new lending office), except to the extent that, in the case where a Lender designated a new lending office, such Lender, or in the case of an assignment, the assignor, was entitled, immediately prior to the time of designation of a new lending office or assignment as the case may be, to receive additional amounts from the Borrower with respect to such Tax pursuant to Section 3.10(a); or (ii) is attributable to such Lender’s failure to comply with Section 3.10(e) and (c) any Taxes that are imposed pursuant to FATCA.

“Exclusive License”: any license by a Person of its owned Intellectual Property to a third party for a term greater than two (2) years and which provides such licensee exclusive rights to exploit such Intellectual Property.

“Extension”: as defined in Section 3.16.

“Extension Loan”: as defined in Section 3.16.

“Extension Offer”: as defined in Section 3.16.

“FATCA”: Sections 1471 through 1474 of the Code as of the Sixth Amendment Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future Treasury regulations thereunder or other official administrative interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code as of the date of this Agreement (or any amended or successor version described above) and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCPA” the United States Foreign Corrupt Practices Act of 1977, as amended.

“Federal Funds Effective Rate”: for any day, the rate per annum equal to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent in a commercially reasonable manner.

“Federal Reserve Bank of New York’s Website”: the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“FEMA”: the Federal Emergency Management Agency, a component of the U.S. Department of Homeland Security that administers the National Flood Insurance Program.

“Fifth Amendment”: that certain Amendment No. 5 to Amended and Restated Credit Agreement, dated as of March 26, 2018, among Borrower, Holdings, Intermediate Holdco, Holdco, the Guarantors party thereto, the Administrative Agent and certain Term Lenders party thereto.

“Fifth Amendment Effective Date”: the date on which all of the conditions contained in Section 4 of the Fifth Amendment have been satisfied or waived by the Administrative Agent.

“First Amendment”: the amendment to the Original Credit Agreement by and among the Borrower, Holdings, Intermediate Holdco, each other Loan Party (as defined therein) party thereto, MSSF, and the lenders from time to time party thereto.

“First Lien Secured Leverage Ratio”: at any date, the ratio of (a) Consolidated Funded Debt secured by a first priority Lien on all or any portion of the Collateral or any other assets of any of the Loan Parties as of such date minus the aggregate amount of cash and Cash Equivalents (in each case, free and clear of all Liens other than non‑consensual liens permitted by Section 7.2 or other Liens permitted by Sections 7.2(h) or 7.2(w)) included in the consolidated balance sheet of Holdings, the Borrower and the Restricted Subsidiaries as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ended on such date.

“Fixed Charge Coverage Ratio”: at any date, the ratio of (a) Consolidated EBITDA for the period of four consecutive fiscal quarters ended on such date to (b) Fixed Charges for such four consecutive fiscal quarter period.

“Fixed Charges”: for any period, total interest expense of Holdings, the Borrower and the Restricted Subsidiaries payable in cash for such period with respect to all outstanding Indebtedness of Holdings, the Borrower and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, including the interest component under Capital Lease Obligations, but excluding, to the extent included in interest expense, (i) annual agency fees paid to administrative agents and collateral agents under any credit facilities or other debt instruments or documents, (ii) costs associated with obtaining Hedge Agreements and any interest expense attributable to the movement of the mark-to-market valuation of obligations under Hedge Agreements or other derivative instruments, and any one-time cash costs associated with breakage in respect of Hedge Agreements for interest rates, (iii) any interest component relating to accretion or accrual of discounted liabilities, (iv) amortization of deferred financing costs, debt issuance costs (including bridge, commitment and other financing fees), commissions, fees and expenses or expensing of any financing fees or prepayment or redemption premiums or penalty and any other amounts of non-cash interest (including as a result of the effects of acquisition method accounting or pushdown accounting), (v) penalties and interest related to taxes and (vi) any “additional interest” with respect to debt securities.

“Flood Insurance Laws”: collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto.

“Floor”: ~~for the Loans or any tranche thereof, as applicable, the benchmark rate floor (which may be zero), if any, provided for in this Agreement~~ with respect to ~~LIBOR as determined for~~ the 2026 Term Loans ~~or such tranche thereof, as applicable~~, 0.50%.

“Foreign Lender”: any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Foreign Pledge Agreement”: a pledge or charge agreement with respect to any Collateral that constitutes Capital Stock of a Foreign Subsidiary, in form and substance reasonably satisfactory to the Administrative Agent; provided that no pledge or charge agreement shall be provided with respect to the Capital Stock of a Subsidiary of the Borrower that is a CFC or CFC Holdco except for a pledge of no more than 65% of the voting Capital Stock of such CFC or CFC Holdco (whether directly, indirectly through a pledge of the voting Capital Stock of an entity that is treated as a disregarded entity for federal income tax purposes and substantially all of the assets of which consist of the voting Capital Stock of one or more of such CFCs or CFC Holdcos, or a combination thereof).

“Foreign Security Document”: as defined in Section 4.19.

“Foreign Subsidiary”: any Subsidiary of Holdings that is not a Domestic Subsidiary.

“Fourth Amendment”: that certain Amendment No. 4 to Amended and Restated Credit Agreement, dated as of October 12, 2016, among Borrower, Holdings, Intermediate Holdco, Holdco, the Guarantors party thereto, the Administrative Agent and certain Term Lenders party thereto.

“Fourth Amendment Effective Date”: the date on which all of the conditions contained in Section 3 of the Fourth Amendment have been satisfied or waived by the Administrative Agent.

“Funded Debt”: as to any Person, without duplication, (a) all Indebtedness of the type described in clauses (a), (b) (to the extent of Earn-Out Obligations and other similar obligations), (c), (e), (f) (to the extent of any unreimbursed drawings thereunder) and (h) and (b) Indebtedness of the type described in clause (g) of the definition of such term of such Person that matures more than one (1) year from the date of its creation or matures within one (1) year from such date but is renewable or extendible, at the option of such Person, to a date more than one (1) year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one (1) year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Term Loans.

“Funding Office”: the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

“GAAP”: generally accepted accounting principles in the United States as in effect from time to time subject to Section 1.2(e).

“Governmental Authority”: any nation or government, any state or other political subdivision thereof, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank) and any securities exchange.

“Governmental Authorization”: all laws, rules, regulations, authorizations, consents, decrees, permits, licenses, waivers, privileges, approvals from and filings with all Governmental Authorities necessary in connection with any Group Member’s business.

“Group Members”: the collective reference to Holdings, the Borrower and the Restricted Subsidiaries.

“Guarantee and Collateral Agreement”: the First Lien Guarantee and Collateral Agreement dated as of September 16, 2011 executed and delivered by the Borrower and each other Loan Party that is a party thereto.

“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Guarantors”: collectively, the Subsidiary Guarantors.

“Health Care Laws”: any and all applicable current and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by the Food and Drug Administration, the Center for Medicare and Medicaid Services, the Department of Health and Human Services (“HHS”), the Office of Inspector General of HHS, the Drug Enforcement Administration or any other Governmental Authority (including any professional licensing laws, certificate of need laws and state reimbursement laws), relating in any way to the manufacture, distribution, marketing, sale, supply or other disposition of any product or service of Holdings or any of its Restricted Subsidiaries, the conduct of the business of Holdings or any of its Restricted Subsidiaries, the provision of health care services generally, or to any relationship among Holdings and its Restricted Subsidiaries, on the one hand, and their suppliers and customers and patients and other end-users of their products and services, on the other hand.

“Hedge Agreements”: any agreement with respect to any cap, swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Hedge Agreement.

“Holdco”: as defined in the preamble to this Agreement.

“Holdings”: as defined in the preamble to this Agreement.

“IFRS”: the International Financial Reporting Standards as issued by the International Accounting Standards Board.

“Immaterial Subsidiary”: any Subsidiary now existing or hereafter acquired or formed and each successor thereto, (a) which accounts for not more than the lesser of 5% of (i) the consolidated gross revenues (after intercompany eliminations) of Holdings, the Borrower and the Restricted Subsidiaries and (ii) the consolidated assets (after intercompany eliminations) of Holdings, the Borrower and the Restricted Subsidiaries, in each case, as of the last day of the most recently completed fiscal quarter as reflected on the financial statements for such quarter, and (b) if the Subsidiaries that constitute Immaterial Subsidiaries pursuant to clause (a) above account for, in the aggregate, more than the lesser of (i) 10% of such consolidated gross revenues (after intercompany eliminations) and (ii) 10% of the consolidated assets (after intercompany eliminations), each as described in clause (b) above, then the term “Immaterial Subsidiary” shall not include each such Subsidiary (starting with the Subsidiary that accounts for the most consolidated gross revenues or consolidated assets and then in descending order) necessary to account for at least 90% of the consolidated gross revenues and 90% of the consolidated assets, each as described in clause (b) above.

“Increase Term Joinder”: as defined in Section 2.4(c).

“Incremental Lender”: any Person that makes a Term Loan pursuant to Section 2.4 or has a commitment to make an Incremental Term Loan pursuant to Section 2.4.

“Incremental Term Facility”: as defined in Section 2.4(a).

“Incremental Term Loan Commitment”: as defined in Section 2.4(a).

“Incremental Term Loans”: as defined in Section 2.4(c).

“Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (including Earn-Out Obligations but excluding current trade payables and payroll liabilities incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all Disqualified Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) for the purposes of Sections 7.1 and 8(e) only, all obligations of such Person in respect of Hedge Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. For purposes of clause (j) above (including as such clause applies to Section 8(e)), the principal amount of Indebtedness in respect of Hedge Agreements shall equal the amount that would be payable (giving effect to netting) at such time if such Hedge Agreement were terminated. For the avoidance of doubt Indebtedness does not include compensation and benefits paid, to be paid, provided or to be provided, in the ordinary course of business and not yet overdue.

“Indemnified Liabilities”: as defined in Section 10.5(b).

“Indemnified Taxes”: (a) Taxes other than Excluded Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and, (b) to the extent not otherwise described in subsection (a), Other Taxes.

“Indemnitee”: as defined in Section 10.5(b).

“Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”: pertaining to a condition of Insolvency.

“Intellectual Property”: collectively, all United States and foreign (a) patents, patent applications, certificates of inventions, industrial designs, together with any and all inventions described and claimed therein, and reissues, divisions, continuations, extensions and continuations-in-part thereof and amendments thereto; (b) trademarks, service marks, certification marks, trade names, slogans, logos, trade dress, Internet Domain Names, and other source identifiers, whether statutory or common law, whether registered or unregistered, and whether established or registered in the United States or any other country or any political subdivision thereof, together with any and all registrations and applications for any of the foregoing, goodwill connected with the use thereof and symbolized thereby, and extensions and renewals thereof and amendments thereto; (c) copyrights (whether statutory or common law, and whether published or unpublished), copyrightable subject matter, and all mask works (as such term is defined in 17 U.S.C. Section 901, et seq.), together with any and all registrations and applications therefor, and renewals and extensions thereof and amendments thereto; (d) rights in computer programs (whether in source code, object code, or other form), algorithms, databases, compilations and data, technology supporting the foregoing, and all documentation, including user manuals and training materials, related to any of the foregoing (“Software”); (e) trade secrets and proprietary or confidential information, data and databases, know-how and proprietary processes, designs, inventions, and any other similar intangible rights, to the extent not covered by the foregoing, whether statutory or common law, whether registered or unregistered; (f) income, fees, royalties, damages and payments now and hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages, claims and payments for past, present or future infringements, misappropriations or other violations thereof; (g) rights and remedies to sue for past, present and future infringements, misappropriations and other violations of any of the foregoing; and (h) rights, priorities, and privileges corresponding to any of the foregoing or other similar intangible assets throughout the world.

“Intellectual Property Security Agreements”: an intellectual property security agreement or such other agreement, as applicable, pursuant to which each Loan Party which owns any Intellectual Property which is the subject of a registration or application with the United States Patent and Trademark Office or the United States Copyright Office (or, with respect to each Loan Party which owns any Intellectual Property which is the subject of a registration or application with the equivalent authority in the Republic of Ireland) grants to the Collateral Agent, for the benefit of the Secured Parties a security interest in such Intellectual Property attached hereto as Exhibit G.

“Intercompany Note”: the Intercompany Note to be executed and delivered by each Subsidiary of Holdings that is not a Loan Party, substantially in the form attached hereto as Exhibit H.

“Interest Payment Date”: (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any ~~LIBOR Rate~~SOFR Loan having an Interest Period of three (3) months or less, the last day of such Interest Period, and (c) as to any ~~LIBOR Rate~~SOFR Loan having an Interest Period longer than three (3) months, each day that is three (3) months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

“Interest Period”: as to any ~~LIBOR Rate~~SOFR Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such ~~LIBOR Rate~~SOFR Loan and ending one~~, two~~, three or six months (or if consented to by all Lenders, twelve months) thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such ~~LIBOR Rate~~SOFR Loan and ending one, ~~two,~~ three or six months (or if consented to by all Lenders, nine or twelve months) thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent no later than 12:00 Noon, New York City time, on the date that is three (3) Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, the initial Interest Period will commence on the Restatement Effective Date and end on December 3, 2012; provided, further, all of the foregoing provisions relating to Interest Periods are subject to the following:

(i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii) the Borrower may not select an Interest Period that would extend beyond the Term Loan Maturity Date; and

(iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

“Intermediate Holdco”: as defined in the preamble to this Agreement.

“Internally Generated Cash”: with respect to any period, any cash of Holdings, the Borrower or any Subsidiary Guarantor generated during such period, excluding Net Cash Proceeds and any cash constituting proceeds from an incurrence of Indebtedness, an issuance of Capital Stock or a capital contribution, in each case, except to the extent such proceeds are included as income in calculating Consolidated Net Income for such period.

“Internet Domain Names”: all Internet domain names and associated URL addresses.

“Investments”: as defined in Section 7.6.

“IP Sale”: any Disposition of any Intellectual Property (excluding in any case any such Disposition permitted by clauses (c), (e), (k) and (n) of Section 7.4) that yields gross proceeds to any Group Member (valued at the initial principal amount thereof in the case of non‑cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $7,500,000.

“IRS”: the United States Internal Revenue Service.

“ISDA Definitions”: the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Junior Financing”: any Junior Indebtedness or any other Indebtedness of Holdings or any Subsidiary that is, or that is required to be, contractually subordinated in payment or lien priority to the Obligations.

“Junior Financing Documentation”: any documentation governing any Junior Financing.

“Junior Indebtedness”: Indebtedness of any Person so long as (a) such Indebtedness shall not require any amortization prior to the date that is six (6) months following the Term Loan Maturity Date; (b) the weighted average maturity of such Indebtedness shall occur after the date that is six (6) months following the Term Loan Maturity Date; (c) the mandatory prepayment provisions, affirmative and negative covenants and financial covenants shall be no more restrictive, taken as a whole, than the provisions set forth in the Loan Documents, as determined in good faith and certified in writing to the Administrative Agent by a Responsible Officer of the Borrower; (d) such Indebtedness is unsecured; (e) if such Indebtedness is Subordinated Indebtedness, the other terms and conditions thereof shall be satisfied; (f) if such Indebtedness is incurred by a Subsidiary that is not a Loan Party, (i) such Subsidiary shall have also provided a guarantee of the Obligations substantially on the terms set forth in the Guarantee and Collateral Agreement and (ii) if the Indebtedness being guaranteed, is subordinated to the Obligations, such guarantee, shall be subordinated to the guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness; and (g) if such Indebtedness is incurred by a Subsidiary that is not a Loan Party, subject to Section 7.6(g), such Indebtedness may be guaranteed by another Group Member.

“Key IP”: the Intellectual Property covering the products marketed under the following brand names: “VIVITROL”, “BYDUREON”, “RISPERDAL CONSTA” and “INVEGA SUSTENNA”, and any derivative or modified products or property thereof.

“Lead Arrangers”: Morgan Stanley Senior Funding, Inc., Citigroup Global Markets, Inc. and J.P. Morgan Securities LLC, each, in its capacity as joint lead arranger under this Agreement.

“Lender Insolvency Event”: (a) a Lender or its Parent Company is adjudicated by a Governmental Authority to be insolvent, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (b) such Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or such Lender becomes the subject of a Bail-In Action, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has indicating its consent to or acquiescence in any such proceeding or appointment.

“Lenders”: each Term Lender and Incremental Lender.

~~“LIBOR”: with respect to each day during each Interest Period pertaining to a LIBOR Rate Loan, the rate per annum offered for deposits of Dollars for the applicable Interest Period that appears on Reuters Screen LIBOR01 Page as of 11:00 A.M., London, England time, two (2) Business Days prior to the first day of such Interest Period or (b) if no such offered rate exists, such rate will be the rate of interest per annum as determined by the Administrative Agent (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits of Dollars in immediately available funds are offered at 11:00 A.M., London, England time, two (2) Business Days prior to the first day in the applicable Interest Period by major financial institutions reasonably satisfactory to the Administrative Agent in the London interbank market for such interest period and for an amount equal or comparable to the principal amount of the Term Loans to be borrowed, converted or continued as LIBOR Rate Loans on such date of determination.~~

~~“LIBOR Floor”: with respect to the 2026 Term Loans, 0.50%.~~

~~“LIBOR Rate”: with respect to each day during each Interest Period pertaining to a LIBOR Rate Loan, the rate per annum equal to the greater of (a) the LIBOR Floor and (b) for each Interest Period following the initial Interest Period, the rate per annum determined by the Administrative Agent (rounded upward to the nearest 1/100th of 1%) by dividing (i) LIBOR for such Interest Period by (ii) 1.00 - Eurocurrency Reserve Requirements. The LIBOR Rate shall be adjusted on and as of the effective date of any change in the Eurocurrency Reserve Requirements.~~

~~“LIBOR Rate Loans”: loans the rate of interest applicable to which is based upon the LIBOR Rate.~~

~~“LIBOR Tranche”: the collective reference to LIBOR Rate Loans under a particular loan facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).~~

“Lien”: with respect to any property or asset, (a) any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, encumbrance, charge or security interest in, on, of or with respect to such property or asset, (b) any right, title or interest of any Person (including any vendor or lessor) under any conditional sale agreement, capital lease or title retention agreement (or any capital or financing lease having substantially the same economic effect as any of the foregoing) relating to such property or asset and (c) in the case of securities (debt or equity), any purchase option, call, put or similar right of any Person with respect to such securities.

“Loan Documents”: this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Security Documents and the Notes.

“Loan Party”: each of Holdings, the Borrower and the Subsidiary Guarantors.

“Margin Stock”: as defined in Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof.

“Material Adverse Effect”: (a) a material adverse effect upon, the business, assets, liabilities, operations or condition (financial or otherwise) of Holdings and its Subsidiaries, taken as a whole or (b) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Indebtedness”: of any Person at any date, Indebtedness the outstanding principal amount of which exceeds in the aggregate $50,000,000.

“Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, or any substances, materials, wastes, pollutants or contaminants in any form regulated under any Environmental Law, including asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, radiation, and electromagnetic or radio frequency emissions.

“Maximum Rate”: as defined in Section 3.5(e).

“Merger Sub”: ANTLER ACQUISITION CORP., a corporation organized under the laws of the Commonwealth of Pennsylvania and a wholly-owned subsidiary of Holdco and to be merged with and into the Borrower.

“Moody’s”: Moody’s Investors Service, Inc.

“Mortgaged Properties”: the real properties as to which the Collateral Agent for the benefit of the Secured Parties is granted a Lien pursuant to the Mortgages pursuant to Section 6.10.

“Mortgages”: any mortgages and deeds of trust or any other documents creating and evidencing Liens on Mortgaged Properties made by any Loan Party in favor of, or for the benefit of, the Collateral Agent for the benefit of the Secured Parties, which shall be in a form reasonably satisfactory to the Administrative Agent and the Collateral Agent.

“Multiemployer Plan”: a Plan that is a “multiemployer” plan as defined in Section 4001(a)(3) of ERISA.

“Multiple Employer Plan”: a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Group Member or any

Commonly Controlled Entity and at least one person other than a Group Member or a Commonly Controlled Entity or (b) was so maintained and in respect of which any Group Member or a Commonly Controlled Entity could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

“Net Cash Proceeds”:

(a) in connection with any Asset Sale, IP Sale (other than in connection with any Exclusive License) or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or held in escrow or purchase price adjustment receivable or by the Disposition of any non‑cash consideration received in connection therewith or otherwise, but only as and when received and net of costs, amounts and taxes set forth below), net of:

(i) attorneys’ fees, accountants’ fees, investment banking fees and other professional and transactional fees actually incurred in connection therewith;

(ii) amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document);

(iii) other fees and expenses actually incurred in connection therewith;

(iv) taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(v) amounts provided as a reserve in accordance with GAAP against any liabilities associated with the assets disposed of in an Asset Sale (including, without limitation, pension and other post‑employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such Asset Sale); provided that such amounts shall be considered Net Cash Proceeds upon release of such reserve; and

(b) in connection with any Exclusive License, the proceeds thereof in the form of cash and Cash Equivalents constituting Upfront Payments, net of:

(i) attorneys’ fees, accountants’ fees, investment banking fees and other professional and transactional fees actually incurred in connection therewith;

(ii) other fees and expenses actually incurred in connection therewith;

(iii) taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(iv) amounts provided as a reserve in accordance with GAAP against any liabilities associated with such Exclusive License (including, without limitation, against any indemnification obligations associated with such Exclusive License); provided that such amounts shall be considered Net Cash Proceeds upon release of such reserve; and

(c) in connection with any issuance or sale of Capital Stock, any capital contribution or any incurrence of Indebtedness, the cash proceeds received from such issuance, contribution or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

“Non‑Consenting Lenders”: as defined in Section 10.1.

“Non‑Defaulting Lender”: at any time, a Lender that is not a Defaulting Lender.

“Non‑U.S. Pension Plan”: any plan, fund or other similar program established or maintained outside the United States by a Group Member primarily for the benefit of employees of Group Members residing outside the United States, which plan, fund or other similar program provides for retirement income of such employees or a deferral of income from such employees in contemplation of retirement and is not subject to ERISA or the Code.

“Not Otherwise Applied”: with reference to any amount of proceeds of any transaction, that (a) was not required to be applied to prepay the Term Loans pursuant to Section 3.2(c) and (b) was not previously applied in determining the permissibility of a transaction under the Loan Documents where such permissibility was (or may have been) contingent on receipt of such amount or utilization of such amount for a specified purpose.

“Notes”: the collective reference to any promissory note evidencing Loans.

“Obligations”: the unpaid principal of and interest on (including interest accruing after the maturity of the Term Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any Insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post‑filing or post‑petition interest is allowed in such proceeding) the Term Loans and all other obligations and liabilities of the Loan Parties to any Agent or to any Lender (or, in the case of Specified Hedge Agreements, any Qualified Counterparty), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, any Specified Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to any Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise; provided that, notwithstanding anything to the contrary contained herein or in the other Loan Documents, the Obligations shall exclude any Excluded Swap Obligations of any Guarantor.

“Offer”: as defined in Section 10.6(b).

“Offer Loans”: as defined in Section 10.6(b).

“Original Closing Date”: September 16, 2011.

“Original Credit Agreement”: as defined in the recitals to this Agreement.

“Organizational Documents”: as to any Person, the Certificate of Incorporation, Certificate of Formation, By-Laws, Limited Liability Company Agreement, Memorandum and Articles of Association, Partnership Agreement or other similar organizational or governing documents of such Person.

“Other Taxes”: any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Document.

“Parent Company”: with respect to a Lender, the bank holding company (as defined in Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Parent Entity” shall mean any of Holdings, Intermediate Holdco and Holdco and any other person of which Holdings is a Subsidiary.

“Participant”: as defined in Section 10.6(e).

“Patriot Act”: the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001).

“Payment”: as defined in Section 9.15(a).

“Payment Notice”: as defined in Section 9.15(b).

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor entity performing similar functions).

“Perfection Certificate”: shall mean a perfection certificate in the form of Exhibit I-1 or any other form approved by the Collateral Agent, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.

“Perfection Certificate Supplement” shall mean a perfection certificate supplement in the form of Exhibit I-2 or any other form approved by the Collateral Agent.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR.”

“Permitted Acquisition”: any acquisition, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all or a majority of the Capital Stock of, or a business line or unit or a division of, any Person; provided:

(a) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(b) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;

(c) in the case of the acquisition of Capital Stock, such Capital Stock shall become subject to a security interest in favor of the Collateral Agent for the benefit of the Secured Parties and the issuer of such Capital Stock shall become a Loan Party, in each case, in accordance with Section 6.10 and 6.11;

(d) either (x) the Consolidated Leverage Ratio, in each case, calculated on a pro forma basis after giving effect to such acquisition as if such acquisition had occurred on the first day of the most recent period of four (4) consecutive fiscal quarters of the Borrower for which financial statements are available shall be either (A) less than 4.50:1.00 or (B) no greater than the Consolidated Leverage Ratio as of immediately prior to such acquisition or (y) the Fixed Charge Coverage Ratio, in each case, calculated on a pro forma basis after giving effect to such acquisition as if such acquisition had occurred on the first day of the most recent period of four (4) consecutive fiscal quarters of the Borrower for which financial statements are available shall be either (A) greater than or equal to 2.00:1.00 or (B) no less than the Fixed Charge Coverage Ratio as of immediately prior to such acquisition;

(e) Holdings shall have delivered to the Administrative Agent at least five (5) Business Days prior to such proposed acquisition, a Compliance Certificate evidencing compliance with clause (d) above and compliance with clause (f) below, together with all relevant financial information with respect to such acquired assets, including, in the event the Consolidated EBITDA (calculated on a pro forma basis) of the assets and property subject to such acquisition is greater than 25% of the Consolidated EBITDA (calculated on a pro forma basis) of Holdings, appropriate revisions to the Projections included in the Confidential Information Memorandum, or, if Projections have been provided pursuant to Section 6.2(b), appropriate revisions to such Projections, in each case after giving effect to such proposed acquisition (such revised projections or Projections to be accompanied by a certificate of a Responsible Officer of the Borrower stating that such revised projections or Projections are based on estimates, information and assumptions set forth therein and otherwise believed by such Responsible Officer of the Borrower to be reasonable at such time (it being recognized that such revised projections or Projections relate to future events and are not to be viewed as fact and that actual results during the period covered thereby may differ from such revised projections or Projections by a material amount)); and

(f) any Person or assets or division as acquired in accordance herewith shall be in substantially the same business or lines of business in which Holdings and/or its Subsidiaries are engaged, or are permitted to be engaged, as provided in Section 7.14, as of the time of such acquisition.

“Permitted Refinancing”: as to any Indebtedness, the incurrence of other Indebtedness to refinance, extend, renew, defease, restructure, replace or refund (collectively, “refinance”) such existing Indebtedness; provided that, in the case of such other Indebtedness, the following conditions are satisfied: (a) the weighted average life to maturity of such refinancing Indebtedness shall be greater than or equal to the weighted average life to maturity of the Indebtedness being refinanced; (b) the principal amount of such refinancing Indebtedness shall be less than or equal to the principal amount (including any accreted or capitalized amount) then outstanding of the Indebtedness being refinanced, plus any required premiums and other amounts paid, and fees and expenses incurred, in connection with such modification, refinancing, refunding, renewal or extension and by any amount equal to any existing commitments unutilized thereunder; (c) the respective obligor or obligors shall be the same on the refinancing Indebtedness as on the Indebtedness being refinanced; (d) the security, if any, for the refinancing Indebtedness shall be substantially the same as that for the Indebtedness being refinanced (except to the extent that less security is granted to holders of refinancing Indebtedness); and (e) the refinancing Indebtedness is subordinated to the Obligations on terms that are at least as favorable, taken as a whole, as the Indebtedness being refinanced (as determined in good faith and certified in writing to the Administrative Agent by a Responsible Officer of the Borrower) and the holders of such refinancing Indebtedness have entered into any subordination or intercreditor agreements reasonably requested by the Administrative Agent evidencing such subordination.

“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”: at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform”: as defined in Section 6.1.

“Pledged Company”: any Subsidiary of Holdings the Capital Stock of which is pledged to the Collateral Agent pursuant to any Security Document.

“Pledged Equity Interests”: as defined in the Guarantee and Collateral Agreement.

“Portfolio Interest Exemption”: as defined in Section 3.10.

“Pound Sterling”: the lawful currency of the United Kingdom.

“Pro Forma Financial Statements”: as defined in Section 4.1(a).

“Projections”: as defined in Section 6.2(b).

“Properties”: as defined in Section 4.17(a).

“Property”: any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“PTE”: prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” shall mean the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” shall have the meaning assigned to such term in Section 10.20.

“Qualified Capital Stock”: any Capital Stock (other than warrants, rights or options referenced in the definition thereof) that either (a) does not have a maturity and is not mandatorily redeemable, or (b) by its terms (or by the terms of any employee stock option, incentive stock or other equity-based plan or arrangement under which it is issued or by the terms of any security into which it is convertible or for which it is exchangeable (or from which it was converted or exchanged)), or upon the happening of any event, (x) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (excluding any mandatory redemption resulting from an asset sale or change in control so long as no payments in respect thereof are due or owing, or otherwise required to be made, until all Obligations have been paid in full in cash), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case, at any time on or after the one hundred eighty-first day following the Term Loan Maturity Date, or (y) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (or has been converted or exchanged from) (i) debt securities or (ii) any Capital Stock referred to in clauses (a) or (b)(x) above, in each case, at any time on or after the one hundred eighty-first day following the Term Loan Maturity Date.

“Qualified Counterparty”: with respect to any Hedge Agreement, any counterparty thereto that is, or that at the time such Hedge Agreement was entered into, was, a Lender, an Affiliate of a Lender, an Agent or an Affiliate of an Agent (or, in the case of any such Hedge Agreement entered into prior to the Restatement Effective Date, any counterparty that was a Lender, an Affiliate of a Lender, an Agent or an Affiliate of an Agent on the Original Closing Date); provided that, in the event a counterparty to a Hedge Agreement at the time such Hedge Agreement was entered into (or, in the case of any Hedge Agreement entered into prior to the Restatement Effective Date, on the Original Closing Date) was a Qualified Counterparty,

such counterparty shall constitute a Qualified Counterparty hereunder and under the other Loan Documents.

“Quarterly Payment Date”: March 31, June 30, September 30 and December 31 of each year.

“Recipient”: as defined in Section 9.15(a).

“Recovery Event”: any settlement of or payment in excess of $7,500,000 in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Group Member.

“Reference Time”: with respect to any setting of the then-current Benchmark means (1) if such Benchmark is ~~LIBOR, 11:00 a.m. (London~~Term SOFR, 5:00 a.m. (Chicago time) on the day that is two ~~London banking days~~U.S. Government Securities Business Days preceding the date of such setting, and (2) if such Benchmark is not ~~LIBOR~~Term SOFR, the time determined by the Administrative Agent in its reasonable discretion.

“Refinanced Term Loans”: as defined in Section 10.1.

“Register”: as defined in Section 10.6(d).

“Regulation”: as defined in Section 4.26.

“Regulation S‑X”: Regulation S‑X promulgated under the Securities Act.

“Regulation T”: Regulation T of the Board as in effect from time to time.

“Regulation U”: Regulation U of the Board as in effect from time to time.

“Regulation X”: Regulation X of the Board as in effect from time to time.

“Reinvestment Deferred Amount”: with respect to (i) any Reinvestment Event (other than any IP Sale), the aggregate Net Cash Proceeds and (ii) any Reinvestment Event that is an IP Sale, 75% of the aggregate Net Cash Proceeds, in each case, received by any Group Member in connection therewith that are not applied to prepay the Term Loans pursuant to Section 3.2(b) as a result of a Reinvestment Event.

“Reinvestment Event”: any Asset Sale, IP Sale or Recovery Event in respect of which the Borrower intends and expects to reinvest all or a specified portion of the Net Cash Proceeds of an Asset Sale, IP Sale or Recovery Event in the Borrower’s or the Restricted Subsidiaries’ businesses (including by making Permitted Acquisitions and funding research and development costs); provided that in the case of an IP Sale of Key IP the proceeds from such IP Sale may not be invested or reinvested in any Unrestricted Subsidiary or be used to fund research and development of any Person other than the Borrower and its Restricted Subsidiaries; provided further that concurrently with the delivery of any financial statements pursuant to Section 6.1(a), to the extent not previously disclosed and delivered to the Administrative Agent and the Collateral Agent, the Borrower shall deliver a written notice executed by a Responsible Officer certifying as to the relevant portion of the Net Cash Proceeds from any Asset Sale, IP Sale or Recovery Event subject to a Reinvestment Event occurring during such fiscal year.

“Reinvestment Prepayment Amount”: with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount reinvested prior to the relevant Reinvestment Prepayment Date in the Borrower’s or the Restricted Subsidiaries’ businesses (including by making Permitted Acquisitions and funding research and development costs).

“Reinvestment Prepayment Date”: with respect to any Reinvestment Event, the earlier of (a) the date occurring twelve (12) months (or if Intermediate Holdco, the Borrower or a Restricted Subsidiary, as the case may be has entered into a legally binding commitment to reinvest such Reinvestment Deferred Amount during such twelve (12) month period, eighteen (18) months) after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, reinvest the relevant Reinvestment Deferred Amount in accordance with this Agreement.

“Related Indemnified Person”: of an indemnified person means (a) any controlling person or controlled affiliate of such indemnified person, (b) the respective directors, officers, or employees of such indemnified person or any of its controlling persons or controlled affiliates and (c) the respective agents of such indemnified person or any of its controlling persons or controlled affiliates, in the case of this clause (c), acting at the instructions of such indemnified person, controlling person or such controlled affiliate; provided that each reference to a controlled affiliate or controlling person in this sentence pertains to a controlled affiliate or controlling person involved in the negotiation or syndication of this Agreement and the Term Loans.

“Related Party Register”: as defined in Section 10.6(d).

“Release”: any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection, or leaching into the Environment, or into or from any building or facility.

“Relevant Governmental Body”: the Board ~~of Governors of the Federal Reserve System~~ or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board ~~of Governors of the Federal Reserve System~~ or the Federal Reserve Bank of New York, or any successor thereto.

“Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Replacement Term Loans”: as defined in Section 10.1.

“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty (30) day notice period is waived pursuant to PBGC Reg. § 4043.

“Repricing Transaction”: in connection with a transaction the primary purpose of which is to reduce the effective interest cost or weighted average yield (excluding any arrangement or commitment fees in connection therewith) applicable to the 2026 Term Loans (a) the prepayment, refinancing, substitution or replacement of all or a portion of the 2026 Term Loans with the incurrence of any new long-term first lien bank indebtedness by the Borrower or any of its Restricted Subsidiaries having an effective interest cost or weighted average yield at the time of incurrence thereof that is less than the effective interest cost or weighted average yield of such 2026 Term Loans at the time of such incurrence or (b) any amendment to this Agreement that, directly or indirectly, reduces the effective interest cost or weighted average yield of such 2026 Term Loans (or any Lender must assign its Terms Loans as a result of its failure to consent to any such amendment). No “Repricing Transaction” shall be deemed to occur in connection with any Change of Control or Transformative Acquisition.

“Required Lenders”: at any time, the holders of more than 50% of the sum of (a) the aggregate unpaid principal amount of the Term Loans then outstanding and (b) the Total Term Commitments then in effect.

“Requirement of Law”: as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including, in each case, any applicable Health Care Laws.

“Resolution Authority”: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer”: the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of Holdings or the Borrower (unless otherwise specified), but in any event, with respect to financial matters, the chief financial officer, treasurer or assistant treasurer of the Borrower.

“Restatement Effective Date”: the date on which all the conditions set forth in Section 3 of the First Amendment are satisfied.

“Restricted Payments”: as defined in Section 7.5.

“Restricted Subsidiary”: shall mean any Subsidiary that is not an Unrestricted Subsidiary.

“S&P”: Standard & Poor’s Ratings Services.

“Sanctioned Country”: any country or territory with which dealings are broadly and comprehensively prohibited by any country-wide or territory-wide Sanctions (as of the date hereof, Crimea, Cuba, Iran, North Korea, and Syria).

“Sanctioned Person”: any Person with whom dealings are restricted, prohibited, or sanctionable under any Sanctions, including as a result of: (a) being named on any list of Persons subject to Sanctions, (b) being located, organized, or resident in, or directly or indirectly owned or controlled by the government of, any Sanctioned Country, or (c) any direct or indirect relationship of ownership, control, or agency with, or any direct or indirect commercial dealings with, a Person described in (a) or (b).

“Sanctions”: all national and supranational laws, regulations, decrees, orders, or other acts with force of law of the United States, the United Kingdom, or the European Union, or United Nations Security Council resolutions, concerning trade and economic sanctions including embargoes; the freezing or blocking of assets of targeted Persons; or other restrictions on exports, imports, investment, payments, or other transactions targeted at particular Persons or countries, including any laws threatening to impose such trade and economic sanctions on any person for engaging in proscribed or targeted behavior.

“SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Second Amendment”: that certain Amendment No. 2 to Amended and Restated Credit Agreement, dated as of February 14, 2013, among Borrower, Holdings, Intermediate Holdco, the Guarantors party thereto, the Administrative Agent and certain Term Lenders party thereto.

“Second Amendment Effective Date”: the date on which all of the conditions contained in Section 3 of the Second Amendment have been satisfied or waived by the Administrative Agent.

“Second Lien Credit Agreement”: the Second Lien Credit Agreement dated as of September 16, 2011 among Holdings, the Borrower, Morgan Stanley Senior Funding, Inc. as administrative agent, and the other parties thereto.

“Secured Parties”: the collective reference to the Lenders, the Agents, and the Qualified Counterparties, and each of their successors and assigns.

“Securities Act”: the Securities Act of 1933, as amended.

“Security Documents”: the collective reference to the Guarantee and Collateral Agreement, the Debentures, the Mortgages (if any), the Control Agreements, the Intellectual Property Security Agreements and all other security documents hereafter delivered to the Administrative Agent or the Collateral Agent granting a Lien on any property of any Person to secure the Obligations of any Loan Party under any Loan Document or any Specified Hedge Agreement.

“Seventh Amendment”: that certain Amendment No. 7 to Amended and Restated Credit Agreement, dated as of June 28, 2023, among Borrower and the Administrative Agent.

“Seventh Amendment Effective Date”: the date on which all of the conditions contained in Section 3 of the Seventh Amendment have been satisfied or waived by the Administrative Agent.

“Single Employer Plan”: any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

“Sixth Amendment”: that certain Amendment No. 6 to Amended and Restated Credit Agreement, dated as of March 12, 2021, among Borrower, Holdings, Intermediate Holdco, Holdco, the Guarantors party thereto, the Administrative Agent and certain Term Lenders party thereto.

“Sixth Amendment Effective Date”: the date on which all of the conditions contained in Section 4 of the Sixth Amendment have been satisfied or waived by the Administrative Agent.

“Sixth Amendment Lead Arrangers”: MSSF and Cowen Finance Company LLC, each in its capacity as joint lead arranger in respect of the Sixth Amendment.

“Sixth Amendment Refinancing”: as defined in the recitals to this Agreement.

“SOFR”: ~~with respect to any Business Day,~~ a rate ~~per annum~~ equal to the secured overnight financing rate ~~for such Business Day published~~as administered by the SOFR Administrator ~~on the SOFR Administrator’s Website at approximately 2:30 p.m. (New York City time) on the immediately succeeding Business Day.~~.

“SOFR Administrator”: the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website”: the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “ABR”.

“Software”: as defined in the definition of Intellectual Property.

“Solvent”: as to any Person at any time, that (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is greater than the amount that will be required to pay the probable liability of such Person on the sum of its debts and other liabilities, including contingent liabilities; (c) such Person has not, does not intend to, and does not believe (nor should it reasonably believe) that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they become due (whether at maturity or otherwise); (d) such Person does not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are now conducted and are proposed to be conducted following the Restatement Effective Date; (e) it is not unable to pay its debts as they fall due; and (f) in the case of any such Person organized under the laws of the Republic of Ireland, it is not deemed unable to pay its debts as they fall due for purposes of the laws of the Republic of Ireland.

“Special Flood Hazard Area”: an area that FEMA’s current flood maps indicate has at least a one percent (1%) chance of a flood equal to or exceeding the base flood elevation (a 100-year flood) in any given year.

“specified currency”: as defined in Section 10.17.

“Specified Hedge Agreement”: any Hedge Agreement entered into by (a) any Loan Party and (b) any Qualified Counterparty, as counterparty; provided, that any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements; provided, however, that notwithstanding such release, nothing herein shall limit the contractual rights of any such Qualified Counterparty set forth in such Specified Hedge Agreement.

“Stock Certificates”: Collateral consisting of certificates representing Capital Stock of any Subsidiary of Holdings for which a security interest can be perfected by delivering such certificates.

“Subordinated Indebtedness”: any unsecured Junior Indebtedness of the Borrower or a Subsidiary Guarantor the payment of principal and interest of which and other obligations of the Borrower or such Subsidiary Guarantor in respect thereof are subordinated to the prior payment in full of the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent.

“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person and, in the case of Person which is a company incorporated in Ireland, shall include a subsidiary of such Person within the meaning of Section 7 of the Companies Act 2014 of Ireland. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of Holdings.

“Subsidiary Guarantor”: each Subsidiary of Holdings (other than the Borrower) that guarantees the Obligations pursuant to a Loan Document or pursuant to Section 6.10.

“Supported QFC” shall have the meaning assigned to such term in Section 10.20.

“Survey”: a survey of any Mortgaged Property (and all improvements thereon) which is (a) (i) prepared by a surveyor or engineer licensed to perform surveys in the jurisdiction where such Mortgaged Property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such Mortgaged Property or any easement, right of way or other interest in the Mortgaged Property has been granted or become effective through operation of law or otherwise with respect to such Mortgaged Property which, in either case, can be depicted on a survey, in which events, as applicable, such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, or after the grant or effectiveness of any such easement, right of way or other interest in the Mortgaged Property, provided that the Borrower shall have a reasonable amount of time to deliver such redated survey, (iii) certified by the surveyor (in a manner reasonably acceptable to the Administrative Agent) to the Administrative Agent, the Collateral Agent and the Title Company, (iv) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey and (v) sufficient for the Title Company to remove all standard survey exceptions from the title insurance policy (or commitment) relating to such Mortgaged Property and issue customary endorsements or (b) otherwise acceptable to the Collateral Agent.

“Swap Obligations”: with respect to any Loan Party any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swiss Franc”: the lawful currency of Switzerland.

“Syndication Agent(s)”: as defined in the preamble to this Agreement.

“Syndication Date”: the date on which the Lead Arrangers complete syndication of the Term Loans and the entities selected in such syndication process become parties to this Agreement.

“Taxes”: taxes, levies, imposts, duties, charges, fees, deductions or withholdings imposed by any Governmental Authority, and any interest, penalties or additions to tax imposed with respect thereto.

“Tax Status Certificate”: as defined in Section 3.10.

“Term Commitments”: (x) prior to the Sixth Amendment Effective Date, the 2023 Term Commitments and (y) on and after the Sixth Amendment Effective Date, the 2026 Term Commitments.

“Term Facilities”: (x) prior to the Sixth Amendment Effective Date, the 2023 Term Facility and (y) on and after the Sixth Amendment Effective Date, the 2026 Term Facility.

“Term Lender”: (x) prior to the Sixth Amendment Effective Date, each 2023 Term Lender and (y) on and after the Sixth Amendment Effective Date, each 2026 Term Lender.

“Term Loans”: (x) prior to the Sixth Amendment Effective Date, the 2023 Term Loans and (y) on and after the Sixth Amendment Effective Date, the 2026 Term Loans, together with any Incremental Term Loans, if applicable.

“Term Loan Increase Effective Date”: as defined in Section 2.4(a).

“Term Loan Maturity Date”: in the case of the 2026 Term Facility, the 2026 Term Loan Maturity Date.

“Term Percentage”: after the Sixth Amendment Effective Date, the 2026 Term Percentage.

“Term SOFR”:

(a)
for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b)
for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR SOFR Determination Day.

“Term SOFR Adjustment”: for any calculation with respect to a SOFR Loan, a percentage per annum as set forth below for the applicable Interest Period therefor:

Interest Period	Percentage
One month	0.11448%
Three months	0.26161%
Six months	0.42826%

“Term SOFR Administrator”: the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR~~”: for the applicable Corresponding Tenor as of the applicable Reference Time,~~ Reference Rate”: the forward-looking term rate based on SOFR ~~that has been selected or recommended by the Relevant Governmental Body~~.

“Term SOFR Tranche”: the collective reference to SOFR Loans under a particular loan facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Third Amendment”: that certain Amendment No. 3 and Waiver to Amended and Restated Credit Agreement, dated as of May 22, 2013, among Borrower, Holdings, Intermediate Holdco, Holdco, the Guarantors party thereto, the Administrative Agent and certain Term Lenders party thereto.

“Third Amendment Effective Date”: the date on which all of the conditions contained in Section 3 of the Third Amendment have been satisfied or waived by the Administrative Agent.

“Title Company”: any title insurance company as shall be retained by Borrower and reasonably acceptable to the Administrative Agent.

“Total Term Commitments”: at any time, the aggregate amount of the Term Commitments then in effect. The original aggregate amount of the Total Term Commitments on the Restatement Effective Date was $375,000,000.

“Tranche”: each of the 2026 Term Loans, any Term Loans borrowed in accordance with Section 2.4, any “extended tranche” as set forth in Section 3.16 and any Replacement Term Loans, as the context may require.

“Transaction”: collectively, (a) the Refinancing, (b) the borrowing of the Term Loans on the Restatement Effective Date and (c) the other transactions contemplated by the Loan Documents.

“Transferee”: any Assignee or Participant.

“Transformative Acquisition”: any acquisition by any Group Member that either (a) is not permitted by the terms of this Agreement and other Loan Documents immediately prior to the consummation of such acquisition or (b) if permitted by the terms of this Agreement and other Loan Documents immediately prior to the consummation of such acquisition, would not provide the Group Members with adequate flexibility under this Agreement and other Loan Documents for the continuation and/or expansion of their combined operations following such consummation, as determined by the Borrower acting in good faith.

“Type”: as to any Term Loan, its nature as an ABR Loan or a ~~LIBOR Rate~~SOFR Loan.

“UCC Filing Collateral”: Collateral consisting solely of assets for which a security interest can be perfected by filing a Uniform Commercial Code financing statement.

“UK Financial Institution”: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement”: the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment with respect thereto.

“Unasserted Contingent Obligations”: as defined in the Guarantee and Collateral Agreement.

“United States” or “U.S.”: the United States of America.

“Unrestricted Subsidiary”: any Subsidiary designated by the board of directors of Holdings as an Unrestricted Subsidiary pursuant to Section 6.16, in each case, until such Person ceases to be Unrestricted Subsidiary in accordance with Section 6.16 or ceases to be a Subsidiary.

“Upfront Payment”: for any Exclusive License, the aggregate cash payment paid to any Group Member on or prior to the consummation of the Exclusive License (and which, for the avoidance of doubt, shall not include any royalty, earnout, milestone payment, contingent payment or any other deferred payment that may be payable thereafter.)

“USA PATRIOT Act”: The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107 56 (signed into law October 26, 2001)).

“U.S. GAAP”: generally accepted accounting principles in effect from time to time in the United States.

“U.S. Government Securities Business Day”: any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Special Resolution Regimes” shall have the meaning assigned to such term in Section 10.20.

“Voluntary Prepayment”: a prepayment of the Term Loans.

“Weighted Average Life to Maturity”: when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one‑twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary”: as to any Person, any other Person, all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

“Write-Down and Conversion Powers”: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2
Other Definitional Provisions.
(a)
Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.
(b)
As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time (subject to any applicable restrictions hereunder), (vi) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (vii) any references herein to any Person shall be construed to include such Person’s successors and assigns.
(c)
The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.
(d)
The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
(e)
Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP in effect as of the Original Closing Date; provided that, if either the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Original Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then the Administrative Agent, the Borrower and the Lenders shall negotiate in good faith to amend such provision to preserve the original intent in light of the change in GAAP; provided that such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein , any lease that is treated as an operating lease for purposes of GAAP as of the Original Closing Date shall continue to be treated as an operating lease (and any future lease, if it were in effect on the Original Closing Date, that would be treated as an operating lease for purposes of GAAP as of the Original Closing Date shall be treated as an operating lease), in each case for purposes of this Agreement notwithstanding any change in GAAP after the Original Closing Date.
(f)
When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, with respect to any payment of interest on or principal of ~~LIBOR Rate~~SOFR Loans, if such extension would cause any such payment to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.
1.3
Delaware LLC Division. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.
1.4
Administration of Interest Rates. The Administrative Agent does not warrant nor accept any responsibility nor shall the Administrative Agent have any liability with respect to (i) any Benchmark Replacement Conforming Changes, (ii) the administration, submission or any matter relating to the rates in the definition of Benchmark or with respect to any rate that is an alternative, comparable or successor rate thereto or (iii) the effect of any of the foregoing.
SECTION 2.
AMOUNT AND TERMS OF TERM COMMITMENTS
2.1
Term Commitments. Subject to the terms and conditions hereof, (a) each 2016 Term Lender severally agreed to make a term loan (a “2016 Term Loan”) to the Borrower on the Restatement Effective Date in an amount not to exceed the 2016 Term Commitment of such 2016 Term Lender, (b) each 2019 Term Lender severally agreed to make a term loan (a “2019 Term Loan” and upon the Fourth Amendment Effective Date, such 2019 Term Loan becoming a term loan with a maturity date of September 25, 2021 (a “2021 Term Loan”)) to the Borrower on the Restatement Effective Date in an amount not to exceed the 2019 Term Commitment of such 2019 Term Lender, (c) each 2023 Term Lender severally agreed to make a term loan or continue its 2021 Term Loan pursuant to the terms of the Fifth Amendment (each, a “2023 Term Loan”) to the Borrower on the Fifth Amendment Effective Date in an amount not to exceed the 2023 Term Commitment of such 2023 Term Lender and (d) each 2026 Term Lender severally agrees to make a term loan or exchange its 2023 Term Loan pursuant to the terms of the Sixth Amendment (each, a “2026 Term Loan”) to the Borrower on the Sixth Amendment Effective Date in an amount not to exceed the 2026 Term Commitment of such 2026 Term Lender. The Term Loans may from time to time be ~~LIBOR Rate~~SOFR Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 3.3.
2.2
Procedure for Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable notice in the form annexed hereto as Exhibit B (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, at least 1 Business Day prior to the anticipated Restatement Effective Date) requesting that the applicable Lenders make the Term Loans on the Restatement Effective Date and specifying the amount to be borrowed. Upon receipt of such notice the Administrative Agent shall promptly notify each applicable Lender thereof. Not later than 12:00 Noon, New York City time, on the Restatement Effective Date, each Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the applicable Term Loan or Term Loans to be made by such Lender (or, upon written notice to the Administrative Agent, through a deemed repayment of loan(s) under the Original Credit Agreement or the Second Lien Credit Agreement held by such Lender and a deemed extension of a Term Loan hereunder). The Administrative Agent shall make the proceeds of such Term Loan or Term Loans available to the Borrower on such Borrowing Date by wire transfer in immediately available funds to a bank account designated in writing by the Borrower to the Administrative Agent.

2.3
Repayment of Term Loans. (i) On each Quarterly Payment Date, beginning with December 31, 2012, the Borrower shall repay to the Administrative Agent for the ratable account of (a) the 2016 Term Lenders the principal amount of 2016 Term Loans then outstanding in an amount equal to 1.25% of the aggregate initial principal amounts of all 2016 Term Loans theretofore borrowed by the Borrower pursuant to Section 2.1(a); provided that no repayment of the type described in this clause (a) shall be required following the third anniversary of the Restatement Effective Date and (b) until the Fourth Amendment Effective Date, the 2019 Term Lenders the principal amount of 2019 Term Loans then outstanding in an amount equal to 0.25% of the aggregate initial principal amounts of all 2019 Term Loans theretofore borrowed by the Borrower pursuant to Section 2.1(b), (ii) on each Quarterly Payment Date occurring on or after the Fourth Amendment Effective Date and until the Fifth Amendment Effective Date, the Borrower shall repay to the Administrative Agent for the ratable account of the 2021 Term Lenders the principal amount of 2021 Term Loans then outstanding in an amount equal to 0.25% of the aggregate initial principal amounts of the 2019 Term Loans originally borrowed by the Borrower pursuant to Section 2.1(b) on the Restatement Effective Date, (iii) on each Quarterly Payment Date commencing with the last Business Day of June, 2018 and until the Sixth Amendment Effective Date, the Borrower shall repay to the Administrative Agent for the ratable account of the 2023 Term Lenders the principal amount of 2023 Term Loans then outstanding in an amount equal to 0.25% of the aggregate initial principal amounts of the 2023 Term Loans originally made or continued pursuant to Section 2.1(c) on the Fifth Amendment Effective Date, and (iv) on each Quarterly Payment Date commencing with the last Business Day of June, 2021, the Borrower shall repay to the Administrative Agent for the ratable account of the 2026 Term Lenders the principal amount of 2026 Term Loans then outstanding in an amount equal to 0.25% of the aggregate initial principal amounts of the 2026 Term Loans originally made or exchanged pursuant to Section 2.1(d) on the Sixth Amendment Effective Date, in each case, in accordance with the order of priority set forth in Section 3.8. The remaining unpaid principal amount of the applicable Tranche of Term Loans and all other Obligations under or in respect of such Tranche of Term Loans shall be due and payable in full, if not earlier in accordance with this Agreement, on (x) in the case of the 2026 Term Facility, the 2026 Term Loan Maturity Date and (y) in the case of any Incremental Term Loan and Extension Loan, as set forth in the applicable amendment agreement effecting such Term Loan.
2.4
Incremental Term Loans.
(a)
Borrower Request. The Borrower may at any time and from time to time after the Sixth Amendment Effective Date by written notice to the Administrative Agent elect to request the establishment of one or more new term loan facilities (each, an “Incremental Term Facility”) with term loan commitments (each, an “Incremental Term Loan Commitment”) in an aggregate amount not to exceed the greater of (a) $175,000,000 and (b) such amount as will not cause the First Lien Secured Leverage Ratio as of the date of the most recent financial statements delivered pursuant to Section 6.1(a) or (b) to be greater than 2.60:1.00, on a pro forma basis after giving effect to the incurrence thereof (and the application of proceeds therefrom, and in minimum increments of $10,000,000, and for the avoidance of doubt, solely for the purposes of determining compliance with the First Lien Secured Leverage Ratio test pursuant to this clause (b), the cash proceeds of such amount raised shall not be included in the calculation). Each such notice shall specify (i) the date (each, a “Term Loan Increase Effective Date”) on which the Borrower proposes that the Incremental Term Loan Commitment shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to the Administrative Agent and (ii) the identity of each Person (which, if not a Lender, an Approved Fund or an Affiliate of a Lender, shall be reasonably satisfactory to the Administrative Agent) to whom the Borrower proposes any portion of such Incremental Term Loan Commitment be allocated and the amounts of such allocations (it being understood that no existing Lender will have an obligation to make a portion of any Incremental Term Loan).
(b)
Conditions. The Incremental Term Loan Commitment shall become effective, as of such Term Loan Increase Effective Date; provided that:
(i)
each of the conditions set forth in Section 5.2 shall be satisfied;
(ii)
no Default or Event of Default shall have occurred or be continuing or would result from the borrowings to be made on the Term Loan Increase Effective Date; and
(iii)
the Borrower shall deliver or cause to be delivered any customary legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction.
(c)
Terms of Incremental Term Loans and Incremental Term Loan Commitments. The terms and provisions of the Incremental Term Loans made pursuant to the Incremental Term Loan Commitments shall be as follows:
(i)
terms and provisions of Loans made pursuant to Incremental Term Loan Commitments (the “Incremental Term Loans”) shall be on terms consistent with the existing Term Loans (except as otherwise set forth herein) and, to the extent not consistent with such existing Term Loans, on terms reasonably acceptable to the Administrative Agent (except as otherwise set forth herein) (it being understood that Incremental Term Loans may be part of an existing Tranche of Term Loans or may comprise one or more new Tranches of Term Loans);
(ii)
the weighted average life to maturity of all new Incremental Term Loans shall be no shorter than the remaining weighted average life to maturity of the 2026 Term Loans;
(iii)
the maturity date of Incremental Term Loans shall not be earlier than the 2026 Term Loan Maturity Date; and
(iv)
the applicable yield for the Incremental Term Loans shall be determined by the Borrower and the applicable new Lenders; provided, however, that the applicable yield (which, for such purposes only, shall be deemed to include all upfront or similar fees, original issue discount (with original issue discount being equated to interest based on an assumed four-year life to maturity) or ~~LIBOR Rate~~Term SOFR or ABR “floors” (with any increase in such floors being equated to an increase in interest rate) payable to all Lenders providing such Incremental Term Loans, but shall exclude customary arrangement fees payable to any arranger in connection with the Incremental Term Loans) for the Incremental Term Loans shall not be greater than the highest applicable yield that may, under any circumstances, be payable with respect to each Tranche of then outstanding Term Loans plus 50 basis points, except to the extent that the applicable yield of each Tranche of Term Loans is increased to the extent necessary to achieve the foregoing; provided that in the event the weighted average life to maturity of the Incremental Term Loans is equal to or greater than the weighted average life to maturity of the 2026 Term Loans, the immediately preceding proviso shall not apply to the 2026 Term Loans.

The Incremental Term Loan Commitments shall be effected by a joinder agreement (the “Increase Term Joinder”) executed by the Borrower, the Administrative Agent and each Incremental Lender making such Incremental Term Loan Commitment, in form and substance reasonably satisfactory to each of them. The Increase Term Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.4. In addition, unless otherwise specifically provided herein, all references in the Loan Documents to Term Loans shall be deemed, unless the context otherwise requires, to include references to Incremental Term Loans that are Term Loans made pursuant to this Agreement.

(d)
Making of Incremental Term Loans. On any Term Loan Increase Effective Date on which Incremental Term Loan Commitments are effective, subject to the satisfaction of the foregoing terms and conditions, each Incremental Lender of such Incremental Term Loan Commitment shall make an Incremental Term Loan to the Borrower in an amount equal to its Incremental Term Loan Commitment.
(e)
Equal and Ratable Benefit. The Incremental Term Loans and Incremental Term Loan Commitments established pursuant to this Section 2.4 shall constitute Term Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from security interests created by the Security Documents and the guarantees of the Guarantors. The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Security Documents continue to be perfected under the Uniform Commercial Code or otherwise after giving effect to the establishment of any such class of Incremental Term Loans or any such Incremental Term Loan Commitments.
2.5
Fees.
(a)
The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at times specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).
SECTION 3.
GENERAL PROVISIONS APPLICABLE TO LOANS
3.1
Optional Prepayments. The Borrower may at any time and from time to time prepay the Term Loans, in whole or in part, without premium or penalty (other than as set forth in Section 3.2(d) below), upon irrevocable notice delivered to the Administrative Agent no later than 12:00 Noon, New York City time, three (3) Business Days prior thereto, in the case of

~~LIBOR Rate~~SOFR Loans, and no later than 12:00 Noon, New York City time, one (1) Business Day prior thereto, in the case of ABR Loans, which notice shall specify the date and amount of prepayment, whether the prepayment is of ~~LIBOR Rate~~SOFR Loans or ABR Loans, the Tranche of Term Loans to which the prepayment applies and the manner in which such prepayment is to be applied to the applicable Tranche of Term Loans; provided, that if a ~~LIBOR Rate~~SOFR Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 3.11. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of ~~LIBOR Rate~~SOFR Loans shall be in an aggregate principal amount of $500,000 or integral multiples of $100,000 in excess thereof. Partial prepayments of ABR Loans shall be in an aggregate principal amount of $250,000 or integral multiples of $100,000 in excess thereof. Notwithstanding the foregoing, a notice of prepayment delivered by Borrower in accordance with this Section 3.1 may expressly state that such notice is conditioned upon the effectiveness of new credit facilities or other sources of refinancing and which effectiveness will result in the immediate payment in full in cash of all Obligations, in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the time on which the Term Loans would have been repaid in accordance with such notice of prepayment) if such condition is not satisfied or not reasonably likely to be satisfied and the Borrower shall pay any amounts due under Section 3.9, if any, in connection with any such revocation.
3.2
Mandatory Prepayments; Prepayment Premium.
(a)
If any Indebtedness shall be incurred or issued by any Group Member after the Restatement Effective Date (other than Excluded Indebtedness), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such incurrence or issuance toward the prepayment of the Term Loans as set forth in Section 3.2(d).
(b)
If on any date any Group Member shall receive Net Cash Proceeds from (i) any Asset Sale or Recovery Event then, other than with respect to any Net Cash Proceeds subject to a Reinvestment Event, such Net Cash Proceeds shall be applied on such date toward the prepayment of the Term Loans as set forth in Section 3.2(d); provided, that, notwithstanding the foregoing, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans as set forth in Section 3.2(d) or (ii) any IP Sale, then other than with respect to any Net Cash Proceeds subject to a Reinvestment Event, an amount equal to not less than 75% of such Net Cash Proceeds shall be applied on such date toward the prepayment of the Term Loans as set forth in Section 3.2(d); provided, that, notwithstanding the foregoing, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans as set forth in Section 3.2(d).
(c)
The Borrower shall, on each Excess Cash Flow Application Date, apply the ECF Percentage of the excess, if any, of (i) Excess Cash Flow for the related Excess Cash Flow Payment Period minus (ii) Voluntary Prepayments made during such Excess Cash Flow Payment Period toward the prepayment of the Term Loans as set forth in Section 3.2(d). Except as provided below, each such prepayment and commitment reduction shall be made on a date (an “Excess Cash Flow Application Date”) no later than ten (10) days after the date on which the financial statements referred to in Section 6.1(a) for the fiscal year of Holdings with respect to which such prepayment is made are required to be delivered to the Lenders (commencing with the fiscal year of Holdings ending December 31, 2013).
(d)
Amounts to be applied in connection with prepayments made pursuant to this Section 3.2 shall be applied to the prepayment of the Term Loans in accordance with Section 3.8. The application of any prepayment pursuant to this Section 3.2 shall be made, first, to ABR Loans and, second, to ~~LIBOR Rate~~SOFR Loans. Each prepayment of the Term Loans under this Section 3.2 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.
(e)
The Total Term Commitments of each Term Facility (and the Term Commitments of each Lender) shall terminate in their entirety upon the funding thereof on the Restatement Effective Date.
(f)
Prepayment Premium. In the event that, on or prior to the date that occurs six months following the Sixth Amendment Effective Date, the Borrower (x) makes any prepayment of any Tranche of Term Loans in connection with any Repricing Transaction or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each applicable Lender of such Tranche of Term Loans being repaid, (i) in the case of clause (x), a prepayment premium of 1% of the amount of the Term Loans being prepaid and (ii) in the case of clause (y), a payment equal to 1% of the aggregate amount of the applicable Tranche of Term Loans outstanding immediately prior to such amendment.
3.3
Conversion and Continuation Options.
(a)
The Borrower may elect from time to time to convert ~~LIBOR Rate~~SOFR Loans to ABR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 12:00 Noon, New York City time, on the Business Day preceding the proposed conversion date; provided that any such conversion of ~~LIBOR Rate~~SOFR Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to ~~LIBOR Rate~~SOFR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 12:00 Noon, New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor); provided that no ABR Loan may be converted into a ~~LIBOR Rate~~SOFR Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.
(b)
Any ~~LIBOR Rate~~SOFR Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term Interest Period set forth in Section 1.1, of the length of the next Interest Period to be applicable to such

Loans; provided that no ~~LIBOR Rate~~SOFR Loan may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuations; and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.
3.4
Limitations on ~~LIBOR~~Term SOFR Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of ~~LIBOR Rate~~SOFR Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the ~~LIBOR Rate~~SOFR Loans comprising each ~~LIBOR~~Term SOFR Tranche shall be equal to $500,000 or integral multiples of $100,000 in excess thereof and (b) no more than ten (10) ~~LIBOR~~Term SOFR Tranches shall be outstanding at any one time.
3.5
Interest Rates and Payment Dates.
(a)
Each ~~LIBOR Rate~~SOFR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the ~~LIBOR Rate~~Term SOFR determined for such day plus the Applicable Margin.
(b)
Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.
(c)
If the Borrower shall default in the payment of the principal or interest on any Term Loan or any other amount becoming due hereunder, by acceleration or otherwise, or under any other Loan Document (or including, as a result of an Event of Default under Sections 8(a) or (f)), the Borrower shall pay interest on any such defaulted amount at a rate per annum equal to (i) in the case of Term Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2%, and (ii) in the case of any such other amounts, the non‑default rate then applicable to ABR Loans plus 2%.
(d)
Interest shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.
(e)
Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non‑usurious interest permitted by applicable law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Term Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (i) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof, and

(iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
3.6
Computation of Interest and Fees.
(a)
Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of clause (a) or (b) of the definition of ABR, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a ~~LIBOR Rate~~Term SOFR. Any change in the interest rate on a Loan resulting from a change in the ABR ~~or the Eurocurrency Reserve Requirements~~ shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.
(b)
Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, promptly deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 3.6(a).
(c)
Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use or administration of Term SOFR.
3.7
Inability to Determine Interest Rate.

~~(a) If~~Subject to Section 3.17, if, on or prior to the first day of any Interest Period~~:~~

for any SOFR Loan, ~~(i)~~ the Administrative Agent shall have reasonably determined (which determination shall be conclusive and binding upon the Borrower and the Lenders) that~~, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period; provided that no Benchmark Transition Event shall occurred at such time; or~~

“Adjusted Term SOFR” cannot be determined pursuant to the definition thereof, then ~~(ii) the Administrative Agent shall have received notice from the Required Lenders that LIBOR or the LIBOR Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as reasonably determined and conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period,~~

the Administrative Agent shall give written notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter but at least two (2) Business Days prior to the first day of such Interest Period. If such notice is given (x) any Term Loans that were to have been converted on the first day of such Interest Period to ~~LIBOR Rate~~SOFR Loans shall be continued as ABR Loans and (y) any outstanding ~~LIBOR Rate~~SOFR Loans shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent (which notice the Administrative Agent agrees to withdraw promptly upon a determination that the condition or situation which gave rise to such notice no longer exists), no further ~~LIBOR Rate~~SOFR Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to ~~LIBOR Rate~~SOFR Loans. Notwithstanding the foregoing, the Lenders shall use commercially reasonable efforts to satisfy any applicable IRS guidance so that the implementation of a Benchmark Replacement will not be treated as a deemed exchange under Section 1001 of the Code.

3.8
Pro Rata Treatment; Application of Payments; Payments.
(a)
Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Term Percentages of the relevant Lenders.
(b)
Except for optional prepayments pursuant to Section 3.1 and prepayments pursuant to Section 10.6(b)(v)(C), each payment (including each prepayment) on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of each Tranche of the Term Loans then held by the Lenders. Optional prepayments pursuant to Section 3.1 shall be applied ratably to the outstanding principal amount of the Tranche of Term Loans specified by the Borrower in the applicable notice of prepayment. The amount of each principal prepayment of the Term Loans shall be applied to reduce the then remaining installments of the Term Loans as specified by the Borrower in the applicable notice of prepayment. Amounts repaid or prepaid on account of the Term Loans may not be reborrowed.
(c)
All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the ~~LIBOR Rate~~SOFR Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a ~~LIBOR Rate~~SOFR Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(d)
Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may (but shall not be required to), in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three (3) Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.
(e)
Notwithstanding anything to the contrary contained herein, the provisions of this Section 3.8 shall be subject to the express provisions of this Agreement which require or permit differing payments to be made to Non‑Defaulting Lenders as opposed to Defaulting Lenders.
3.9
Requirements of Law.
(a)
If the adoption of, taking effect of or any change in any Requirement of Law or in the administration, interpretation or application thereof or compliance by any Lender with any request, guideline or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Restatement Effective Date (and, for purposes of this Agreement, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, guidelines or directives in connection therewith are deemed to have gone into effect and adopted subsequent to the Restatement Effective Date):
(i)
shall subject any Lender to any Tax of any kind whatsoever (other than Excluded Taxes (including any change in the rate of any Excluded Tax), Indemnified Taxes and Other Taxes which shall be governed exclusively by Section 3.10, and any Tax imposed on or measured by the net income of any Lender), with respect to this Agreement or any other Loan Document;
(ii)
shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the ~~LIBOR Rate~~Term SOFR hereunder; or
(iii)
shall impose on such Lender ~~or the London interbank market~~ any other condition, cost or expense affecting this Agreement or ~~LIBOR Rate~~SOFR Loans made by such Lender;

and the result of any of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining ~~LIBOR Rate~~SOFR Loans or, with respect to Taxes under clause (i) above, any Term Loan, or to reduce any amount receivable hereunder in respect thereof (whether of principal, interest or any other amount), then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled and setting forth in reasonable detail such increased costs.

(b)
If any Lender shall have determined that the adoption of, taking effect of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the Restatement Effective Date (and, for purposes of this Agreement, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, guidelines or directives in connection therewith are deemed to have gone into effect and adopted subsequent to the Restatement Effective Date) shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy), then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor setting forth in reasonable detail the charge and the calculation of such reduced rate of return, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.
(c)
A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any amounts incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such one hundred and eighty (180) day period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Term Loans and all other amounts payable hereunder. The Borrower shall pay the Lender the amount shown as due on any certificate referred to above within ten (10) days after receipt thereof.
3.10
Taxes.
(a)
Payments Free of Indemnified Taxes and Other Taxes. Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any

Taxes, provided that if any applicable withholding agent shall be required by applicable law to deduct or withhold any Taxes from such payments, then (i) the applicable withholding agent shall make such deductions or withholdings (ii) the applicable withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law, and (iii) if such Tax is an Indemnified Tax, the sum payable by the applicable Loan Party shall be increased as necessary so that after all required deductions or withholdings have been made (including deductions applicable to additional sums payable under this Section 3.10(a)) the applicable Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made.
(b)
Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, except for any Other Taxes imposed on any assignment of or participation with respect to a Lender’s rights or obligations hereunder pursuant to Section 10.6 if such Tax is imposed as a result of the Lender having a present or former connection with the jurisdiction imposing such Tax (other than a connection arising solely from having executed, delivered, enforced, become a party to, performed its obligations, received payments, received or perfected a security interest under, and/or engaged in any other transaction pursuant to, any Loan Document).
(c)
Indemnification by the Borrower. Without duplication of Section 3.10(a), the Borrower shall indemnify each Agent and Lender, within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed on or attributable to amounts payable under this Section 3.10(c)) imposed on or payable by such Agent or Lender, as the case may be, with respect to this Agreement or any other Loan Document, and reasonable expenses arising therefrom, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth the amount of such payment or liability (together with a copy of any applicable documents from the IRS or other Governmental Authority that asserts such claim) delivered to the Borrower by a Lender (with a copy to the relevant Agent), or by an Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. If the Borrower reasonably believes that there is an appropriate basis to pursue a refund (whether received in cash or applied as an offset against other Taxes due) of any Indemnified Tax or Other Tax indemnified by the Borrower under this Section 3.10(c), or for which any Loan Party has paid additional amounts under Section 3.10(a), the affected Agent or Lender (as applicable) shall, upon the Borrower’s written request and at the Borrower’s expense, pursue such refund; provided that no Agent or Lender shall be obligated to pursue any such refund if such Agent or Lender determines in good faith that it would be materially disadvantaged or prejudiced, or subject to any unreimbursed cost or expense, by pursuing such refund. Any refund described in the preceding sentence that is received by any Agent or Lender shall be payable to the Borrower to the extent provided in Section 3.10(h).
(d)
Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Loan Party to a Governmental Authority, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such

Governmental Authority evidencing such payment or other evidence of such payment reasonably satisfactory to the Agent.
(e)
Status of Lenders. Each Lender shall deliver to the Borrower and to the Administrative Agent, whenever reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable laws and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, (A) to determine whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) to determine, if applicable, the required rate of withholding or deduction and (C) to establish such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of any payments to be made to such Lender pursuant to any Loan Document or otherwise to establish such Lender’s status for withholding tax purposes in an applicable jurisdiction. If any form, certification or other documentation provided by a Lender pursuant to this Section 3.10(e) (including any of the specific documentation described below) expires or becomes obsolete or inaccurate in any respect, such Lender shall promptly notify the Borrower and the Administrative Agent in writing and shall promptly update or otherwise correct the affected documentation or promptly notify the Borrower and the Administrative Agent in writing that such Lender is not legally eligible to do so.
(f)
Without limiting the generality of the foregoing,

(A) any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent duly completed and executed originals of IRS Form W-9 or such other documentation or information prescribed by applicable laws or reasonably requested by the Borrower or the Administrative Agent (in such number of signed originals as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon request of the Borrower or the Administrative Agent) as will enable the Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to U.S. federal backup withholding or information reporting requirements; and

(B) each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of U.S. federal withholding tax with respect to any payments hereunder or under any other Loan Document shall deliver to the Borrower and the Administrative Agent (in such number of signed originals as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent), duly completed and executed copies of whichever of the following is applicable:

(i)
IRS Form W-8BEN or W-8BEN-E (or any successor thereto) claiming eligibility for benefits of an income tax treaty to which the United States is a party;
(ii)
IRS Form W-8ECI (or any successor thereto) claiming that specified payments (as applicable) under this Agreement or any other Loan Documents (as applicable) constitute income that is effectively connected with such Foreign Lender’s conduct of a trade or business in the United States;

(iii)
in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Sections 881(c) or 871(h) of the Code (the “Portfolio Interest Exemption”), (x) a certificate, substantially in the form of Exhibit D-1, D-2, D-3 or D-4, as applicable (a “Tax Status Certificate”), to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower, within the meaning of Section 881(c)(3)(B) of the Code or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no interest to be received is effectively connected with a U.S. trade or business and (y) IRS Form W-8BEN (or any successor thereto);
(iv)
where such Lender is a partnership (for U.S. federal income tax purposes) or otherwise not a beneficial owner (e.g., where such Lender has sold a participation), IRS Form W-8IMY (or any successor thereto) and all required supporting documentation (including, where one or more of the underlying beneficial owner(s) is claiming the benefits of the Portfolio Interest Exemption, a Tax Status Certificate of such beneficial owner(s) (provided that, if the Foreign Lender is a partnership and not a participating Lender, the Tax Status Certificate from the beneficial owner(s) may be provided by the Foreign Lender on behalf of the beneficial owner(s)); or
(v)
any other form prescribed by applicable laws as a basis for claiming exemption from or a reduction in United States federal withholding tax together with such supplementary documentation as may be prescribed by applicable Requirements of Laws to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and

Notwithstanding anything to the contrary in this Section 3.10(f), no Lender shall be required to deliver any documentation pursuant to this Section 3.10(f) that it is not legally eligible to provide.

(g)
FATCA. If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA, such Lender shall use commercially reasonable efforts to deliver to the Borrower and the Administrative Agent, at the time or times prescribed by applicable law and otherwise at such times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law and such additional documentation reasonably requested by the Borrower or the Administrative Agent to avoid the imposition of withholding obligations under FATCA with respect to such Lender.
(h)
If any Agent or Lender determines, in its good faith discretion, that it has received a refund (whether received in cash or applied as an offset against other Taxes due) of any Indemnified Taxes or Other Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section, it shall promptly pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by any Loan Party under this Section 3.10 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Agent or Lender (including any Taxes), as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of such Agent or Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority (other than any penalties arising from the gross negligence or willful misconduct of the Agent or the Lender)) to such Agent or Lender in the event such Agent or Lender is required to repay such refund to such Governmental Authority. Such Lender or Agent, as the case may be, shall, at the Borrower’s reasonable request, provide the Borrower with a copy of any notice of assessment or other evidence reasonably satisfactory to the Borrower of the requirement to repay such refund received from the relevant taxing authority. This subsection shall not be construed to require any Agent or Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.
(i)
The agreements in this Section shall survive the termination of this Agreement and the payment of the Term Loans and all other amounts payable hereunder or under any other Loan Document.
3.11
Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss, cost or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of ~~LIBOR Rate~~SOFR Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from ~~LIBOR Rate~~SOFR Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement, (c) the making of a prepayment of, or a conversion from, ~~LIBOR Rate~~SOFR Loans on a day that is not the last day of an Interest Period with respect thereto or (d) any other default by the Borrower in the repayment of such ~~LIBOR Rate~~SOFR Loans when and as required pursuant to the terms of this Agreement. A certificate setting forth in reasonable detail the basis for requesting such amount actually incurred as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Term Loans and all other amounts payable hereunder.
3.12
Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.9 or 3.10(a), (b) or (c) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Term Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage or any unreimbursed costs or expenses; and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 3.9 or 3.10(a), (b) or (c). The Borrower hereby agrees to pay all reasonable, documented out-of-pocket costs and expenses incurred by any Lender in connection with any such designation.

3.13
Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 3.9 or 3.10(a) (such Lender, an “Affected Lender”), (b) is a Non‑Consenting Lender or (c) is a Defaulting Lender, with a replacement financial institution or other entity; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) in the case of an Affected Lender, prior to any such replacement, such Lender shall have taken no action under Section 3.12 that have actually eliminated the continued need for payment of amounts owing pursuant to Section 3.9 or 3.10(a), (iii) the replacement financial institution or entity shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (iv) the Borrower shall be liable to such replaced Lender under Section 3.11 if any ~~LIBOR Rate~~SOFR Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (v) the replacement financial institution or entity shall be an Eligible Assignee, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that, except in the case of clause (c) hereof, the Borrower shall be obligated to pay the registration and processing fee referred to therein), (vii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 3.9 or 3.10(a), as the case may be, (viii) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender, and (ix) in the case of a Non‑Consenting Lender, (A) the replacement financial institution or entity shall consent at the time of such assignment to each matter in respect of which the replaced Lender was a Non‑Consenting Lender and (B) to the extent applicable, the Borrower shall pay any amounts due to such Non‑Consenting Lender pursuant to Section 3.2(e).
3.14
Evidence of Debt
(a)
Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of the Borrower to such Lender resulting from each Term Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.
(b)
The Administrative Agent, on behalf of the Borrower (or, in the case of an assignment not required to be recorded in the Register in accordance with the provisions of Section 10.6(d), the assigning Lender, acting solely for this purpose as a non‑fiduciary agent of the Borrower), shall maintain the Register (or, in the case of an assignment not required to be recorded in the Register in accordance with the provisions of Section 10.6(d), a Related Party Register), in each case pursuant to Section 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Term Loan made hereunder and any Note evidencing such Term Loan, the Type of such Term Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent (or, in the case of an assignment not required to be recorded in the Register in accordance with the provisions of Section 10.6(d), the assigning Lender) hereunder from the Borrower and each Lender’s share thereof.

(c)
The entries made in the Register and the accounts of each Lender maintained pursuant to Section 3.14(a) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded (absent manifest error); provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Term Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.
(d)
The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing any Term Loans, of such Lender, substantially in the form of Exhibit E, with appropriate insertions as to date and principal amount.
3.15
Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain ~~LIBOR Rate~~SOFR Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make ~~LIBOR Rate~~SOFR Loans, continue ~~LIBOR Rate~~SOFR Loans as such and convert ABR Loans to ~~LIBOR Rate~~SOFR Loans shall forthwith be canceled and (b) such Lender’s Term Loans then outstanding as ~~LIBOR Rate~~SOFR Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a ~~LIBOR Rate~~SOFR Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.11.
3.16
Extension Offers.
(a)
Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders holding the applicable Tranche of Term Loans, on a pro rata basis (based on the aggregate outstanding principal amount of such Tranche of Term Loans) and on the same terms to each such Lender, the Borrower may from time to time extend the maturity date and availability period of such Tranche of Term Loans, and otherwise modify the terms of such Tranche of Term Loans, pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Tranche of Term Loans (and related outstandings) (each, an “Extension”, and each Tranche of Term Loans so extended being an “extended tranche”; any Extension Loans shall constitute a separate Tranche of Term Loans from the other Tranches of Term Loans so long as the following terms are satisfied: (i) no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders and no Event of Default shall exist immediately after the effectiveness of any Extension Loan, (ii) except as to interest rates, fees, final maturity date and premium, which shall, subject to immediately succeeding clauses (iii), (iv) and (v), be determined by the Borrower and set forth in the relevant Extension Offer), the Tranche of Term Loans of any Lender extended pursuant to any Extension (“Extension Loans”) shall have the same terms (save for any terms that apply solely after the latest maturity date of the Term Loans hereunder prior to giving effect to such Extension) as the Tranche of Term Loans subject to such Extension Offer, (iii) the final maturity date of any

Extension Loans shall be no earlier than the then latest maturity date of Term Loans hereunder, (iv) the Weighted Average to Life Maturity of the Extension Loans shall be no shorter than the remaining Weighted Average Life to Maturity of Tranche of Term Loans extended thereby; (v) the amortization schedule applicable to the Extension Loans pursuant to Section 2.4 for the periods prior to the maturity date of the Term Loans hereunder shall not be increased, (vi) any Extension Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer, (vii) if the aggregate principal amount of Term Loans (calculated on the face amount thereof), in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans offered to be extended by the Borrower pursuant to such Extension Offer, then the Term Loans of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer, (viii) all documentation in respect of such Extension shall be consistent with the foregoing, and (ix) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower. For the avoidance of doubt, no Lender shall be required to participate in any Extension.
(b)
With respect to all Extensions consummated by the Borrower pursuant to this Section 3.16, the Extension Offer shall specify the Tranche of Term Loans as to which the Extension Offer applies and a minimum amount of Term Loans to be tendered (which shall not be less than $10,000,000) as a condition to the consummation of such Extension Offer (a “Minimum Extension Condition”). The Administrative Agent and the Lenders hereby consent to the Extensions and the other transactions contemplated by this Section 3.16 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extension Loans on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 3.16.
(c)
No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans (or a portion thereof). The Lenders hereby irrevocably authorize the Administrative Agent and the Collateral Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish new tranches or sub-tranches in respect of the Term Loan so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrowers in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 3.16.
(d)
In connection with any Extension, the Borrower shall provide the Administrative Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 3.16.

(e)
The conversion of any Term Loans hereunder into Extension Loans in accordance with this Section 3.16 shall not constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.
3.17
Benchmark Replacement Setting
(a)
Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if:

(i) ~~(A)~~ a Benchmark Transition Event ~~or, as the case may be, an Early Opt-in Election and (B) a~~and its related Benchmark Replacement Date ~~with respect thereto~~ have occurred prior ~~to the Reference Time in connection with~~ any setting of the then-current Benchmark, then:

(x) if a Benchmark Replacement is determined in accordance with clause (~~1) or (~~2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace ~~the then-current~~such Benchmark for all purposes ~~under this Agreement~~hereunder and under any ~~other~~ Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without ~~requiring~~ any amendment to, or ~~requiring any~~ further action ~~by~~ or consent of any other party to, this Agreement or any other Loan Document~~,~~  and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace ~~the then-current~~such Benchmark for all purposes ~~under this Agreement~~hereunder and under any ~~other~~ Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without ~~requiring~~ any amendment to, or ~~requiring any~~ further action ~~by~~ or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is based upon Daily Simple SOFR, all interest payments will be payable on a monthly basis; or

(ii) (A) a Benchmark Transition Event or, as the case may be, an Early Opt-in Election and the Benchmark Replacement Date with respect thereto has already occurred prior to the Reference Time for any setting of the then-current Benchmark and as a result the then-current Benchmark is being determined in accordance with clauses (2) or (3) of the definition of “Benchmark Replacement”; and (B) the Administrative Agent subsequently determines, in its reasonable discretion, that (w) Term SOFR and a Benchmark Replacement Adjustment with respect thereto is or has becomes available and the Benchmark Replacement Date with respect thereto has occurred, (x) there is currently a market for U.S. dollar-denominated syndicated credit facilities utilizing Term SOFR as a Benchmark and for determining the Benchmark Replacement Adjustment with respect thereto, (y) Term SOFR is being recommended as the Benchmark for U.S. dollar-denominated syndicated credit facilities by the Relevant Government Authority and (z) in any event, Term SOFR, the Benchmark Replacement Adjustment with respect thereto and the application thereof is administratively feasible for the Administrative Agent (as determined by the Administrative Agent in its reasonable discretion), then clause (1) of the definition of “Benchmark Replacement” will, without requiring any amendment to, or requiring any further action by or consent of any other party to, this Agreement or any other Loan Document, replace such then-current Benchmark for all purposes hereunder and under any other Loan Document in respect of such Benchmark setting and subsequent Benchmark settings on and from the beginning of the next Interest Period or, as the case may be, Available Tenor so long as the Administrative Agent notifies the Borrower and the Lenders prior to the commencement of such next Interest Period or, as the case may be, Available Tenor.

(b)
Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without requiring any further action by or consent of any other party to this Agreement or any other Loan Document.
(c)
Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of (A) a Benchmark Transition Event or, as the case may be, an Early Opt-in Election and (B) the Benchmark Replacement Date with respect thereto, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its (or their) sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.17.
(d)
Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR ~~or LIBOR~~Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a

Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)
Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for ~~LIBOR Rate~~SOFR Loans to be made, or conversion to or continuation of ~~LIBOR Rate~~SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for the applicable Lenders to make, or conversion to, ABR Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR.
SECTION 4.
REPRESENTATIONS AND WARRANTIES

To induce the Agents and the Lenders to enter into this Agreement and to make the Term Loans, each of Holdings and the Borrower hereby represents and warrants on the Restatement Effective Date that:

4.1
Financial Condition.
(a)
The audited consolidated balance sheets and related statements of income and cash flows of Holdings and its Subsidiaries as of and for the fiscal year ended March 31, 2012, reported on by and accompanied by an unqualified report from PricewaterhouseCoopers LLP, presents fairly in all material respects the consolidated financial condition of Holdings as at such date, and the consolidated results of its operations and its cash flows for such fiscal years.
(b)
The unaudited condensed consolidated balance sheets and related statements of operations and comprehensive income (loss) and cash flows of Holdings and its Subsidiaries as of and for the three months ended June 30, 2012, presents fairly in all material respects the consolidated financial condition of Holdings as at such date, and the consolidated results of its operations and its cash flows for such three month period.
4.2
No Change. Since March 31, 2012, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.
4.3
Corporate Existence; Compliance with Law. Except as permitted under Section 7.3, each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, to the extent such concept is recognized in its jurisdiction of incorporation, (b) has the organizational power and authority and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, (d) is in compliance with the terms of its Organizational Documents and (e) is in compliance with the terms of all Requirements of Law (including Health Care Laws) and all Governmental Authorizations, except in case of clauses (b), (c) and (e), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
4.4
Power; Authorization; Enforceable Obligations. Each Loan Party has the organizational power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational and other action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Sixth Amendment Refinancing, the 2026 Term Loan Upsize or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except the filings referred to in Section 4.19 which filings have been, or will be, obtained or made and are in full force and effect on or before the Restatement Effective Date, and all applicable waiting periods shall have expired, in each case without any action being taken by any Governmental Authority that would restrain, prevent or otherwise impose adverse conditions on the Sixth Amendment Refinancing or the 2026 Term Loan Upsize, other than any such consent, authorizations, filings and notices the absence of which could not reasonably be expected to have a Material Adverse Effect. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought by proceedings in equity or at law).
4.5
No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate (a) the Organizational Documents of any Loan Party, (b) any Requirement of Law (including any Health Care Laws), Governmental Authorization or any Contractual Obligation of any Group Member and (c) will not result in, or require, the creation or imposition of any Lien on any Group Member’s respective properties or revenues pursuant to its Organizational Documents, any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents and the Liens permitted under Sections 7.2(f) and (o)), except for any violation set forth in clause (b) or (c) which could not reasonably be expected to have a Material Adverse Effect.
4.6
Litigation and Adverse Proceedings. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Holdings or the Borrower, threatened in writing by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents, which would in any respect impair the enforceability of the Loan Documents, taken as a whole or (b) that could reasonably be expected to have a Material Adverse Effect.

4.7
[Intentionally Omitted].
4.8
Ownership of Property; Liens.
(a)
Each Group Member has title in fee simple (or local law equivalent) to all of its owned real property, a valid leasehold interest in all its leased real property (or in the case of owned real property or leasehold real property situated in Ireland (subject to any disclosures in any certificate or report on title delivered to the Collateral Agent), good and marketable title), and good title to, or a valid leasehold interest in, license to, or right to use, all its other tangible Property material to its business, in all material respects, and no such Property is subject to any Lien except as permitted by Section 7.2, except, in each case, where the failure to have such title or other interest could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(b)
Schedules XI and XII to the Perfection Certificate dated the Original Closing Date, as amended on the Restatement Effective Date, together contain a true and complete list of each interest in real property having a value (together with improvements thereof) of at least $2,500,000 owned by any Group Member as of the date thereof and describe the type of interest therein held by any Group Member, whether such owned real property is leased and, if leased, whether the underlying lease contains any option to purchase all or any portion of such real property or any interest therein or contains any right of first refusal relating to any sale of such real property or any portion thereof or interest therein, and whether any lease requires the consent of the landlord or tenant thereunder, or other party thereto, to the transactions.
4.9
Intellectual Property. All Intellectual Property owned by the Group Members is owned free and clear of all Liens other than (i) as permitted by Section 7.2, Section 7.4 or the Security Documents, (ii) licenses granted in the ordinary course of business (including, without limitation, in connection with the sale or provision by Group Members of products or services or the grant of rights to licensees to manufacture, use, sell, offer to sell or import products or to use, sell or offer to sell processes or services) in existence as of the Restatement Effective Date and any amendment, renewal or extension thereof or thereto, and (iii) as could not reasonably be expected to have a Material Adverse Effect. Except as could not reasonably be expected to have a Material Adverse Effect, to the knowledge of any Loan Party: (a) the conduct of, and the use of Intellectual Property in, the business of the Group Members as currently conducted (including the products and services of the Group Members) does not infringe, misappropriate, or otherwise violate the Intellectual Property rights of any other Person; (b) there is no such outstanding claim asserted (including in the form of offers or invitations to obtain a license), threatened or pending before any Governmental Authority against any Group Member; (c) no Person is infringing, misappropriating, or otherwise violating any Intellectual Property of any Group Member, and there has been no such claim asserted or threatened against any third party by any Group Member or any Loan Party or any other Person; (d) each Group Member has taken all formal or procedural actions (including payment of fees) required to maintain Intellectual Property owned by it; and (e) each Group Member has complied with all applicable laws, as well as its own rules, policies, and procedures, relating to privacy, data protection, and the collection and use of personal information collected, used, or held for use by such Group Member.

4.10
Taxes. Each Loan Party has filed or caused to be filed all federal, state and other material tax returns that are required to be filed by it and all such tax returns are true, correct, and complete in all material respects; each Loan Party has paid all federal, state and other taxes and any assessments made in writing against it or any of its property by any Governmental Authority (other than (a) any which are not yet due or the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Loan Party or (b) any which the failure to so pay could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect); no tax Lien has been filed (other than for taxes not yet due or the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Loan Party); and no Loan Party is aware of any proposed or pending tax assessments, deficiencies or audits with respect to such Loan Party that could be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect.
4.11
Federal Reserve Regulations. No Group Member is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock. No part of the proceeds of any extension of credit under this Agreement will be used for any purpose that violates or would be inconsistent with the provisions of Regulation T, U or X of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U 1, as applicable, referred to in Regulation U.
4.12
Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of Holdings or the Borrower, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act, as amended, or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance or other similar employee taxes have been paid or accrued as a liability on the books of the relevant Group Member.
4.13
ERISA.
(a)
No Event of Default described in Sections 8(g)(i), (ii), (vi) or (vii) has occurred or is reasonably expected to occur with respect to any Single Employer Plan, and each Plan is in compliance in all respects with the applicable provisions of ERISA and the Code except where such Event of Default, or non‑compliance could not reasonably be expected to have a Material Adverse Effect. No termination of a Single Employer Plan has occurred or is reasonably expected to occur, and no Lien against Holdings, the Borrower or any Commonly Controlled Entity in favor of the PBGC or a Single Employer Plan or a Multiemployer Plan has arisen, during the past five years. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by more than $25,000,000. Neither Holdings, the Borrower nor any Commonly Controlled Entity has had a

complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in any material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent, or pursuant to Section 432(b) of the Code, in “endangered” or “critical” status.
(b)
All Non‑U.S. Pension Plans have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto except for such failures to comply, in the aggregate for all such failures, that could not reasonably be expected to have a Material Adverse Effect. All premiums, contributions, and any other amounts required by applicable Non‑U.S. Pension Plan documents or applicable laws have been paid or accrued as required, except for premiums, contributions and amounts that, in the aggregate for all such obligations, could not reasonably be expected to have a Material Adverse Effect.
4.14
Investment Company Act; Other Regulations. No Loan Party is an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board, as amended) that limits its ability to incur Indebtedness.
4.15
Capital Stock and Ownership Interests of Subsidiaries. Schedule 4.15 sets forth the name and jurisdiction of formation or incorporation of each Group Member and, as to each such Group Member other than Holdings, states the authorized and issued capitalization of such Group Member, the beneficial and record owners thereof and the percentage of each class of Capital Stock owned by any Loan Party. Except as listed on Schedule 4.15, as of the Restatement Effective Date, no Group Member owns any interests in any joint venture, partnership or similar arrangements with any Person.
4.16
Use of Proceeds. The proceeds of the 2026 Term Loans shall (i), to the extent constituting Replacement Term Loans hereunder, be used to finance the Sixth Amendment Refinancing and (ii) to the extent constituting Incremental Term Loans hereunder, be used for general corporate purposes not otherwise prohibited by any of the provisions of this Agreement.
4.17
Environmental Matters. Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:
(a)
the facilities and properties owned, leased or operated by any Group Member (the “Properties”) do not contain any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could reasonably be expected to give rise to liability under, any Environmental Law;

(b)
no Group Member has received any written claim, demand, notice of violation, or of actual or potential liability with respect to any Environmental Laws with regard to any of the Properties or relating to any Group Member, nor does the Borrower have knowledge or reason to believe that any such claim, demand or notice will be received or is being threatened;
(c)
Materials of Environmental Concern have not been transported or disposed of from the Properties by any Group Member or, to the Borrower’s knowledge, by any other person in violation of, or in a manner or to a location that could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of by any Group Member or, to the Borrower’s knowledge, by any other person at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law;
(d)
no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which any Group Member is or, to the Borrower’s knowledge, will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or relating to any Group Member;
(e)
there has been no Release or threat of Release of Materials of Environmental Concern by any Group Member or, to the Borrower’s knowledge, by any other person at, on, under or from the Properties, or arising from or related to the operations of any Group Member in connection with the Properties or otherwise, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under Environmental Laws;
(f)
each Group Member, the Properties and all operations at the Properties are in compliance, and, to the Borrower’s knowledge, have in the last three (3) years been in compliance, with all applicable Environmental Laws; and
(g)
no Group Member has assumed any liability of any other Person under Environmental Laws, nor is any Group Member paying for or conducting, in whole or in part, any response or other corrective action to address any Materials of Environmental Concern at any location pursuant to any Environmental Law.
4.18
Accuracy of Information, etc. No written statement contained in any document, certificate or statement furnished by any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents (including the Confidential Information Memorandum), when taken as a whole, contained as of the date such statement, information, document or certificate was furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading in the light of the circumstances under which such statements were made after giving effect to any supplements thereto; provided, however, that with respect to projections and other pro forma financial information, the Borrower represents only that the same were prepared in good faith and are based upon assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact, is by its nature inherently uncertain and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount; it being understood that for purposes of this Section 4.18 such information shall not include information of a general economic or industry-specific nature contained in the materials referenced above.
4.19
Security Documents. The Guarantee and Collateral Agreement and each other Security Document is, or upon execution, will be, effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid security interest in the Collateral described therein (to the extent a security interest can be created therein under the Uniform Commercial Code, where applicable, or in the case of a Foreign Security Document, subject to any customary reservations and qualifications contained in customary legal opinions rendered under the laws of the applicable jurisdiction). In the case of the Pledged Equity Interests described in the Guarantee and Collateral Agreement and each Foreign Pledge Agreement, when stock or interest certificates representing such Pledged Equity Interests (along with properly completed stock or interest powers and, where applicable, stock transfer forms, in each case, endorsing the Pledged Equity Interest and executed by the owner of such shares or interests) are delivered to the Collateral Agent or such other actions specified in each Foreign Pledge Agreement are taken, and in the case of the other Collateral described in the Guarantee and Collateral Agreement or any other Security Document (other than deposit accounts), when financing statements and other filings specified on Schedule 4.19 in appropriate form are filed in the offices specified on Schedule 4.19, the Collateral Agent, for the benefit of the Secured Parties, shall, under New York law, or in the case of the Debenture or other Security Document, which is governed by a law other than New York law (each a “Foreign Security Document”), under such other law, have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral to the extent (x) (in the case of New York law) perfection can be obtained by filing a UCC financing statement or (y) (in the case of a Foreign Security Document) subject to any customary reservations and qualifications contained in customary legal opinions rendered under the laws of the applicable jurisdiction, perfection can be obtained by the appropriate filing under such other applicable law, as security for the Obligations, in each case prior and superior in right to any other Person (except Liens permitted by Section 7.2) subject in the case of the Intellectual Property that is the subject of any application or registration in the United States Patent and Trademark Office or the United States Copyright Office (other than intent to use Trademark applications), to the recordation of appropriate evidence of the Collateral Agent’s Lien in the United States Patent and Trademark Office and/or United States Copyright Office, as appropriate, and the taking of actions and making of filings necessary under the applicable Requirements of Law to obtain the equivalent of perfection. In the case of Collateral that consists of deposit accounts securities accounts and/or commodity accounts, when a Control Agreement is executed and delivered by all parties thereto with respect to such accounts, the Collateral Agent, for the benefit of the Secured Parties, shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations, prior and superior to any other Person except as provided under the applicable Control Agreement with respect to the financial institution party thereto.

4.20
Solvency. Holdings and its Subsidiaries (on a consolidated basis), after giving effect to the Sixth Amendment Refinancing, the 2026 Term Loan Upsize and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith, will be and will continue to be Solvent.
4.21
Senior Indebtedness. The Obligations constitute “senior debt,” “senior indebtedness,” “designated senior debt,” “guarantor senior debt” or “senior secured financing” (or any comparable term) of each Loan Party under and as defined in any documentation relating to Subordinated Indebtedness.
4.22
[Intentionally Omitted].
4.23
Anticorruption Laws, Anti-Money Laundering Laws, and Sanctions.
(a)
None of the Loan Parties nor, to the knowledge of the Borrower, any director, officer, employee or Affiliate of Holdings, the Borrower or any Subsidiary is currently a Sanctioned Person; and the Borrower will not directly or indirectly use the proceeds of the Term Loans or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person currently subject to any Sanctions administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC) if such would result in a violation of such Sanctions.
(b)
No Loan Party, or, to the knowledge of any Loan Party, any of its Subsidiaries, is in material violation of any Anti-Money Laundering Laws or Sanctions or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Money Laundering Laws or Sanctions.
(c)
None of the Loan Parties, nor, to the knowledge of the Loan Parties, any Subsidiaries of any Loan Party or their respective agents acting or benefiting in any capacity in connection with the Term Loans or other transactions hereunder, is a Sanctioned Person.
(d)
No part of the proceeds of the Term Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation by any of the Loan Parties of the FCPA or in material violation of any Anticorruption Laws.

This Section 4.23 shall not apply in respect of a Loan Party if and to the extent it is illegal, invalid or unenforceable as a result of any applicable Blocking Regulation and, in such case, the legality, validity and enforceability of this Section 4.23 shall not otherwise be affected.

4.24
Insurance. Schedule 4.24 sets forth a true, complete and correct description of all material property and general liability insurance maintained by or on behalf of each Loan Party as of the Restatement Effective Date. As of such date, such insurance is in full force and effect. Holdings and the Borrower believe that the insurance maintained by or on behalf of each Loan Party is in such amount (with no greater risk retention) and against such risks as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations.
4.25
Choice of Law. Subject to any customary reservations or qualifications contained in customary legal opinions delivered by counsel in the applicable jurisdiction, in the case of a Loan Party incorporated or organized outside of the United States, the choice of governing law of each Loan Document will be recognized and enforced in its jurisdiction of incorporation and any judgment obtained in relation to a Loan Document in the jurisdiction of the governing law of that document will be recognized and enforced in its jurisdiction of incorporation.
4.26
Centre of Main Interests. In the case of a Loan Party incorporated in Ireland, for the purposes of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast) (the “Regulation”), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in Ireland.
4.27
Holding Companies. Each Subsidiary of Holdings, other than Alkermes Ireland Holdings Limited, is, on the date of the Original Credit Agreement, the Restatement Effective Date, the Second Amendment Effective Date, the Third Amendment Effective Date, the Fourth Amendment Effective Date, the Fifth Amendment Effective Date and the Sixth Amendment Effective Date, to the extent same was incorporated on such date(s), a Subsidiary of Holdings solely by virtue of paragraph (b) of sub-section (1) of Section 155 of the Companies Acts, 1963 of Ireland or paragraph (e) of sub-section 2 of Section 7 of the Companies Act, 2014 of Ireland (as applicable). Neither Holdings nor Alkermes Ireland Holdings Limited own any material assets or property other than any assets or property permitted to be owned by them under Section 7.16 or 7.17 as applicable.
4.28
Beneficial Ownership. As of the Sixth Amendment Effective Date, the information included in the Beneficial Ownership Certification (to the extent required to be provided) is true and correct in all material respects.
SECTION 5.
CONDITIONS PRECEDENT
5.1
Conditions to Extension of Credit. The agreement of each Lender to make the extension of credit requested to be made by it on the Restatement Effective Date is subject to the satisfaction or waiver, prior to or concurrently with the making of such extension of credit of the conditions precedent set forth in Section 3 of the First Amendment.
5.2
Conditions to Each Incremental Term Loan. The agreement of each Incremental Lender to make any Incremental Term Loan is subject to the satisfaction of the following conditions precedent:
(a)
Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects (or in all respects where qualified by materiality or Material Adverse Effect) on and as of such date as if made on and as of such date (except to the extent made as of a specific date, in which case such representation and warranty shall be true and correct in all material respects (or in all respects where qualified by materiality or Material Adverse Effect) on and as of such specific date).

(b)
No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.
(c)
Notices. The Borrower shall have delivered to the Administrative Agent, the notice of borrowing or application, as the case may be, for such extension of credit in accordance with this Agreement.
SECTION 6.
AFFIRMATIVE COVENANTS

Holdings and the Borrower hereby agree that, so long as the Commitments remain in effect, or any Term Loan or other amount is owing to any Lender or Agent hereunder (other than unasserted contingent indemnification obligations), Holdings shall and shall cause each of its Restricted Subsidiaries to:

6.1
Financial Statements. Furnish to the Administrative Agent or for prompt further distribution to each Lender:
(a)
as soon as available, but in any event within ninety (90) days after the end of each fiscal year of Holdings, (i) a copy of the audited consolidated balance sheet of Holdings and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income or operations, members’ equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing and (ii) in the event Holdings is no longer subject to the periodic reporting requirements of the Exchange Act, a narrative report and management’s discussion and analysis, in customary form, of the financial condition and results of operations of Holdings for such fiscal year, as compared to amounts for the previous fiscal year;
(b)
as soon as available, but in any event on the date forty-five (45) days after the end of each of the first three quarterly periods of each fiscal year of Holdings, (i) the unaudited consolidated balance sheet of Holdings and its consolidated Subsidiaries as at the end of such quarter, the related unaudited consolidated statements of income or operations, for such quarter and cash flows for the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer of Holdings as fairly presenting in all material respects the financial condition, results of operation, members’ equity and cash flows of Holdings in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) and (ii) in the event Holdings is no longer subject to the periodic reporting requirements of the Exchange Act, a narrative report and management’s discussion and analysis, in customary form, of the financial condition and results of operations for such fiscal quarter and the then elapsed portion of the fiscal year, as compared to the comparable periods in the previous fiscal year; and

(c)
in the event Holdings is no longer subject to the periodic reporting requirements of the Exchange Act, at such time as reasonably determined by the Administrative Agent, after the financial statements of Holdings and its consolidated Subsidiaries are required to be delivered pursuant to Sections 6.1(a) and 6.1(b), Holdings and the Borrower shall participate in a conference call to discuss results of operations of Holdings and its consolidated Subsidiaries with the Lenders.

All such financial statements shall be in accordance with GAAP applied consistently throughout the periods reflected therein and other than as disclosed therein with prior periods.

Documents required to be delivered pursuant to Section 6.1(a) or (b) or Section 6.2(b) or Section 6.2(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent) (the “Platform”); provided that, (x) to the extent the Administrative Agent or any Lender so requests, the Borrower shall deliver paper copies of such documents to the Administrative Agent or such Lender until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (y) the Borrower shall notify the Administrative Agent (by facsimile or electronic mail) of the posting of any such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to herein, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

6.2
Certificates; Other Information. Furnish to the Administrative Agent and the Collateral Agent (as applicable) (or, in the case of clause (e), to the relevant Lender):
(a)
(x) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer of the Borrower stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, and (ii) a Compliance Certificate containing all information and calculations necessary for determining compliance by each Group Member with any other provision of this Agreement as applicable, as of the last day of the fiscal quarter or fiscal year of Holdings, as the case may be and (y) concurrently with the delivery of any financial statements pursuant to Section 6.1(a), to the extent not previously disclosed and delivered to the Administrative Agent and the Collateral Agent, (i) a listing of any material Intellectual Property which is the subject of a United States federal registration or federal application or material registration or application in other jurisdictions outside of the United States (including Intellectual Property included in the Collateral which was theretofore unregistered and becomes the subject of a United States federal registration or federal application or material registration or application in such other jurisdictions) acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (y), and promptly deliver to the Administrative Agent and the Collateral Agent an Intellectual Property Security Agreement suitable for recordation in the United States Patent and Trademark Office or the United States Copyright Office or

registration or application in the Republic of Ireland, as applicable, or such other instrument in form and substance reasonably acceptable to the Administrative Agent, and undertake the filing of any instruments or statements as shall be reasonably necessary to create, record, preserve, protect or perfect the Collateral Agent’s security interest in such Intellectual Property and (ii) to the extent applicable, a written notice to the Administrative Agent pursuant to the last proviso of the definition of “Reinvestment Event”;
(b)
as soon as available, and in any event no later than ninety (90) days after the end of each fiscal year of Holdings, projections for the following fiscal year shown on a quarterly basis (including consolidated statements of projected cash flow and projected income and a description of the underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer of Holdings stating that such Projections are based on estimates, information and assumption believed by such Responsible Officer to be reasonable at the time prepared, it being understood that actual results may vary from such projections and that such variations may be material; provided that to the extent Holdings files annual guidance with the SEC in a form consistent with past practice, the filing of such annual guidance shall be deemed to satisfy the requirement to provide Projections pursuant to this clause (b);
(c)
promptly after the same are sent, copies of all financial statements, reports and material notices that the Borrower sends to the holders of any class of its Indebtedness or public equity securities and, promptly after the same are filed, copies of all annual, regular or periodic and special reports and registration statements which the Loan Parties may file or be required to file with the SEC and not otherwise required to be delivered to the Administrative Agent pursuant hereto, and, promptly, and in any event within ten (10) Business Days, after receipt thereof by Holdings or any Subsidiary thereof, copies of each written notice or other correspondence received from the SEC or comparable agency in any applicable foreign jurisdiction concerning any investigation or potential investigation or other inquiry by such agency regarding the financial or other operational results of Holdings or any Subsidiary thereof;
(d)
promptly, after any request by the Administrative Agent, any final “management” letter submitted by such accountants to the board of directors of Holdings or the Borrower in connection with their annual audit; and
(e)
promptly, such additional financial and other information regarding the business, financial or corporate affairs of Holdings or any of its Restricted Subsidiaries as the Administrative Agent (for itself or on behalf of any Lender) may from time to time reasonably request, including, without limitation, other information with respect to the Patriot Act and the Beneficial Ownership Regulation; provided, that (other than with respect to the Patriot Act and the Beneficial Ownership Regulation or where waiver of such privilege will not be adverse to the Borrower in the good faith opinion of the Borrower’s counsel) if the disclosure of any requested information would compromise any attorney-client privilege, that has not been or will not be waived, the Borrower shall make available redacted versions of requested documents or portions of documents that are the subject of such attorney-client privilege or, if unable to do so consistent with the preservation of such attorney-client privilege, shall endeavor in good faith otherwise to disclose information responsive to the Administrative Agent’s requests in a manner that will protect such attorney-client privilege.

6.3
Payment of Taxes. Pay all federal, state and other material taxes, assessments, fees or other charges imposed on it or any of its property by any Governmental Authority before they become delinquent, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member.
6.4
Maintenance of Existence; Compliance.
(a)
(i) Preserve, renew and keep in full force and effect its organizational existence except as permitted hereunder and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, including, without limitation, all necessary Governmental Authorizations, except, in each case, as otherwise permitted by Section 7.3 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and
(b)
comply with all Contractual Obligations, Organizational Documents and Requirements of Law (including, without limitation, and as applicable, Health Care Laws, ERISA, Anticorruption Laws, Anti-Money Laundering Laws, Sanctions (subject to the Blocking Regulation) and the Code) except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
6.5
Maintenance of Property; Insurance. (a) Except as permitted by Section 7.4, keep all material Property useful and necessary in its business in good working order and condition, ordinary wear and tear and obsolescence excepted, except if failure to do so could not reasonably be expected to have a Material Adverse Effect, (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar business operating in the same or similar locations. Within a reasonable time after the Original Closing Date, the umbrella liability insurance and property insurance of the Group Members shall (i) name the Administrative Agent, on behalf of Secured Parties as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, reasonably satisfactory in form and substance to the Administrative Agent, that names Collateral Agent, on behalf of Lenders as the loss payee thereunder and provides for at least thirty day’s prior written notice to Collateral Agent of any cancellation of such policy and (c) if any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Borrower shall, or shall cause each Loan Party to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.

6.6
Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct in all material respects entries in conformity with GAAP and all Requirements of Law shall be made of all material dealings and transactions in relation to its business and activities and (b) subject to the Borrower’s, Holdings’ and each Restricted Subsidiary’s internal policies for the protection and preservation of Intellectual Property or other non‑financial proprietary information, permit representatives of the Administrative Agent who may be accompanied by any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time during normal business hours and upon reasonable advance notice to the Borrower and to discuss the business, operations, properties and financial and other condition of the Group Members with the officers of the Group Members and with their independent certified public accountants (provided that Holdings or its Subsidiaries may, at their option, have one or more employees or representatives present at any discussion with such accountants); provided that unless an Event of Default has occurred or is continuing, only one (1) such visit in any calendar year shall be at the Borrower’s expense and provided, further, that if the disclosure of any requested information would compromise any attorney-client privilege (other than where waiver of such privilege will not be adverse to the Borrower in the good faith opinion of the Borrower’s counsel), that has not been or will not be waived or waiver thereof will be materially adverse to the Borrower, the Borrower shall make available redacted versions of requested documents or portions of documents that are the subject of such attorney-client privilege or, if unable to do so consistent with the preservation of such attorney-client privilege, shall endeavor in good faith otherwise to disclose information responsive to the Administrative Agent’s requests in a manner that will protect such attorney-client privilege.
6.7
Notices. Promptly give notice to the Administrative Agent of:
(a)
the occurrence of any Default or Event of Default;
(b)
any (i) default or event of default under any Contractual Obligation of any Group Member that could reasonably be expected to have a Material Adverse Effect or (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority, which could reasonably be expected to have a Material Adverse Effect;
(c)
any litigation or proceeding affecting any Group Member (i) which could reasonably be expected to have a Material Adverse Effect or (ii) which relates to any Loan Document;
(d)
the following events, as soon as possible and in any event within thirty (30) days after a Responsible Officer of the Borrower obtains actual knowledge thereof: (i) the occurrence of any Reportable Event with respect to any Single Employer Plan, a failure to make any required contribution to any Single Employer Plan or Multiemployer Plan, the creation of any Lien against Holdings, the Borrower or any Commonly Controlled Entity in favor of the PBGC or a Single Employer Plan or Multiemployer Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or Holdings, the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Single Employer Plan or Multiemployer Plan, and in each case, of substantially similar events with respect to pension schemes maintained in Ireland; and
(e)
any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.

6.8
Environmental Laws.
(a)
Comply with, and use commercially reasonable efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply with and maintain, and use commercially reasonable efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except, in each case, to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(b)
Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws to address Materials of Environmental Concern, and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.
6.9
Anticorruption Laws, Anti-Money Laundering Laws and Sanctions.
(a)
Maintain in effect and enforce policies and procedures designed to promote compliance, in all material respects, by Holdings, its Subsidiaries and their respective directors, officers, employees and agents with Anticorruption Laws, Anti-Money Laundering Laws, and applicable Sanctions.
(b)
Will not request any Term Loan, and no Loan Party will use, and each will procure that their respective Subsidiaries do not use, the proceeds of any Term Loan (i) in furtherance of an offer, payment, promise to pay or authorization of the payment or giving of money, or anything else of value, to any Person in violation by any Loan Party of the FCPA or in material violation of any other Anticorruption Laws or, (ii) (a) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, business or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state, except as otherwise permitted by applicable law or (b) in any manner, in each case if such would result in the violation of any Sanctions applicable to any party hereto in connection with the transactions contemplated by this Agreement.

This Section 6.9 shall not apply in respect of a Loan Party if and to the extent it is illegal, invalid or unenforceable as a result of any applicable Blocking Regulation and, in such case, the legality, validity and enforceability of this Section 6.9 shall not otherwise be affected.

6.10
Post-Closing; Additional Collateral, etc.
(a)
With respect to any property acquired after the Restatement Effective Date by any Loan Party as to which the Collateral Agent, for the benefit of the Secured Parties, does not have a perfected Lien (other than (x) any property described in paragraph (b), (c), (d) or (g) below, (y) property that is not required to become subject to Liens in favor of the Collateral Agent pursuant to the Loan Documents and (z) solely with respect to the following clauses (ii) and (iii), any non U.S. property, other than Intellectual Property that is registered or applied for with an Irish Governmental Authority, of a Domestic Subsidiary (for the avoidance of doubt, a Domestic Subsidiary shall be required to grant a security interest in all Collateral wherever located)), (i) execute and deliver to the Collateral Agent such amendments to the applicable Security Document or such other documents as the Collateral Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in such property, (ii) take all actions necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such property, including, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the applicable Security Document or by law and, in the case of Intellectual Property subject to a United States federal registration or federal application, as promptly as practicable, the delivery for filing of an Intellectual Property Security Agreement suitable for recordation in the United States Patent and Trademark Office, the United States Copyright Office or the appropriate filing office in the Republic of Ireland, as applicable, or such other instrument in form and substance reasonably acceptable to the Administrative Agent, or as may be reasonably requested by the Collateral Agent and (iii) if reasonably requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be customary in form and substance and from counsel reasonably satisfactory to the Collateral Agent.
(b)
With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $2,500,000 owned or acquired on or after the Restatement Effective Date by any Loan Party (other than any such real property subject to a Lien expressly permitted by Section 7.2(g)), promptly (but in any event within 60 days, or as such later date the Administrative Agent may agree) (i) execute and deliver a first priority Mortgage subject to Liens permitted under clause (i) of Section 7.2 hereof, in favor of the Collateral Agent, for the benefit of the Secured Parties, covering such real property, (ii) provide the Secured Parties with (x) (in the case of real property located outside the U.S. if customary in the relevant non-U.S. jurisdiction) a policy of title insurance (or marked up title insurance commitment having the effect of a policy of title insurance) covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably acceptable to the Collateral Agent, provided that in jurisdictions that impose mortgage recording taxes, the Security Documents shall not secure indebtedness in an amount exceeding 105% of the fair market value of the Mortgaged Property, as reasonably determined in good faith by the Loan Parties and reasonably acceptable to Collateral Agent), as well as a Survey thereof (except that a new Survey will not be required except to the extent necessary to delete the so called “survey exceptions” in any such policy of title insurance) and (y) any consents or estoppels deemed necessary or reasonably advisable by the Collateral Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent, (iii) deliver to the Collateral Agent legal opinions relating to, among other things, the enforceability, due authorization, execution and delivery of the applicable Mortgage, which opinions shall be in customary form and substance and from counsel reasonably satisfactory to the Collateral Agent and (iv) for real property located in the United States deliver to the Administrative Agent a “Life-of-Loan” Federal Emergency Standard Flood Hazard Determination (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each Loan Party relating thereto), and if such Mortgaged Property is located in a special flood hazard area, evidence of flood insurance confirming that such insurance has been obtained, which certificate shall be in a form and substance reasonably satisfactory to the Administrative Agent, and any and all other documents as the Collateral Agent may reasonably request, in each case, in form and substance reasonably satisfactory to the Collateral Agent.
(c)
With respect to any new Restricted Subsidiary (other than an Immaterial Subsidiary) created or acquired after the Restatement Effective Date by any Loan Party (including any such Subsidiary that ceases to be either an Immaterial Subsidiary or an Unrestricted Subsidiary), within forty-five (45) days after such acquisition or formation, in the case of any Domestic Subsidiary, and within seventy-five (75) days after such acquisition or formation, in the case of any Foreign Subsidiary (or, in each case, such later date as the Administrative Agent may agree) (i) execute and deliver to the Collateral Agent, such Security Documents as the Administrative Agent deems necessary or reasonably advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Restricted Subsidiary that is owned by any Loan Party, (ii) deliver to the Collateral Agent the certificates, if any, representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, (iii) cause such new Subsidiary that is a Wholly Owned Subsidiary or is acquired in a Permitted Acquisition (A) to become a party to the applicable Security Documents, (B) to take such actions necessary or advisable to grant to the Collateral Agent for the benefit of the Secured Parties a perfected first priority security interest (subject to Liens permitted by Section 7.2 hereof) in all or substantially all, or any portion of the property of such new Subsidiary that is required to become subject to a Lien in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Loan Documents as the Administrative Agent shall determine, in its reasonable discretion, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Collateral Agent and (C) to deliver to the Collateral Agent a certificate of such Subsidiary, substantially in the form of Exhibit F-1, with appropriate insertions and attachments, and (iv) if reasonably requested by the Collateral Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in customary form and substance and from counsel reasonably satisfactory to the Collateral Agent; provided however, that in no event shall any such Subsidiary that is a CFC or CFC Holdco be required to pledge any property.
(d)
With respect to any new Foreign Subsidiary that is a Wholly Owned Subsidiary (other than an Immaterial Subsidiary or an Unrestricted Subsidiary) created or acquired after the Restatement Effective Date (including any such Subsidiary that ceases to be either an Immaterial Subsidiary or an Unrestricted Subsidiary, but other than any Foreign Subsidiary excluded pursuant to Section 6.10(g)(i)) by any Loan Party (other than by any Loan Party that is a Foreign Subsidiary), within sixty (60) days of such formation or acquisition, in the case of a Foreign Subsidiary that is organized under the laws of Ireland, and within seventy-five (75) days of such formation or acquisition, in the case of any other Foreign Subsidiary (or, in each case, such later date as the Administrative Agent may agree), (A) execute and deliver to the Collateral Agent such Security Documents as the Collateral Agent deems necessary or reasonably advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any such Loan Party (provided that in no event shall more than 65% of the total outstanding voting Capital Stock of any such new Subsidiary that is a CFC or CFC Holdco be required to be so pledged (whether directly, indirectly through a pledge of the voting Capital Stock of an entity that is treated as a disregarded entity for federal income tax purposes and substantially all of the assets of which consist of the voting Capital Stock of one or more of such CFCs or CFC Holdcos, or a combination thereof)), (B) deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party, as the case may be, and take such other action as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the Collateral Agent’s security interest therein, and (C) if reasonably requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in customary form and substance and from counsel reasonably satisfactory to the Collateral Agent.
(e)
[Intentionally Omitted].
(f)
[Intentionally Omitted].
(g)
Notwithstanding anything to the contrary in this Section 6.10:
(i)
none of the following entities shall be required to become Subsidiary Guarantors: (u) Alkermes Ireland Holdings Limited, a private limited company in Ireland for so long as it would be prohibited by applicable law or regulation from becoming a Subsidiary Guarantor (except that Holdings’ equity interest therein shall be pledged); (v) any Unrestricted Subsidiary; (w) Immaterial Subsidiaries; (x) any subsidiary that is prohibited by law or regulation from becoming a Subsidiary Guarantor; (y) any Subsidiary to the extent that the cost of obtaining a guarantee outweighs the benefit afforded thereby as reasonably determined by the Administrative Agent; or (z) any CFC or CFC Holdco;
(ii)
none of the following assets or property shall be required to be included in the Collateral: (t) any property, asset and Subsidiary in which (A) the costs, burden or consequences (including adverse tax consequences) of obtaining such a security interest or perfection therein are excessive in relation to the value to the Lenders of the security to be afforded thereby, (B) any asset of a Loan Party organized outside the United States if it is likely that under the law of such Foreign Subsidiary’s jurisdiction of formation, the Collateral Agent would not have the ability to enforce such security interest if granted or (C) such security interest would violate any applicable law of such relevant jurisdiction;

(u) any equity interests in partnerships, joint ventures and non‑wholly owned Subsidiaries which cannot be pledged without the consent of one or more third parties (except to the extent such prohibition is rendered ineffective by applicable law or is otherwise unenforceable); (v) leasehold real property interests, any lease, license or other agreement or any property subject to a purchase money security interest or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code; (w) any property which is otherwise excluded or excepted under the Guarantee and Collateral Agreement or any corresponding section of any Foreign Security Document; (x) letter of credit rights that are not otherwise supporting obligations with a value of less than $100,000; (y) commercial tort claims as to which a pleading has been filed with a value of less than $100,000 or other commercial tort claims; or (z) Capital Stock in CFCs or CFC Holdcos if the inclusion of such Capital Stock would cause more than 65% of the total outstanding voting Capital Stock of any such CFC or CFC Holdco to be so pledged (whether directly, indirectly through a pledge of the voting Capital Stock of an entity that is treated as a disregarded entity for federal income tax purposes and substantially all of the assets of which consist of the voting Capital Stock of one or more of such CFCs or CFC Holdcos, or a combination thereof); and
(iii)
any requirement contained herein with respect to any entity organized outside of the United States shall in all respects be subject to the Agreed Security Principles.
6.11
Further Assurances. Subject to the Agreed Security Principles for the entities organized outside of the United States, from time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent or the Collateral Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent, the Collateral Agent and the Secured Parties with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by any Loan Party which may be deemed to be part of the Collateral) pursuant hereto or thereto. Subject to the Agreed Security Principles for the entities organized outside of the United States, upon the reasonable exercise by the Administrative Agent, the Collateral Agent or any Secured Party of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent, the Collateral Agent or such Secured Party reasonably may be required to obtain from any Loan Party for such governmental consent, approval, recording, qualification or authorization.

6.12
Rated Credit Facility; Corporate Ratings. Use commercially reasonable efforts to (a) cause the Term Loans to be continuously rated by S&P and Moody’s and (b) cause the Borrower to continuously receive a Corporate Family Rating and Corporate Rating.
6.13
Use of Proceeds. The Borrower shall use the proceeds of the Term Loans, solely as set forth in Section 4.16.
6.14
[Intentionally Omitted].
6.15
Intellectual Property. Each Loan Party shall (and Holdings shall procure that each Group Member will): (a) take commercially reasonable efforts to preserve and maintain the subsistence and validity of the Intellectual Property necessary to the business of the relevant Group Member; (b) take commercially reasonable steps to prevent and defend against any infringement in any material respect of such Intellectual Property, including, without limitation, settling such litigation when in such Group Member’s good faith belief it is commercially reasonable to do so; (c) make registrations and pay all registration fees and taxes necessary, as applicable, to maintain such Intellectual Property in full force and effect and record its interest in such Intellectual Property; and (d) not use or permit such Intellectual Property to be used in a way or take any step or omit to take any step in respect of such Intellectual Property which may materially and adversely affect the existence or value of such Intellectual Property or imperil the right of any Group Member to use such property.
6.16
Designation of Subsidiaries. The board of directors of Holdings may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default shall have occurred and be continuing, (ii) the Consolidated Leverage Ratio is less than or equal to 4.50:1.00 (and, as a condition precedent to the effectiveness of any such designation, Holdings shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the pro forma calculations demonstrating satisfaction of such test) and (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if, after such designation, it would be a “Restricted Subsidiary” for the purpose of any Junior Financing. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by Holdings therein at the date of designation in an amount equal to the fair market value of the assets of such Subsidiary (less the amount of the Indebtedness of such Subsidiary on the date of such designation) that is allocated to the ownership interest of the relevant Group Member in such Subsidiary. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence, at the time of designation, of Indebtedness or Liens in such Subsidiary (equal to the amounts then owed by such Subsidiary) and a return on any Investment by Holdings in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value of the assets of such Subsidiary (less the amount of the Indebtedness of such Subsidiary on the date of such re-designation) that is allocated to the ownership interest of the relevant Group Member in such Subsidiary.
SECTION 7.
NEGATIVE COVENANTS

Holdings and the Borrower hereby agree that, so long as the Commitments remain in effect or any Term Loan or other amount is owing to any Lender or Agent hereunder

(other than unasserted contingent indemnification obligations), Holdings shall not, and shall not permit any of its Restricted Subsidiaries to:

7.1
Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:
(a)
Indebtedness of any Loan Party pursuant to any Loan Document;
(b)
(i) Indebtedness of any Loan Party owed to any other Loan Party; (ii) unsecured Indebtedness of any Loan Party owed to any Group Member that is not a Loan Party; (iii) Indebtedness of any Group Member that is not a Loan Party owed to any other Group Member that is not a Loan Party; and (iv) subject to Section 7.6(g), Indebtedness of any Group Member that is not a Loan Party owed to a Loan Party; provided, that (x) in the case of clause (iv), such Indebtedness is evidenced by, and subject to the provisions of, an Intercompany Note and (y) in the case of any such Indebtedness of a Loan Party owed to a Group Member that is not a Loan Party, such Indebtedness shall be subordinated in right of payment to the Obligations on terms reasonably satisfactory to the Administrative Agent;
(c)
Guarantee Obligations incurred by (i) any Group Member that is a Loan Party of obligations of any other Loan Party and, subject to Section 7.6(g), of any Group Member that is not a Loan Party and (ii) any Group Member that is not a Loan Party of obligations of any Loan Party or any other Group Member;
(d)
Indebtedness outstanding on the Restatement Effective Date and listed on Schedule 7.1 and any Permitted Refinancing thereof;
(e)
Indebtedness (including, without limitation, Capital Lease Obligation) of the Borrower or any Subsidiary secured by Liens permitted by Section 7.2(g) in an aggregate principal amount not to exceed $25,000,000 at any one time outstanding and any Permitted Refinancing thereof;
(f)
Indebtedness in respect of Hedge Agreements designed to hedge against interest rates, foreign exchange rates or commodities pricing risks and not for speculative purposes and Guarantee Obligations thereof;
(g)
Indebtedness of the Borrower or any Subsidiary in respect of performance, bid, surety, indemnity, appeal bonds, completion guarantees and other obligations of like nature and guarantees and/or obligations as an account party in respect of the face amount of letters of credit in respect thereof, in each case securing obligations not constituting Indebtedness for borrowed money (including worker’s compensation claims, environmental remediation and other environmental matters and obligations in connection with insurance or similar requirements) provided in the ordinary course of business;
(h)
Indebtedness arising from the endorsement of instruments in the ordinary course of business;
(i)
Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary (such Person, an “Acquired Person”), together with all Indebtedness incurred or assumed by Holdings, the Borrower or any of the Restricted Subsidiaries in connection with any acquisition permitted under Section 7.6, but only to the extent that (i) such Indebtedness was not created or incurred in contemplation of such Person becoming a Subsidiary of such Loan Party or such acquisition (except that Holdings, the Borrower and any of the Restricted Subsidiaries may incur Junior Indebtedness, to the extent incurrence thereof is permitted under clause (j) below, in connection with such Person becoming a Restricted Subsidiary), (ii) any Liens securing such Indebtedness, incurred in connection with such Person becoming a Restricted Subsidiary, attach only to the assets of the Acquired Person (and in case of any Junior Indebtedness shall be subject to a subordination agreement) and (iii) with respect to incurred (but not assumed) Indebtedness only, either (x) the Consolidated Leverage Ratio, after giving pro forma effect to the acquisition, is (A) less than 4.50:1.00 or (B) no greater than the Consolidated Leverage Ratio as of immediately prior to such acquisition, or (y) the Fixed Charge Coverage Ratio, after giving pro forma effect to the acquisition, is either (A) greater than or equal to 2.00:1.00 or (B) no less than the Fixed Charge Coverage Ratio as of immediately prior to such acquisition; provided, that to the extent any such Acquired Person does not become a Loan Party (within 60 days of such person becoming an Acquired Person), the aggregate amount of such Indebtedness (other than any assumed Indebtedness) for all such Acquired Persons shall not exceed $15,000,000;
(j)
Junior Indebtedness of any Loan Party; provided that no Default or Event of Default shall have occurred and be continuing or would result therefrom;
(k)
Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within ten (10) Business Days of incurrence;
(l)
Indebtedness of Holdings or any Subsidiary that may be deemed to exist in connection with agreements providing for indemnification, purchase price adjustments and similar obligations in connection with acquisitions or sales of assets and/or businesses;
(m)
[Intentionally Omitted];
(n)
Indebtedness arising from judgments or decrees not constituting an Event of Default under Section 8(h);
(o)
Guarantee Obligations incurred by any Loan Party in respect of Indebtedness otherwise permitted by this Section 7.1;
(p)
other Indebtedness of the Group Members in an aggregate principal amount (for all Group Members) not in excess of $125,000,000 at any time outstanding;
(q)
[Intentionally Omitted];
(r)
Indebtedness consisting of promissory notes issued to current or former officers, directors, managers, consultants and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Capital Stock of any Group Member permitted by Section 7.5;

(s)
Indebtedness consisting of obligations of the Borrower, Holdings or any Subsidiary under deferred compensation or other similar arrangements incurred by such Person in connection with any Permitted Acquisitions or any other Investment permitted hereunder;
(t)
Indebtedness consisting of (a) the financing of insurance premiums in respect of unearned premiums payable on insurance policies maintained by the Group Members or (b) take or pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
(u)
[Intentionally Omitted.]
(v)
unsecured Guarantee Obligations incurred in the ordinary course of business (and consistent with past practice) in respect of obligations to suppliers, customers, franchisees, lessors and licensees;
(w)
unsecured Indebtedness incurred in the ordinary course of business (and consistent with past practice) in respect of obligations of the Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; and
(x)
unsecured Indebtedness of any Loan Party, which can consist of debt securities convertible into or exchangeable for Capital Stock, in an initial aggregate principal amount not in excess of $750,000,000 at any time outstanding; provided that, (i) such Indebtedness, by its terms, (A) does not mature or is not mandatorily redeemable, in whole or part, at any time prior to the one hundred eighty-first day following the Term Loan Maturity Date or (B) does not require any amortization or payments of principal prior to the date of its scheduled or stated maturity (other than in each case (A) and (B), as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Term Loans and all other Obligations that are accrued and payable and the termination of any Term Commitments) and (ii) if such Indebtedness is guaranteed, it shall only be guaranteed by any Group Member that is a Loan Party.

The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.1.

7.2
Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except for:
(a)
Liens for taxes, assessments, charges or other governmental levies not yet delinquent for a period of more than thirty (30) days or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Group Members, as the case may be, in conformity with GAAP;

(b)
Liens imposed by law, including, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than sixty (60) days (or, if more than sixty (60) days overdue, no action has been taken to enforce such Lien) or are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP;
(c)
(i) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation, or letters of credit or guarantees issued in respect thereof, other than any Lien imposed by ERISA with respect to a Single Employer Plan or Multiemployer Plan and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower, Holdings or any Restricted Subsidiary;
(d)
pledges or deposits to secure the performance of bids, government contracts and trade contracts (other than for borrowed money), leases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business or letters of credit or guarantees issued in respect thereof;
(e)
easements, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions and other similar encumbrances and minor title defects affecting real property that, in the aggregate, do not materially interfere with the ordinary conduct of the business of the Borrower, Holdings and the Restricted Subsidiaries, taken as a whole, and any exception on the title policies issued in connection with the Mortgaged Property;
(f)
Liens in existence on the Restatement Effective Date listed on Schedule 7.2 and any renewals or extensions of any of the foregoing; provided that no such Lien is spread to cover any additional property after the Restatement Effective Date;
(g)
Liens securing permitted Indebtedness of Holdings, the Borrower or any Restricted Subsidiary incurred to finance the acquisition, construction, improvement or repair of fixed or capital assets and any Permitted Refinancings thereof; provided that (i) such Liens shall be created substantially simultaneously (or within 270 days of) with the acquisition, construction, improvement or repair of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and additions, accessions and the proceeds of sale thereof and (iii) the amount of Indebtedness secured thereby is not increased;
(h)
Liens created pursuant to the Security Documents or any other Loan Document;
(i)
Liens approved by Collateral Agent appearing on Schedule B to the policies of title insurance being issued in connection with the Mortgages;

(j)
any interest or title of a lessor or licensee under any lease or license entered into by Holdings, the Borrower or any Restricted Subsidiary in the ordinary course of its business and covering only the assets so leased or licensed;
(k)
licenses granted with respect to Intellectual Property, leases or subleases granted to third parties in the ordinary course of business which, individually or in the aggregate, do not materially interfere with the ordinary conduct of the business of the Loan Parties or any of their Subsidiaries and for which reasonable consideration (taking into account the value of the license, lease or sublease) was received;
(l)
Liens securing judgments not constituting an Event of Default under Section 8(h) or securing appeal or other surety bonds related to such judgments;
(m)
the filing of UCC financing statements solely as a precautionary measure in connection with operating leases and consignment arrangements;
(n)
Liens existing on property acquired by the Borrower or any Subsidiary at the time such property is so acquired or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary after the Restatement Effective Date (whether or not the Indebtedness secured thereby shall have been assumed); provided that (i) such Lien is not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary; (ii) such Lien does not extend to any other property (other than proceeds or products or after-acquired property) of any Group Member following such acquisition or such Person becoming a Restricted Subsidiary; and (iii) the Indebtedness secured by such Liens is permitted by Section 7.1(i);
(o)
Liens (i) of a collecting bank arising under Section 4-210 of the Uniform Commercial Code on the items in the course of collection and (ii) in favor of a banking or other financial institution arising as a matter of law or contract encumbering deposits or other funds or assets maintained with a financial institution (including the right of set off) and that are within the general parameters customary in the banking industry, including, without limitation, customary liens for customary fees and expenses relating to the operation and maintenance of such deposits;
(p)
Liens in favor of customs and revenue authorities arising as a matter of law and in the ordinary course of business to secure payment of customs duties in connection with the importation of goods;
(q)
statutory and common law landlords’ liens under leases to which the Borrower or any of the Restricted Subsidiaries is a party;
(r)
Liens on assets of Foreign Subsidiaries securing indebtedness of such Foreign Subsidiaries to the extent the Indebtedness secured thereby is permitted under Section 7.1;

(s)
Liens not otherwise permitted by this Section so long as the aggregate outstanding principal amount of the obligations secured thereby do not exceed $50,000,000 at any one time;
(t)
Liens on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.6(i) or Section 7.6(w) to be applied against the purchase price for such Investment and not to exceed 10% of the aggregate purchase price with respect thereto when combined with any cash earnest money deposits permitted under clause (x) below;
(u)
Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower, Holdings or any Restricted Subsidiary in the ordinary course of business in accordance with past practices of the Borrower;
(v)
Liens deemed to exist in connection with Investments in repurchase agreements under Section 7.6 and reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts maintained in the ordinary course of business and not for speculative purposes;
(w)
Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower, Holdings or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower, Holdings or any Restricted Subsidiary or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower, Holdings or any Restricted Subsidiary in the ordinary course of business;
(x)
Liens solely on any cash earnest money deposits made by the Borrower, Holdings or any Subsidiary in connection with any letter of intent or purchase agreement permitted hereunder and not to exceed 10% of the aggregate purchase price with respect thereto when combined with any liens and/or cash advances permitted under clause (t) above;
(y)
(i) Liens on the Capital Stock of any Subsidiary acquired pursuant to a Permitted Acquisition to secure Indebtedness incurred or assumed pursuant to Section 7.1(i) in connection with such Permitted Acquisition and (ii) Liens on the assets of such Subsidiary to secure Indebtedness (or to secure a Guarantee Obligation of such Indebtedness) incurred or assumed pursuant to Section 7.1(i) in connection with such Permitted Acquisition;
(z)
ground leases in respect of real property on which facilities owned or leased by the Borrower, Holdings or any Restricted Subsidiary are located;
(aa)
Liens in respect of unearned premiums on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(bb)
Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods; and

(cc)
Liens constituting Dispositions permitted by Section 7.4.
7.3
Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all of its property or business, except that:
(a)
any Restricted Subsidiary may be merged, consolidated or be amalgamated (i) with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation), (ii) with or into Holdings or any other Restricted Subsidiary (provided that if only one party to such transaction is a Subsidiary Guarantor, the Subsidiary Guarantor shall be the continuing or surviving corporation) or (iii) subject to Section 7.6(g), with or into any other Group Member;
(b)
any Group Member may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to any Loan Party or, subject to Section 7.6(g) (to the extent applicable), any other Group Member;
(c)
any Restricted Subsidiary that is not a Loan Party may (i) merge or consolidate with or into any Restricted Subsidiary that is not a Loan Party or (ii) dispose of all or substantially all of its assets (including any Disposition that is in the nature of a voluntary liquidation) to (x) another Restricted Subsidiary that is not a Loan Party or (y) to a Loan Party;
(d)
Holdings, the Borrower, and any Subsidiary may enter into any merger, consolidation or similar transaction with another Person to effect a transaction permitted under Section 7.6; provided that either (i) Holdings, the Borrower or any Subsidiary Guarantor is the surviving entity or (ii) the surviving entity (if other than Holdings, the Borrower or any Subsidiary Guarantor) assumes all the obligations of Holdings, the Borrower or any Subsidiary Guarantor under the Loan Documents pursuant to agreements reasonably satisfactory to the Administrative Agent and the Collateral Agent; and
(e)
transactions permitted under Section 7.4 shall be permitted.
7.4
Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of the Borrower or any Restricted Subsidiary, issue or sell any shares of such Restricted Subsidiary’s Capital Stock to any Person, except:
(a)
Dispositions of obsolete, damaged, uneconomic or worn out machinery, parts, property or equipment, or property or equipment no longer used or useful, in the conduct of its business, whether now owned or hereafter acquired;
(b)
the sale of inventory and owned or leased vehicles, each in the ordinary course of business;
(c)
Dispositions permitted by Sections 7.3(a), (b) and (c);

(d)
so long as no change of control shall occur therefrom, the sale or issuance of any Group Member’s Capital Stock to any other Group Member (except that a Loan Party may issue Capital Stock only to another Loan Party, provided that Intermediate Holdco may issue Capital Stock to Alkermes Ireland Holdings Limited irrespective of whether it is a Loan Party);
(e)
any Group Member may Dispose of any of its assets to a Loan Party or, subject to Section 7.6(g) (to the extent applicable), any other Group Member, and any Group Member (other than Alkermes Ireland Holdings Limited) that is not a Loan Party may Dispose of any assets, or issue or sell Capital Stock, to any other Group Member that is not a Loan Party;
(f)
Dispositions of cash or Cash Equivalents in transactions not otherwise prohibited by this Agreement;
(g)
licenses granted by Group Members with respect to Intellectual Property, or leases or subleases, granted to third parties in the ordinary course of business which, individually or in the aggregate, do not materially interfere with the ordinary conduct of the business of the Group Members and for which reasonable consideration (taking into account the value of the license, lease or sublease) was received;
(h)
the issuance or sale of shares of any Subsidiary’s Capital Stock to qualified directors if required by applicable law;
(i)
Dispositions or exchanges of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;
(j)
Dispositions of leases entered into in the ordinary course of business, to the extent that they do not materially interfere with the business of the Borrower, Holdings and any Restricted Subsidiary, taken as a whole;
(k)
the abandonment or other Disposition of Intellectual Property that is, in the reasonable judgment of the Borrower, no longer economically practicable to maintain and not material to the conduct of the business of the Borrower, Holdings and the Restricted Subsidiaries, taken as a whole;
(l)
the Disposition of Property which constitutes a Recovery Event;
(m)
Dispositions consisting of the sale, transfer, assignment or other Disposition of accounts receivable in connection with the collection, compromise or settlement thereof in the ordinary course of business and not as part of a financing transaction;
(n)
Dispositions constituting Restricted Payments permitted by Sections 7.5, Investments permitted by Section 7.6 and Liens permitted by Section 7.2;
(o)
leases, subleases, licenses or sublicenses with respect to real or personal property (other than Intellectual Property), in each case in the ordinary course of business and which do not materially interfere with the business of the Borrower, Holdings and any

Subsidiary, taken as a whole, including leases of unimproved real property encumbered by a Mortgage, on which real property the lessee may make improvements;
(p)
so long as the proceeds thereof are applied pursuant to Section 3.2, Dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in the joint venture arrangements and similar binding arrangements;
(q)
any issuance or sale of Capital Stock in, or Indebtedness or other securities of an Immaterial Subsidiary or Unrestricted Subsidiary;
(r)
as long as no Default is continuing or would result therefrom, any Disposition of property of any Group Member, or issuance or sale of Capital Stock by, the Borrower or any Restricted Subsidiary; provided that with respect to any Disposition made pursuant to this clause (r), such Disposition shall be valued at fair market value and such Group Member shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents; provided further that (i) any liabilities (as shown on the most recent balance sheet of Holdings provided hereunder or in the footnotes thereto) of such Group Member, other than liabilities that are by their terms subordinated in right of payment to the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which such Group Member shall have been validly released by all applicable creditors in writing, shall be deemed to be cash or Cash Equivalents, (ii) any securities received by such Group Member from such transferee that are convertible by such Group Member into cash or Cash Equivalents within 180 days following the closing of the applicable Disposition, shall be deemed to be cash or Cash Equivalents and (iii) any Designated Non-Cash Consideration received by such Group Member in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (r) that is at that time outstanding, not in excess of $50,000,000 at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash or Cash Equivalents;
(s)
Dispositions of Property related to compensation paid or to be paid, or benefits provided or to be provided, in the ordinary course of business;
7.5
Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, in each case, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Holdings or any Subsidiary (collectively, “Restricted Payments”), except that:

(a)
any Subsidiary may make Restricted Payments to the Borrower, Holdings or any Subsidiary Guarantor or any other Person that owns a direct equity interest in such Subsidiary in proportion to such Person’s ownership interest in such Subsidiary;
(b)
each Subsidiary may make Restricted Payments to the Borrower and to Wholly Owned Subsidiaries (and, in the case of a Restricted Payment by a non‑Wholly Owned Subsidiary, to the Borrower and any Subsidiary and to each other owner of Capital Stock or other equity interests of such Subsidiary on a pro rata basis based on their relative ownership interests);
(c)
Holdings, the Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common equity interests of such Person;
(d)
so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Holdings may purchase, redeem or otherwise acquire shares of its common stock or other common equity interests or warrants or options to acquire any such shares, in each case, to the extent consideration therefor consists of the proceeds received from the substantially concurrent issue of new shares of its common stock or other common equity interests;
(e)
Holdings, the Borrower and each Restricted Subsidiary may make payments related to compensation paid or to be paid, or benefits provided or to be provided, in the ordinary course of business;
(f)
[Intentionally Omitted].
(g)
so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom and the Available Amount Condition has been met, Holdings and the Borrower may make Restricted Payments in an aggregate amount not to exceed the then Available Amount;
(h)
[Intentionally Omitted].
(i)
Holdings, the Borrower and the Restricted Subsidiaries may make Restricted Payments in an aggregate amount such that all such Restricted Payments since the Fifth Amendment Effective Date made pursuant to this clause (i) shall not exceed $100,000,000;
(j)
Holdings may pay any dividend or distribution or the consummation of any redemption within sixty (60) days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if, at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of this Agreement;
(k)
Holdings, the Borrower and the Restricted Subsidiaries may make any payments in connection with the consummation of the Transaction or the transactions consummated under the Acquisition Agreement;

(l)
so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Holdings, the Borrower and the Restricted Subsidiaries may make any Restricted Payment if, after giving pro forma effect to such Restricted Payment, the Consolidated Leverage Ratio as of the last day of the period of four (4) fiscal quarters most recently completed for which financial statements have been delivered pursuant to Section 6.1 is less than 1.50 to 1.00; and
(m)
Holdings, the Borrower and the Restricted Subsidiaries may repurchase, redeem or otherwise acquire shares of Holdings’ Capital Stock in an aggregate amount such that the cash consideration for all acquisitions made pursuant to this clause (m) shall not exceed the aggregate amount of cash proceeds received by Holdings, the Borrower and the Restricted Subsidiaries from the exercise of employee stock options.
7.6
Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business line or unit of, or a division of any Person (all of the foregoing, “Investments”), except:
(a)
extensions of trade credit in the ordinary course of business;
(b)
Investments in Cash Equivalents;
(c)
any Guarantee Obligation permitted by Section 7.1;
(d)
loans and advances to officers, directors and employees of any Group Member in the ordinary course of business (including for travel, entertainment, relocation and similar expenses) in an aggregate amount for all Group Members not to exceed $5,000,000 at any time outstanding;
(e)
[Intentionally Deleted];
(f)
intercompany Investments by (i) any Group Member in any Loan Party; provided that all such intercompany Investments to the extent such Investment is a loan or advance owed to a Loan Party by a Group Member that is not a Loan Party are evidenced by the Intercompany Note, (ii) any Group Member that is not a Loan Party to any other Group Member that is not a Loan Party and (iii) Holdings in Alkermes Ireland Holdings Limited so long as the proceeds of such Investments are invested by Alkermes Ireland Holdings Limited in Intermediate Holdco or any other wholly owned direct Restricted Subsidiary that is a Subsidiary Guarantor substantially simultaneously therewith;
(g)
intercompany Investments (i) by any Loan Party in another Group Member (including a Person that becomes a Restricted Subsidiary as a result of such Investments), that, after giving effect to such Investment, is not a Loan Party (including, without limitation, Guarantee Obligations with respect to obligations of any such Subsidiary, loans made to any such Subsidiary and Investments resulting from mergers with or sales of assets to any such Subsidiary) in an aggregate amount (valued at fair market value) not to exceed $50,000,000 at any time outstanding and (ii) intercompany Investments incurred in the ordinary course of business in connection with the cash management operations (including with respect to intercompany self-insurance arrangements) of the Borrower, Holdings or any Restricted Subsidiary;
(h)
Investments in the ordinary course of business consisting of endorsements for collection or deposit or lease, utility and other similar deposits and deposits with suppliers in the ordinary course of business;
(i)
Investments in connection with Permitted Acquisitions;
(j)
Investments consisting of Hedge Agreements permitted by Section 7.1;
(k)
Investments (i) existing on the Restatement Effective Date or made pursuant to legally binding written contracts in existence on the Restatement Effective Date or (ii) contemplated on the Restatement Effective Date and set forth on Schedule 7.6, and in each case any modification, replacement, renewal, reinvestment or extension thereof; provided that the amount of any such Investment is not increased at the time of such extension or renewal;
(l)
Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors or other Persons to the extent reasonably necessary in order to prevent or limit loss or in connection with the bankruptcy or reorganization of suppliers or customers and in settlement of delinquent obligations of, and other disputes with, suppliers or customers arising in the ordinary course of business;
(m)
Investments received as consideration in connection with Dispositions permitted under Section 7.4;
(n)
advances of payroll payments to employees in the ordinary course of business;
(o)
Investments to the extent that payment for such Investments is made solely with Capital Stock of Holdings (or by any direct or indirect parent thereof);
(p)
Investments held by a Person that becomes a Restricted Subsidiary after the Restatement Effective Date or of a Person merged into the Borrower or merged or consolidated with a Restricted Subsidiary in accordance with Section 7.3 after the Restatement Effective Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;
(q)
Guarantees Obligations of the Group Members of leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;
(r)
Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business and consistent with past practices;

(s)
Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client contracts and loans or advances made to distributors in the ordinary course not to exceed $10,000,000 at any time outstanding;
(t)
Investments made by any Restricted Subsidiary that is not a Loan Party to the extent such Investments are financed with the proceeds received by such Restricted Subsidiary from an Investment made pursuant to this Section 7.6;
(u)
so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, in addition to Investments otherwise expressly permitted by this Section, Investments in an aggregate amount not to exceed the then Available Amount; and
(v)
[Intentionally Deleted].
(w)
other Investments by Group Members in an aggregate amount at any time outstanding of all such Investments since the Fifth Amendment Effective Date not to exceed $100,000,000.

The amount of any Investment, other than a Guarantee Obligation, shall be (i) the amount actually invested, as determined at the time of each such Investment, without adjustment for subsequent increases or decreases in the value of such Investment, minus (ii) the amount of dividends or distributions actually received in connection with such Investment and any return of capital and any payment of principal received in respect of such Investment that in each case is received in cash or cash equivalents (not in excess of the amount of Investments originally made).

7.7
Optional Payments and Modifications of Certain Debt Instruments.
(a)
(i) Make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease any Junior Financing except for (x) payments in the aggregate pursuant to this clause (i) not to exceed the Available Amount during the term of this Agreement, (y) the refinancing thereof with the Net Cash Proceeds of any Permitted Refinancing of any of the foregoing or any Indebtedness (other than Indebtedness that is owed to the Borrower or any Restricted Subsidiary), and (z) the conversion of any Junior Financing to Capital Stock; provided that, in the case of (x), no Default or Event of Default shall have occurred and be continuing or would result therefrom and the Available Amount Condition has been met; and (ii) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Junior Financing (other than any amendment that is not materially adverse to the Lenders and in any event any such amendment, modification, waiver or other change that in the case of any Junior Indebtedness, would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest).
(b)
Amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Organizational Document of any Loan Party or any Pledged Company if such amendment, modification, waiver or change could reasonably be expected to have a Material Adverse Effect.

7.8
Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to Holdings, the Borrower or such Restricted Subsidiary as would be obtainable by Holdings, the Borrower or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, except:
(a)
transactions between or among (i) Loan Parties or (ii) Group Members (provided that transactions between any Loan Party, on one hand, and a Group Member that is not a Loan Party, on one other hand, shall be on commercially reasonable terms and shall be limited to transactions not otherwise prohibited by this Agreement);
(b)
transactions related to compensation paid or to be paid, or benefits provided or to be provided, in the ordinary course of business;
(c)
any Restricted Payment permitted by Section 7.5; and
(d)
the Transaction.
7.9
[Intentionally Omitted].
7.10
[Intentionally Omitted].
7.11
Changes in Fiscal Periods; Accounting Changes.
(a)
Permit any change in the fiscal year of Holdings.
(b)
Change independent accountants other than to any nationally recognized firm or such other firm reasonably acceptable to the Administrative Agent.
7.12
Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits, limits or imposes any condition upon the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired for the benefit of the Lenders with respect to the Obligations other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) any restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (d) customary provisions in leases, licenses and other contracts restricting the assignment thereof, (e) any other agreement that does not restrict in any manner (directly or indirectly) Liens created pursuant to the Loan Documents or any Collateral securing the Obligations and does not require the direct or indirect granting of any Lien securing any Indebtedness or other obligation by virtue of the granting of Liens on or pledge of Property of any Loan Party to secure the Obligations and (f) any prohibition or limitation that (i) exists pursuant to applicable Requirements of Law, (ii) consists of customary restrictions and conditions contained in any agreement relating to any Liens permitted under Section 7.2, transaction permitted under Section 7.3 or the sale of any property permitted under Section 7.4, (iii) restricts subletting or assignment of leasehold interests contained in any lease governing a leasehold interest of a Group Member, (iv) exists in any agreement in effect at the time such Subsidiary becomes a Restricted Subsidiary, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary, (v) exists in any instrument governing Indebtedness assumed in connection with any Permitted Acquisition, which encumbrance or restriction is not applicable to any Person, or the Properties or assets of any Person, other than the Person or the Properties or assets of the Person so acquired, (vi) exists on the Restatement Effective Date and are listed on Schedule 7.12, (vii) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures to the extent permitted under this Agreement, or (viii) is imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents or the contracts, instruments or obligations referred to in this Section 7.12; provided that such amendments and refinancings are no more materially restrictive with respect to such prohibitions and limitations than those in effect prior to such amendment or refinancing (as determined in good faith and certified in writing to the Administrative Agent by a Responsible Officer of the Borrower).
7.13
Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Borrower that is not a Loan Party to (a) make Restricted Payments in respect of any Capital Stock of such Restricted Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Restricted Subsidiary of the Borrower, (b) make loans or advances to, or other Investments in, the Borrower or any other Restricted Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Restricted Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of:
(i)
any restrictions existing under the Loan Documents;
(ii)
any restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary;
(iii)
[Intentionally Omitted];
(iv)
any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby);
(v)
restrictions and conditions existing on the Restatement Effective Date identified on Schedule 7.13 (but not to any amendment or modification expanding the scope or duration of any such restriction or condition);
(vi)
restrictions or conditions imposed by any agreement relating to Liens permitted by this Agreement but solely to the extent that such restrictions or conditions apply only to the property or assets subject to such permitted Lien;
(vii)
customary provisions in leases, licenses and other contracts entered into in the ordinary course of business restricting the assignment thereof;

(viii)
customary restrictions in joint venture agreements and other similar agreements applicable to joint ventures permitted hereunder and applicable solely to such joint venture;
(ix)
any agreement of a Foreign Subsidiary governing Indebtedness permitted to be incurred or permitted to exist under Section 7.1;
(x)
any agreement or arrangement already binding on a Person when it becomes a Restricted Subsidiary so long as such agreement or arrangement was not created in anticipation of such acquisition;
(xi)
Requirements of Law;
(xii)
customary restrictions and conditions contained in any agreement relating to any transaction permitted under Section 7.3 or the sale of any property permitted under Section 7.4 pending the consummation of such transaction or sale;
(xiii)
any instrument governing Indebtedness assumed in connection with any Permitted Acquisition, which encumbrance or restriction is not applicable to any Person, or the Properties or assets of any Person, other than the Person or the Properties or assets of the Person so acquired; or
(xiv)
any encumbrances or restrictions imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents or the contracts, instruments or obligations referred to in this Section 7.13; provided that such amendments or refinancings are no more materially restrictive with respect to such encumbrances and restrictions than those in effect prior to such amendment or refinancing (as determined in good faith and certified in writing to the Administrative Agent by a Responsible Officer of the Borrower).
7.14
Lines of Business. Enter into any business, either directly or through any Restricted Subsidiary, except for those businesses in which Holdings and its Subsidiaries are engaged on the date of this Agreement (after giving effect to the Transaction) or that are reasonably related, incidental, ancillary or complementary thereto.
7.15
[Intentionally Omitted].
7.16
Holding Company. In the case of Holdings, engage in any business or activity other than (a) the ownership and investment in Capital Stock in and Indebtedness of Alkermes Ireland Holdings Limited and its other Subsidiaries from time to time, (b) maintaining its corporate existence, (c) participating in tax, accounting and other administrative activities as the parent of the consolidated group of companies, including the Loan Parties, (d) the execution and delivery of the Loan Documents to which it is a party and the performance of its obligations thereunder, (e) the incurrence of Indebtedness permitted to be incurred by Holdings pursuant to Section 7.1, (f) the consummation of any Permitted Acquisition so long as any assets (other than Indebtedness or Capital Stock) acquired in connection with such Permitted Acquisition are owned by the Borrower or a Restricted Subsidiary (other than Alkermes Ireland Holdings Limited, for so long as it is not a Subsidiary Guarantor) immediately following such Permitted

Acquisition, (g) Restricted Payments permitted to be made by Holdings under Section 7.5 and (h) activities incidental to the businesses or activities described in clauses (a) through (g) of this Section.
7.17
Alkermes Ireland Holdings Limited. In the case of Alkermes Ireland Holdings Limited, Holdings shall cause that, for as long as Alkermes Ireland Holdings Limited is not a Subsidiary Guarantor, it shall not: (a) engage in any business or activity or own or acquire any material assets other than (i) the ownership and investment in Capital Stock in and Junior Financings of Intermediate Holdco or any other wholly owned direct Restricted Subsidiary, (ii) maintaining its corporate existence, (iii) participating in tax, accounting and other administrative activities as the parent of the consolidated group of companies, including the Loan Parties, (iv) the incurrence of Indebtedness permitted to be incurred by Alkermes Ireland Holdings Limited pursuant to Section 7.1, (v) the consummation of any Permitted Acquisition so long as any assets acquired in connection with such Permitted Acquisition are owned by the Borrower or a Restricted Subsidiary immediately following such Permitted Acquisition, (vi) Restricted Payments permitted to be made by Alkermes Ireland Holdings Limited under Section 7.5 and (vii) activities incidental to the businesses or activities described in clauses (i) through (vi); (b) incur any Indebtedness other than Indebtedness permitted pursuant to Sections 7.1 (b), (k), (n) or (t); and (c) create, incur, assume or suffer to exist any Lien other than Liens permitted pursuant to Sections 7.2(a), (c), (j), (l), (o), (q) or (aa) upon any of its property or assets, whether now owned or hereafter acquired.
SECTION 8.
EVENTS OF DEFAULT
8.1
Events of Default. If any of the following events shall occur and be continuing:
(a)
the Borrower shall fail to pay any principal of any Term Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Term Loan, or any other amount payable hereunder or under any other Loan Document, within five (5) Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or
(b)
any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been untrue in any material respect on or as of the date made or deemed made; or
(c)
any Loan Party shall default in the observance or performance of any agreement contained in Section 6.4(a) (with respect to the Borrower only) or Section 7 of this Agreement; or
(d)
any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 8), and such default shall continue unremedied for a period of thirty (30) days after receipt by the Borrower of written notice thereof from the Administrative Agent; or

(e)
any Group Member (i) defaults in making any payment of any principal of any Material Indebtedness (including any Guarantee Obligation or Hedge Agreement that constitutes Material Indebtedness, but excluding the Term Loans) on the scheduled or original due date with respect thereto; or (ii) defaults in making any payment of any interest on any such Material Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) defaults in the observance or performance of any other agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Material Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Material Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder; provided that such failure is unremedied and is not waived by the holders of such Indebtedness; provided further that this clause (e)(iii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; or
(f)
(i) any Group Member (other than an Immaterial Subsidiary) shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, examinership or relief of debtors (a “Bankruptcy Law”), seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, examinership, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator, liquidator, examiner or other similar official for it or for all or any substantial part of its assets under a Bankruptcy Law, or any Group Member (other than an Immaterial Subsidiary) shall make a general assignment, composition, compromise, or arrangement with or for the benefit of its creditors; or (ii) there shall be commenced against any Group Member (other than an Immaterial Subsidiary) any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or other relief with respect to it or its debts or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distress, distraint or similar process against all or any substantial part of the assets of the Group Members, taken as a whole, that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) any Group Member (other than an Immaterial Subsidiary) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Group Member (other than an Immaterial Subsidiary) shall generally not, or shall be unable to, or shall under applicable law be deemed to be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g)
(i) any failure to satisfy the minimum funding standard under Sections 412 and 430 of the Code or Sections 302 and 303 of ERISA, whether or not waived, shall occur with respect to any Single Employer Plan or any Lien in favor of the PBGC or a Single Employer Plan or Multiemployer Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (ii) a Reportable Event shall occur with respect to, or proceedings shall commence under Section 4042 of ERISA to have a trustee appointed, or a trustee shall be appointed to, any Single Employer Plan, (iii) any Single Employer Plan shall be terminated under Section 4041(c) of ERISA or the institution by the PBGC of proceedings to terminate a Single Employer Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of such Single Employer Plan, (iv) any Group Member or any Commonly Controlled Entity intends to withdraw from a Multiemployer Plan and shall, or is reasonably likely to, incur any liability in connection with such withdrawal, or the Insolvency or Reorganization of, a Multiemployer Plan, (v) any Group Member shall engage in any non‑exempt “prohibited transaction” (within the meaning of Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (vi) the cessation of operations at a facility of any Group Member or Commonly Controlled Entity in the circumstances described in Section 4062(e) of ERISA or (vii) the withdrawal by any Group Member or Commonly Controlled Entity from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; and in each case in clauses (i) through (vii) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or
(h)
one or more judgments or decrees shall be entered against any Group Member and the same shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof and any such judgments or decrees is for the payment of money, individually or in the aggregate (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage), of $30,000,000 or more or is for injunctive relief which could reasonably be expected to have a Material Adverse Effect; or
(i)
any Security Documents relating to material assets of the Group Members, taken as a whole, shall cease, for any reason, to be in full force and effect, or any Loan Party or any Subsidiary of any Loan Party shall so assert, or any Lien created by any of the Security Documents relating to material assets of the Group Members, taken as a whole, shall cease to be enforceable and of the same effect and priority purported to be created thereby (other than because of any action by the Collateral Agent); or any Loan Party or any Subsidiary of any Loan Party shall so assert; or
(j)
the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Subsidiary of any Loan Party shall so assert; or
(k)
a Change of Control occurs; or
(l)
(i) any of the Obligations of the Loan Parties under the Loan Documents for any reason shall cease to be “senior debt,” “senior indebtedness,” “designated senior debt,” “guarantor senior debt” or “senior secured financing” (or any comparable term) under, and as defined in, any Junior Financing Documentation evidencing Material Indebtedness, (ii) the subordination provisions set forth in any Junior Financing Documentation evidencing Material Indebtedness shall, in whole or in part, cease to be effective or cease to be legally valid, binding and enforceable against the holders of such Junior Financing, if applicable or (iii) any Loan Party, any Subsidiary of any Loan Party shall assert any of the foregoing;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Term Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Term Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 8, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower. Notwithstanding anything to the contrary contained herein or in the other Loan Documents, no amounts received from any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor.

SECTION 9.
THE AGENTS
9.1
Appointment.
(a)
Each Lender (and, if applicable, each other Secured Party) hereby irrevocably designates and appoints each Agent as the agent of such Lender (and, if applicable, each other Secured Party) under this Agreement and the other Loan Documents, and each such Lender (and, if applicable, each other Secured Party) irrevocably authorizes such Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender or other Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.
(b)
Each of the Secured Parties hereby irrevocable designates and appoints Morgan Stanley Senior Funding, Inc. as collateral agent of such Secured Party under this Agreement and the other Loan Documents, and each such Secured Party irrevocably authorizes the Collateral Agent, in such capacity, to take such action on its behalf as are necessary or advisable with respect to the Collateral under this Agreement or any of the other Loan Documents, together with such powers as are reasonably incidental thereto. The Collateral Agent hereby accepts such appointment.
9.2
Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
9.3
Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, members, partners, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders or any other Secured Party for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or any Specified Hedge Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or any Specified Hedge Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any Specified Hedge Agreement or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document or any Specified Hedge Agreement, or to inspect the properties, books or records of any Loan Party.
9.4
Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by such Agent. The Administrative Agent shall deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Term Loans and all other Secured Parties; provided that each Agent shall be entitled to seek clarification or direction from the Required Lenders prior to the taking of any such instructed action hereunder, and each Agent may refrain from acting until such clarification or direction from the Required Lenders has been obtained by such Agent.

9.5
Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Secured Parties.
9.6
Non‑Reliance on Agents and Other Lenders. Each Lender (and, if applicable, each other Secured Party) expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender or any other Secured Party. Each Lender (and, if applicable, each other Secured Party) represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement or any Specified Hedge Agreement. Each Lender (and, if applicable, each other Secured Party) also represents that it will, independently and without reliance upon any Agent or any other Lender or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents or any Specified Hedge Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender or any other Secured Party with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any Affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.
9.7
Indemnification. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Section 10.5 to be paid by it to any Agent Related Party (or any sub-agent thereof), each Lender severally agrees to pay to such Agent Related Party (or any such sub-agent thereof) such Lender’s Term Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that (a) the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against any Agent Related

Party (or any such sub-agent thereof) and (b) no Lender shall be liable for the payment of any portion of such unreimbursed expense or indemnified loss, claim, damage, liability or related expense that is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Term Loans and all other amounts payable hereunder.
9.8
Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender,” “Lenders,” “Secured Party” and “Secured Parties” shall include each Agent in its individual capacity.
9.9
Successor Administrative Agent.
(a)
The Administrative Agent and the Collateral Agent may resign as Administrative Agent and Collateral Agent, respectively, upon ten (10) days’ notice to the Lenders and the Borrower. If the Administrative Agent or Collateral Agent, as applicable, shall resign as Administrative Agent or Collateral Agent, as applicable, under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent or Collateral Agent, as applicable, and the term “Administrative Agent” or “Collateral Agent,” as applicable, shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s or Collateral Agent’s, as applicable, rights, powers and duties as Administrative Agent or Collateral Agent, as applicable, shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or Collateral Agent, as applicable, or any of the parties to this Agreement or any holders of the Term Loans. If no successor agent has accepted appointment as Administrative Agent or Collateral Agent, as applicable, by the date that is ten (10) days following a retiring Administrative Agent’s or Collateral Agent’s, as applicable, notice of resignation, the retiring Administrative Agent’s or Collateral Agent’s, as applicable, resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent or Collateral Agent, as applicable, hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent’s or Collateral Agent’s, as applicable, resignation as Administrative Agent or retiring Collateral Agent’s resignation as Collateral Agent, as applicable, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Collateral Agent, as applicable, under this Agreement and the other Loan Documents.
(b)
Anything herein to the contrary notwithstanding, if at any time the Required Lenders determine that the Person serving as Administrative Agent is a Defaulting Lender, the

Required Lenders (determined after giving effect to the final paragraph of Section 10.1) may by notice to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a replacement Administrative Agent hereunder. Such removal will, to the fullest extent permitted by applicable law, be effective on the earlier of (i) the date a replacement Administrative Agent is appointed and (ii) the date ten (10) Business Days after the giving of such notice by the Required Lenders (regardless of whether a replacement Administrative Agent has been appointed).
9.10
Agents Generally. Except as expressly set forth herein, the Agents and the Lead Arranger and the Joint Bookrunners shall not have any duties or responsibilities hereunder in its capacity as such.
9.11
Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents, the Specified Hedge Agreements, or institute any actions or proceeds, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent; provided that the foregoing shall not prohibit any Lender from filing proofs of claim during the pendency of a proceeding relative to any Loan Party under any bankruptcy or other debtor relief law.
9.12
Withholding Tax. To the extent required by any applicable law, an Agent shall withhold from any payment to any Lender an amount equal to any applicable withholding Tax. If the IRS or any Governmental Authority asserts a claim that the Agent did not properly withhold Tax from any amount paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify and hold harmless the Agent (to the extent that the Agent has not already been reimbursed by the Borrower and without limiting or expanding the obligation of the Borrower to do so) for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including any penalties, additions to Tax or interest thereon, together with all expenses incurred, including legal expenses and any out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Agent under this Section 9.12. The agreements in this Section 9.12 shall survive the resignation and/or replacement of the Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Term Loans and the repayment, satisfaction or discharge of all obligations under this Agreement. Unless required by applicable laws, at no time shall the Agent have any obligation to file for or otherwise pursue on behalf of a Lender any refund of Taxes withheld or deducted from funds paid for the account of such Lender.

9.13
Administrative Agent May File Proof of Claims. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)
to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties and the Administrative Agent (including any claim for the compensation, expenses, disbursements and advances of the Secured Parties and their respective agents and counsel and all other amounts due the Secured Parties under the Loan Documents) allowed in such judicial proceeding; and
(b)
to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Secured Parties, to pay to the Administrative Agent any amount due for the compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under the Loan Documents.
9.14
Lender Representations.
(a)
Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Sixth Amendment Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)
such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loans or this Agreement,
(ii)
the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loans and this Agreement,

(iii)
(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Term Loans and this Agreement, (C) the entrance into, participation in, administration of and performance of the Term Loans and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loans and this Agreement, or
(iv)
such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)
In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Sixth Amendment Lead Arrangers and their respective Affiliates and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that neither the Administrative Agent nor any Sixth Amendment Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Term Loans and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent or any Sixth Amendment Lead Arranger or any of their respective Affiliates under this Agreement, any Loan Document or any documents related hereto or thereto).
9.15
Return of Certain Payments.
(a)
Each Lender (and each Participant of any Lender, by its acceptance of a Participation) hereby acknowledges and agrees that if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds (or any portion thereof) received by such Lender (any of the foregoing, a “Recipient”) from the Administrative Agent (or any of its Affiliates) were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Recipient (whether or not known to such Recipient) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) and demands the return of such Payment, such Recipient shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment as to which such a demand was made. A notice of the Administrative Agent to any Recipient under this Section shall be conclusive, absent manifest error.
(b)
Without limitation of clause (a) above, each Recipient further acknowledges and agrees that if such Recipient receives a Payment from the Administrative Agent (or any of its Affiliates) (x) that is in an amount, or on a date different from the amount and/or date specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”), (y) that was not preceded or accompanied by a Payment Notice, or (z) that such Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case, it understands and agrees at the time of receipt of such Payment that an error has been made (and that it is deemed to have knowledge of such error) with respect to such Payment. Each Recipient agrees that, in each such case, it shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made.
(c)
Any Payment required to be returned by a Recipient under this Section shall be made in immediately available funds in the currency so received, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. Each Recipient hereby agrees that it shall not assert and, to the fullest extent permitted by applicable law, hereby waives, any right to retain such Payment, and any claim, counterclaim, defense or right of set-off or recoupment or similar right to any demand by the Administrative Agent for the return of any Payment received, including without limitation any defense based on “discharge for value” or any similar doctrine.
(d)
The Borrower and each other Loan Party hereby agrees that the receipt by any Recipient of a Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed to such Lender by the Borrower or any other Loan Party.
SECTION 10.
MISCELLANEOUS
10.1
Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:
(i)
forgive the principal amount or extend the final scheduled date of maturity of any Term Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or forgive or reduce any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post‑default increase in interest rates, which waiver shall be effective with the consent of the holders of more than 50% of the aggregate unpaid principal amount of the affected Tranche of Term Loans then outstanding and (y) that any amendment or modification of financial covenants or defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Commitment, in each case without the written consent of each Lender directly affected thereby; provided that neither any amendment, modification or waiver of a mandatory prepayment required hereunder, nor any amendment of Section 3.2 or any related definitions including Asset Sale, IP Sale, Excess Cash Flow, or Recovery Event, shall constitute a reduction of the amount of, or an extension of the scheduled date of, any principal installment of any Term Loan or Note or other amendment, modification or supplement to which this clause (i) is applicable;
(ii)
eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender;
(iii)
reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release Holdings or all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders;
(iv)
amend, modify or waive any provision of Section 3.8(a) or 10.7(a) of this Agreement or Section 6.5 of the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders;
(v)
amend, modify or waive any provision of Section 9 without the written consent of each Agent adversely affected thereby;
(vi)
amend, modify or waive any provision of Section 9.6 to further restrict any Lender’s ability to assign or otherwise transfer its obligations hereunder without the written consent of all Lenders adversely affected thereby; and
(vii)
amend, modify or waive (A) any provision of any Loan Document so as to alter the ratable sharing of payments required thereby or (B) the definition of “Qualified Counterparty,” “Specified Hedge Agreement,” or “Obligations,” in each case in a manner adverse to any Qualified Counterparty with Obligations then outstanding without the written consent of any such Qualified Counterparty.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Term Loans.

In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term Loans (“Refinanced Term Loans”) with a replacement term loan tranche hereunder (“Replacement Term Loans”); provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans plus accrued interest, fees and expenses related thereto, (b) the Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable Margin for such Refinanced Term Loans, (c) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term Loans at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the applicable Term Loans) and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such refinancing.

If, in connection with any proposed amendment, modification, waiver or termination requiring the consent of all Lenders, the consent of the Required Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained being referred to as a “Non‑Consenting Lender”), then, so long as the Administrative Agent is not a Non‑Consenting Lender, the Administrative Agent or a Person reasonably acceptable to the Administrative Agent shall have the right but not the obligation to purchase at par from such Non‑Consenting Lenders, and such Non‑Consenting Lenders agree that they shall, upon the Administrative Agent’s request, sell and assign to the Administrative Agent or such Person, all of the Term Loans of such Non‑Consenting Lenders for an amount equal to the principal balance of all such Term Loans held by such Non‑Consenting Lenders and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment and Assumption. In addition to the foregoing, the Borrower may replace any Non‑Consenting Lender pursuant to Section 3.13.

Notwithstanding the foregoing, this Agreement and the other Loan Documents may be amended (or amended and restated), modified or supplemented with the written consent of the Administrative Agent and the Borrower (a) to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender, (b) to add one or more additional credit facilities with respect to Incremental Term Loans to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans, as applicable, and the accrued interest and fees in respect thereof and (c) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders; provided, that the conditions set forth in Section 2.4 are satisfied.

Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable law, such Lender will not be entitled to vote in respect of amendments and waivers hereunder and the Commitment and the outstanding Loans or other extensions of credit of such Lender hereunder will not be taken into account in determining whether the Required Lenders or all of the Lenders, as required, have approved any such amendment or waiver (and the definition of “Required Lenders” will automatically be deemed modified accordingly for the duration of such period); provided that, subject to the limitations set forth in the first paragraph of this Section 10.1, any such amendment or waiver that would increase or extend the term of the Commitment of such Defaulting Lender, extend the date fixed for the payment of principal or interest owing to such Defaulting Lender hereunder, reduce the principal amount of any obligation owing to such Defaulting Lender, reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting Lender or of any fee payable to such Defaulting Lender hereunder, or alter the terms of this proviso, will require the consent of such Defaulting Lender.

10.2
Notices.
(a)
All notices and other communications provided for hereunder shall be either (x) in writing (including telecopy or e-mail communication) and mailed, telecopied or delivered or (y) as and to the extent set forth in Section 10.2(b) as follows:
(i)
if to the Borrower, at its address at Alkermes, Inc., 852 Winter Street, Waltham, Massachusetts 02451, Attention Iain M. Brown, and a copy to Amy Shapiro, Esq., Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006;
(ii)
if to the Collateral Agent or the Administrative Agent, at its address at 1585 Broadway, New York, New York 10036, Attention: MS Agency, E-mail Address: msagency@morganstanley.com; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties;

provided, however, that materials and information described in Section 10.2(b) shall be delivered to the Administrative Agent in accordance with the provisions thereof or as otherwise specified to the Borrower by the Administrative Agent. Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given or made upon the earlier of (i) actual receipt by the relevant party hereto, (ii) if delivered by hand or courier, when signed for by or on behalf of the relevant party hereto, and (iii) four days after having been mailed; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that notices and communications to any Agent pursuant to Sections 2 and 9 shall not be effective until received by such Agent). Delivery by telecopier or other electronic means of an executed counterpart of a signature page to any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof. The words “delivery”, “execute,” “execution,” “signed,” “signature,” and words of like import in any Loan Document or any other document executed in connection herewith shall be deemed to include Electronic Signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary neither the Administrative Agent nor any Lender is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent or such Lender pursuant to procedures approved by it and provided further without limiting the foregoing, upon the request of any party, any electronic signature shall be promptly followed by such manually executed counterpart.

(b)
The Borrower hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any default or event of default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non‑excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to an electronic address specified by the Administrative Agent to the Borrower. In addition, the Borrower agrees to continue to provide the Communications to the Agents in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.
(c)
THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE ADMINISTRATIVE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS, EXCEPT TO THE EXTENT THE LIABILITY OF SUCH PERSON IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, “ADMINISTRATIVE AGENT PARTIES”) HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER PARTY OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT

LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET.

The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (i) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address. Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

10.3
No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
10.4
Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Term Loans and other extensions of credit hereunder and shall continue in full force and effect as long as any Term Loan or any other Obligation hereunder shall remain unpaid or unsatisfied and so long as the Commitments of any Lender have not been terminated.
10.5
Payment of Expenses and Taxes; Indemnity.
(a)
The Borrower agrees (i) to pay or reimburse each Agent for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, execution and delivery, and any amendment, supplement or modification to, this Agreement and the other Loan Documents, any security arrangements in connection therewith and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable invoiced fees and disbursements of counsel to such parties and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Restatement Effective Date (in the case of amounts to be paid on the Restatement Effective Date and from time to time thereafter as such parties shall deem appropriate and (ii) to pay or reimburse each Lender and Agent for all its documented costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the reasonable and invoiced fees and disbursements of counsel to such parties and any documented costs and expenses incurred during any workout or restructuring.
(b)
The Borrower agrees (i) to pay, indemnify, and hold each Lender and each Agent harmless from, any and all recording and filing fees, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (ii) to pay, indemnify, and hold each Lender and Agent and the Joint Bookrunners and their respective affiliates (including, without limitation, controlling persons) and each member, partner, director, officer, employee, advisor, agent, affiliate, successor, partner, member, representative and assign of each of the forgoing (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, whether brought by any Loan Party, any affiliate thereof or a third party, with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents (regardless of whether any Loan Party is or is not a party to any such actions or suits) and any such other documents, including any of the foregoing relating to the use of proceeds of the Term Loans, or violation of, noncompliance with or liability under, any Environmental Law relating to any Group Member or any of the Properties, including the presence, Release or threat of Releases of any Materials of Environmental Concern, and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (ii), collectively, the “Indemnified Liabilities”); provided, that the Borrower shall not have any obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee or its Related Indemnified Persons. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee except to the extent found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee or its Related Indemnified Persons. Statements payable by the Borrower pursuant to this Section 10.5 shall be submitted to the Chief Financial Officer, at the address of the Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive repayment of the Term Loans and all other amounts payable hereunder.
(c)
To the fullest extent permitted by applicable law, neither the Borrower nor any Indemnitee shall assert, and each of the Borrower and each Indemnitee does hereby waive, any claim against any party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Term Loan or the use of the proceeds thereof; provided that the foregoing shall not limit the indemnification obligations of the Borrower under clause (b) above to the extent they arise from claims of third parties against an Indemnitee for such special, indirect, consequential or punitive damages. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(d)
The Borrower shall not, without the prior written consent of the Indemnitee, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnitee is a party thereto) unless such settlement, compromise, consent or termination (i) includes an unconditional release of each Indemnitee from all liability arising out of such proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability, or a failure to act by or on behalf of such Indemnitee.
(e)
The Borrower will not be liable under this Agreement for any amount paid by an Indemnitee to settle any claims or actions if the settlement is entered into without the Borrower’s consent, which consent may not be withheld or delayed unless such settlement is unreasonable in light of such claims or actions against, and defenses available to, such Indemnitee; provided that this Section 10.5(e) shall not apply to those settlements where the Borrower was offered the ability to assume the defense of the action that directly and specifically related to the subject matter of such settlement and elected not to assume such defense.
(f)
All amounts due under this Section shall be payable not later than ten (10) days after demand therefor.
10.6
Successors and Assigns; Participations and Assignments.
(a)
The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except (x) to an assignee in accordance with the provisions of paragraph (b) of this Section, (y) by way of participation in accordance with the provisions of paragraph (e) of this Section or (z) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (g) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, express or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors as assigns permitted hereby, Participants to the extent provided in paragraph (e) of this Section 10.6 and, to the extent expressly contemplated hereby, the Affiliates of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)
Any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Term Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)
except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, an assignment effected by the Administrative Agent in connection with the initial syndication of the Commitments held by Morgan Stanley Senior Funding, Inc., an assignment of the entire remaining amount of the assigning Lender’s Commitments or Term Loans, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consent (such consent not to be unreasonably withheld or delayed); provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;
(ii)
each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Term Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate tranches of Loans (if any) on a non‑pro rata basis;
(iii)
no consent shall be required for any assignment except to the extent required by paragraph (b)(i) of this Section and, in addition, the consent of:

(A) the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default under Section 8(a) or (f) has occurred and is continuing at the time of such assignment, (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received a draft of the relevant Assignment and Assumption or (z) such assignment is made prior to the earlier of (1) the Syndication Date and (2) the date that is 90 days after the Restatement Effective Date; and

(B) the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of each of the Term Facilities if such assignment is to an Assignee that is not a Lender, an Affiliate of a Lender or an Approved Fund;

(iv)
except in the case of assignments pursuant to paragraph (c) below, the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (it being understood that payment of only one processing fee shall be required in connection with simultaneous assignments to two or more Approved Funds); provided that the

Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment; and the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire.
(v)
no assignment shall be permitted to be made to Holdings or any of its Subsidiaries or Affiliates other than on the following basis:

(A) no Default or Event of Default has occurred or is continuing at the time of such assignment or would result from such assignment;

(B) Holdings, the Borrower or any of their respective Subsidiaries may make one or more offers (each, an “Offer”) to repurchase all or any portion of any Tranche of Term Loans (such Term Loans, the “Offer Loans”); provided that, (1) Holdings, the Borrower or such Subsidiary delivers a notice of such Offer to the Administrative Agent and all Lenders no later than noon (New York City time) at least five (5) Business Days in advance of a proposed consummation date of such Offer indicating (w) the last date on which such Offer may be accepted, (x) the maximum dollar amount of such Offer, (y) the repurchase price per dollar of principal amount of such Offer Loans at which Holdings, the Borrower or such Subsidiary is willing to repurchase such Offer Loans and (z) the instructions, consistent with this Section 10.6(b)(v) with respect to the Offer, that a Lender must follow in order to have its Offer Loans repurchased; (2) Holdings, the Borrower or such Subsidiary shall hold such Offer open for a minimum period of two (2) Business Days; (3) a Lender who elects to participate in the Offer may choose to sell all or part of such Lender’s Offer Loans; (4) such Offer shall be made to the Lenders holding the Offer Loans on a pro rata basis in accordance with the respective principal amount then due and owing to the Lenders; provided that, if any Lender elects not to participate in the Offer, either in whole or in part, the amount of such Lender’s Offer Loans not being tendered shall be excluded in calculating the pro rata amount applicable to the balance of such Offer Loans; and (5) such Offer shall be conducted pursuant to such procedures the Administrative Agent may establish in consultation with the Borrower (which shall be consistent with this clause (B)) and that a Lender must follow in order to have its Offer Loans repurchased;

(C) with respect to all repurchases made by Holdings, the Borrower or their respective Subsidiaries, such repurchases shall be deemed to be voluntary prepayments pursuant to Section 3.1 in an amount equal to the aggregate principal amount of such Term Loans;

(D) following repurchase by Holdings, the Borrower or any of their respective Subsidiaries, (1) all principal and accrued and unpaid interest on the Term Loans so repurchased shall be deemed to have been paid for all purposes and no longer outstanding (and may not be resold by Holdings, the Borrower or such Subsidiary), for all purposes of this Agreement and all other Loan Documents and (2) Holdings, the Borrower or any of their respective Subsidiaries, as the case may be, will promptly advise the Administrative Agent of the total amount of Offer Loans that were repurchased from each Lender who elected to participate in the Offer; and

(E) any Term Loans purchased by or assigned to Holdings, the Borrower or any of their respective Subsidiaries shall be automatically, immediately and permanently cancelled upon the effectiveness of such assignment and will thereafter no longer be outstanding for any purpose hereunder; and

(vi)
no assignment shall be permitted to be made to a natural person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of a natural person).

Except as otherwise provided in clause (v) above and in paragraph (c) below, subject to acceptance and recording thereof pursuant to paragraph (d) below, from and after the effective date specified in each Assignment and Assumption the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.9, 3.10, 3.11 and 10.5; provided, with respect to such Section 3.10, that such Lender continues to comply with the requirements of Sections 3.10 and 3.10(e). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

(c)
Notwithstanding anything in this Section 10.6 to the contrary, a Lender may assign any or all of its rights hereunder to an Affiliate of such Lender or an Approved Fund of such Lender without (a) providing any notice (including, without limitation, any administrative questionnaire) to the Administrative Agent or any other Person or (b) delivering an executed Assignment and Assumption to the Administrative Agent; provided that (A) such assigning Lender shall remain solely responsible to the other parties hereto for the performance of its obligations under this Agreement, (B) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such assigning Lender in connection with such assigning Lender’s rights and obligations under this Agreement until an Assignment and Assumption and an administrative questionnaire have been delivered to the Administrative Agent, (C) the failure of such assigning Lender to deliver an Assignment and Assumption or administrative questionnaire to the Administrative Agent or any other Person shall not affect the legality, validity or binding effect of such assignment and (D) an Assignment and Assumption between an assigning Lender and its Affiliate or Approved Fund shall be effective as of the date specified in such Assignment and Assumption.

(d)
The Administrative Agent, acting for this purpose as a non‑fiduciary agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of and interest owing with respect to the Term Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Subject to the penultimate sentence of this paragraph (d), the entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In the case of an assignment to an Affiliate of a Lender or an Approved Fund pursuant to paragraph (c), as to which an Assignment and Assumption and an administrative questionnaire are not delivered to the Administrative Agent, the assigning Lender shall, acting solely for this purpose as a non‑fiduciary agent of the Borrower, maintain a register (a “Related Party Register”) comparable to the Register on behalf of the Borrower. The Register or Related Party Register shall be available for inspection by the Borrower and any Lender at the Administrative Agent’s office at any reasonable time and from time to time upon reasonable prior notice. Except as otherwise provided in paragraph (c) above, upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b)(iv) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. Except as otherwise provided in paragraph (c) above, no assignment shall be effective for purposes of this Agreement unless and until it has been recorded in the Register (or, in the case of an assignment pursuant to paragraph (c) above, the applicable Related Party Register) as provided in this paragraph (d). The date of such recordation of a transfer shall be referred to herein as the “Assignment Effective Date.”
(e)
Any Lender may, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (for the avoidance of doubt, other than to a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Term Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (D) no participation shall be permitted to be made to Holdings or any of its Subsidiaries or Affiliates, nor any officer or director of any such Person. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 10.1. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.9, 3.10 and 3.11 to the same extent as if it were a Lender (subject to the requirements and obligations of those sections including the documentary requirements in Section 3.10(e)) and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7(b) as though it were a Lender; provided such Participant shall be subject to Section 10.7(a) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non‑fiduciary agent of the Borrower and solely for tax purposes, maintain a register complying with the requirements of Section 163(f), 871(h) and 881(c)(2) of the Code and the Treasury regulations issued thereunder relating to the exemption from withholding for portfolio interest on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Term Loans or other obligations under this Agreement (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under this Agreement) except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. Unless otherwise required by the IRS, any disclosure required by the foregoing sentence shall be made by the relevant Lender directly and solely to the IRS. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. The entries in the Participant Register shall be conclusive and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(f)
A Participant shall not be entitled to receive any greater payment under Section 3.9, 3.10 or 3.11 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant had no such participation been transferred to such Participant, unless the entitlement to a greater payment results from a change in any Requirement of Law after the date such Participant became a Participant.
(g)
Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest or to any such sale or securitization; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.
(h)
Notwithstanding the foregoing, a Lender may not assign or sell participations in, its rights and obligations under this Agreement to a Disqualified Institution; provided however, (i) the Administrative Agent shall have no duty or obligation for any breach or other violation of this provision by any Lender, any assignee, any participant or any other Person, (ii) no Agent shall have any duty to take any action or to exercise any powers (discretionary or non-discretionary) in connection with any participation having been made to any Disqualified Institution and (iii) no Agent shall have any duty to disclose the fact that a participation has been made to a Disqualified Institution.
10.7
Sharing of Payments; Set-off.
(a)
Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender, if any Lender (a “Benefited Lender”) shall, at any time after the Term Loans and other amounts payable hereunder shall become due and payable pursuant to Section 8, receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a director creditor of each Loan Party in the amount of such participation to the extent provided in clause (b) of this Section 10.7.
(b)
In addition to any rights and remedies of the Lenders provided by law, subject to Section 9.11, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower, and to the extent permitted by applicable law, upon the occurrence of any Event of Default which is continuing, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. Notwithstanding the foregoing, no amount set off from any Loan Party (other than the Borrower) shall be applied to any Excluded Swap Obligations of such Loan Party (other than the Borrower).
(c)
Notwithstanding anything to the contrary contained herein, the provisions of this Section 10.7 shall be subject to the express provisions of this Agreement which require or permit differing payments to be made to Non‑Defaulting Lenders as opposed to Defaulting Lenders.

10.8
Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic mail (in “.pdf” or similar format) shall be effective as delivery of a manually executed counterpart hereof.
10.9
Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
10.10
Integration. This Agreement and the other Loan Documents represent the entire agreement of Holdings, the Borrower, the Agents and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.
10.11
GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.
10.12
Submission To Jurisdiction; Waivers. Each of the parties hereto hereby irrevocably and unconditionally:
(a)
submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;
(b)
consents that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)
agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the address set forth in Section 10.2 or on the signature pages hereof, as the case may be, or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and

(d)
agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.
10.13
Acknowledgments. The Borrower hereby acknowledges that:
(a)
it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;
(b)
each Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Loan Party, its stockholders or its affiliates, on the other. The Loan Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its stockholders or its Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Loan Party, its management, stockholders, creditors or any other Person. Each Loan Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Loan Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Loan Party, in connection with such transaction or the process leading thereto; and
(c)
no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.
10.14
Releases of Guarantees and Liens.
(a)
Notwithstanding anything to the contrary contained herein or in any other Loan Document, each of the Administrative Agent and the Collateral Agent is hereby irrevocably authorized by each Secured Party (without requirement of notice to or consent of any Secured Party except as expressly required by Section 10.1) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document (including, without limitation, (x) the release of any Subsidiary Guarantor from its obligations under the Loan Documents if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder, (y) the release from the Collateral of any assets disposed to a

Person other than a Loan Party in accordance with this Agreement and (z) the release from the Collateral of any assets of any Person that ceases to be a Subsidiary Guarantor in accordance with this Agreement ) or that has been consented to in accordance with Section 10.1; provided that no such release shall occur if (x) such Subsidiary Guarantor continues to be a guarantor in respect of any Junior Financing or (y) such Collateral continues to secure any Junior Financing or (ii) under the circumstances described in paragraph (b) below.
(b)
At such time as (i) the Term Loans and the other Obligations (other than Unasserted Contingent Obligations shall have been paid in full or Cash Collateralized and (ii) the Commitments have been terminated, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent, the Collateral Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person. At such time, the Collateral Agent shall take such actions as are reasonably necessary, at the cost of the Borrower, to effect each release described in this Section 10.14 in accordance with the relevant provisions of the Security Documents.
10.15
Confidentiality. Each Agent and each Lender agrees to keep confidential all non‑public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential in accordance with its customary procedures; provided that nothing herein shall prevent any Agent or any Lender from disclosing any such information (a) to any Agent, any other Lender, any Affiliate of a Lender or any Approved Fund (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) subject to an agreement to comply with confidentiality provisions at least as restrictive as the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Hedge Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, members, partners, agents, attorneys, accountants and other professional advisors or those of any of its affiliates (it being understood that the Person to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed (other than as a result of a disclosure in violation of this Section 10.15), (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrower of any request by any Governmental Authority or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such Governmental Authority) for disclosure of any such non‑public information prior to disclosure of such information.

10.16
WAIVERS OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
10.17
Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures any Lender could purchase the specified currency with such other currency at such Lender’s New York office on the Business Day preceding that on which final judgment is given. The obligations of the Borrower in respect of any sum due to any Lender hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender of any sum adjudged to be so due in such other currency such Lender may in accordance with normal banking procedures purchase the specified currency with such other currency; if the amount of the specified currency so purchased is less than the sum originally due to such Lender in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify the Lender against such loss, and if the amount of the specified currency so purchased exceeds the sum originally due to such Lender in the specified currency, such Lender agrees to remit such excess to the Borrower.
10.18
Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it may be required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act and the Beneficial Ownership Regulation.
10.19
Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)
the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)
the effects of any Bail-in Action on any such liability, including, if applicable:
(i)
a reduction in full or in part or cancellation of any such liability;
(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)
the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
10.20
Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedge Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.